As filed with the Securities and Exchange Commission on October 9, 1997
                                                      Registration No. 333-33601
                                                   Registration No. 333-33601-01
                                                   Registration No. 333-33601-02

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                           GST EQUIPMENT FUNDING, INC.
                                  GST USA, INC.
                          GST TELECOMMUNICATIONS, INC.
           (Exact name of Registrants as specified in their charters)


   DELAWARE                          4813                         91-1785734
   DELAWARE    (Primary Standard Industrial Classification        83-0310464
   CANADA                  Code Number)                         NOT APPLICABLE
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           GST Equipment Funding, Inc.
                                  GST USA, Inc.
                          GST Telecommunications, Inc.
                             4317 N.E. Thurston Way
                          Vancouver, Washington 98662
                                 (360) 254-4700
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------

                               DANIEL L. TRAMPUSH
                           GST EQUIPMENT FUNDING, INC.
                                  GST USA, INC.
                          GST TELECOMMUNICATIONS, INC.
                             CHIEF FINANCIAL OFFICER
                             4317 N.E. THURSTON WAY
                           VANCOUVER, WASHINGTON 98662
                                 (360) 254-4700
    (Name, address and telephone number of agent for service for registrants)

                      ------------------------------------

                                    Copy to:

                              DAVID J. ADLER, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                      ------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                                              Proposed Maximum
        Title of Each Class of                Amount to be          Proposed Maximum         Aggregate Offering         Amount of
      Securities to be Registered              Registered       Offering Price Per Note            Price            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
13 1/4% Senior Secured Exchange Notes Due      $265,000,000             $1,000                 $265,000,000           $80,303.03(2)
2007(1)
====================================================================================================================================

(1) The conditional assumption of, and the conditional guarantee of principal and interest on, the Notes is also being registered hereby.
(2) Such fee was paid with the initial filing of the registration statement.





                      ------------------------------------


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject to Completion)

DATED  OCTOBER 9, 1997

                                OFFER TO EXCHANGE
                 13 1/4% SENIOR SECURED EXCHANGE NOTES DUE 2007
                                       FOR
                                 ALL OUTSTANDING
                      13 1/4% SENIOR SECURED NOTES DUE 2007
              ($265,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                       OF
                           GST EQUIPMENT FUNDING, INC.

     WHICH, UNDER CERTAIN CIRCUMSTANCES, MAY BE ASSUMED BY GST USA, INC. AND
                   GUARANTEED BY GST TELECOMMUNICATIONS, INC.


                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                     ON __________ __, 1997, UNLESS EXTENDED

                                 --------------

         SEE "RISK FACTORS" IMMEDIATELY FOLLOWING THE PROSPECTUS SUMMARY FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES.

                                 --------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------



                   THE DATE OF THIS PROSPECTUS IS _____, 1997


                                                        (CONTINUED ON NEXT PAGE)

(COVER PAGE CONTINUED)

         GST Equipment Funding, Inc., a Delaware corporation ("GST Funding"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Exchange Offer"), to exchange $1,000 principal amount of its 13 1/4% Senior Secured Exchange Notes Due 2007 (the "New Notes") for each $1,000 principal amount of its outstanding 13 1/4% Senior Secured Notes Due 2007 (the "Old Notes"). The offer and sale of the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus constitutes a part. As of June 30, 1997, $265,000,000 aggregate principal amount of the Old Notes was outstanding. The Exchange Offer is being made pursuant to the terms of the registration rights agreement (the "Registration Rights Agreement") dated May 13, 1997, by and among GST Funding, GST USA, Inc. ("GST USA"), GST Telecommunications, Inc. ("GST"), and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Dillon, Read & Co. Inc. ("Dillon Read") and TD Securities (USA) Inc. ("TD Securities," and together with Morgan Stanley and Dillon Read, the "Placement Agents") as Placement Agents, pursuant to the terms of the Placement Agreement dated May 8, 1997, by and among GST Funding, GST USA, GST and the Placement Agents. The New Notes and the Old Notes are collectively referred to herein as the "Notes." As used herein, the term "Holder" means a holder of the Notes.

         THE NOTES ARE SENIOR, SECURED OBLIGATIONS OF GST FUNDING, AND WILL BE UNCONDITIONALLY AND IRREVOCABLY ASSUMED BY GST USA AND GUARANTEED BY GST, ON MAY 13, 2000, OR EARLIER IF PERMITTED UNDER THE TERMS OF GST USA'S AND GST'S OUTSTANDING INDEBTEDNESS. Neither GST USA nor GST will be liable on the Notes until they are assumed by GST USA. There is a substantial risk that GST USA may be unable to assume the Notes by May 13, 2000. See "Risk Factors -- Possible Inability of GST USA to Assume, GST to Guarantee and GST Funding to Redeem the Notes."

         Once the Notes are assumed by GST USA, the Notes will be senior, secured indebtedness of GST USA and GST USA's obligations under the Notes will be fully and unconditionally guaranteed on an unsubordinated basis by GST (the "Note Guarantee"). The Note Guarantee will be senior, unsecured indebtedness of GST. At June 30, 1997, GST Funding had no outstanding borrowings other than the Notes. GST Funding is a wholly-owned, special purpose finance subsidiary of GST USA, and GST USA and GST are each holding companies. GST USA is a wholly-owned subsidiary of GST that owns, directly or indirectly, the capital stock of all but three of the Company's operating subsidiaries. See "Business -- Corporate Organization"

         GST Funding will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be __________ __, 1997 [20 BUSINESS DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER], unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any aggregate minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions, which may be waived by GST Funding, and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered only in denominations of $1,000 aggregate principal amount and integral multiples thereof. GST Funding has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

         Any waiver, extension or termination of the Exchange Offer will be publicly announced by GST Funding through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

         The Notes were issued in a private placement (the "May Offering") under an indenture (the "Indenture"), dated as of May 13, 1997, by and among GST Funding, GST, GST USA and United States Trust Company of New York (in such capacity, the "Trustee"). The New Notes will be obligations of GST Funding (until they are assumed by GST USA) and are entitled to the benefits of the Indenture. The Indenture provides that GST Funding must use all of the net proceeds of the May Offering (in addition to any cash on hand) not used to refinance intercompany indebtedness on the closing date of the May Offering (the "Closing Date") to purchase United States government securities (the "Pledged Securities") and must pledge the Pledged Securities to the Trustee for the benefit of the

Holders. In addition, in consideration for GST Funding making the financing through the May Offering available to GST USA and for GST Funding facilitating the purchase of GST USA's equipment, GST USA has agreed to pay any fees or expenses incurred by GST Funding in connection therewith, and in support of such obligations GST USA has issued to GST Funding a promissory note guaranteed by GST (the "Initial Note"). The Notes are secured by a first priority security interest in the Pledged Securities and in the accounts established therefor by the Trustee (the "Pledge Account") and by a first priority security interest in the Initial Note. Upon written request from GST Funding to the Trustee, Pledged Securities (other than Interest Collateral (as hereinafter defined)) will be released from the Pledge Account to GST Funding in order to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) (collectively, "Acquired Equipment Cost") of telecommunications inventory or equipment purchased or leased by GST Funding ("Acquired Equipment"). As of June 30, 1997, the proceeds of sale of the Old Notes have been used to purchase $204.8 million of Pledged Securities and $35 million was outstanding under the Initial Note. At that date, GST Funding had refinanced approximately $41.5 million of intercompany indebtedness in respect of Acquired Equipment from such proceeds. The Notes are also secured by a first priority security interest in all Acquired Equipment held by GST Funding and, upon the sale of Acquired Equipment to GST USA or the refinancing of Acquired Equipment indebtedness, all secured intercompany notes issued by GST USA and guaranteed by GST (the "Intercompany Notes"), which will be secured by Acquired Equipment.

         The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the offer and sale of the New Notes have been registered under the Securities Act. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and GST Funding will have no further obligation to such Holders to provide for the registration under the Securities Act of the offer and sale of the Old Notes held by them. Following the completion of the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided pursuant to the Registration Rights Agreement. See "The Exchange Offer."

         The Notes will mature on May 13, 2007. Interest on the Notes will be paid in cash at a rate of 13 1/4% per annum on each May 1 and November 1, commencing November 1, 1997.

         The Notes will be redeemable at the option of GST USA, in whole or in part, at any time or from time to time, on or after May 1, 2002, initially at 106.625% of their principal amount, plus accrued and unpaid interest, declining ratably to 100% of their principal amount, plus accrued and unpaid interest on or after May 1, 2004. If on May 13, 2000 GST USA is prohibited by its outstanding indebtedness from assuming all of the Notes, GST Funding will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Notes that cannot be assumed, at 101% of their principal amount plus accrued and unpaid interest to the date of redemption. In addition, upon a Change of Control (as hereinafter defined), GST Funding or GST USA, as the case may be, will be required to make an offer to purchase the Notes at a purchase price equal to 101% of their principal amount plus accrued interest. See "Description the New Notes -- Mandatory Redemption," "-- Optional Redemption," and "-- Repurchase of Notes Upon Change of Control."


         Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
1991) and Shearman & Sterling (available July 2, 1993), GST Funding believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder thereof other than (i) a broker-dealer who purchased such Old Notes directly from GST Funding to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of GST Funding, GST USA or GST, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes who tender in the Exchange Offer with the intention to participate in a distribution of the New Notes may not rely upon the position of the staff of the Commission enunciated in the above-referenced no-action letters, and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the

Securities Act in connection with a secondary resale transaction. Holders of Old Notes wishing to participate in the Exchange Offer must represent to GST Funding in the Letter of Transmittal that such conditions have been met.


         Each broker-dealer (other than an "affiliate" of GST Funding, GST USA or GST) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. GST Funding has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of GST Funding, GST or GST USA may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


         The New Notes constitute a new issue of securities with no established trading market. GST Funding is seeking to list the Old Notes on the Luxembourg Stock Exchange. GST Funding does not intend to list the New Notes on any United States securities exchange or to seek approval for quotation through any automated quotation system. GST Funding has been advised by the Placement Agents that, following completion of the Exchange Offer, they currently intend to make a market in the New Notes; however, the Placement Agents are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time. The Placement Agents may act as principal or agent in such transactions. There can be no assurance that an active trading market for the New Notes will develop. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected.

         This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of Old Notes as of _____________ __, 1997.

         GST Funding will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus and the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized by GST Funding, GST USA, GST or the Exchange Agent (as defined herein). This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the New Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct at any time subsequent to its date.

                           ---------------------------

                                TABLE OF CONTENTS

                                                                   PAGE

AVAILABLE INFORMATION.................................................2
INCORPORATION OF CERTAIN DOCUMENTS
    BY REFERENCE......................................................2
PROSPECTUS SUMMARY....................................................4
RISK FACTORS.........................................................15
THE EXCHANGE OFFER...................................................29
USE OF PROCEEDS......................................................35
SELECTED FINANCIAL DATA..............................................36
MANAGEMENT'S DISCUSSION AND
    ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS....................................... 41
BUSINESS.............................................................50
CERTAIN TRANSACTIONS.................................................65
DESCRIPTION OF THE NEW NOTES.........................................68
DESCRIPTION OF INDEBTEDNESS AND
    REDEEMABLE PREFERRED SHARES......................................98
CERTAIN UNITED STATES FEDERAL
    INCOME TAX CONSIDERATIONS.......................................103
PLAN OF DISTRIBUTION................................................108
LEGAL MATTERS.......................................................108
EXPERTS.............................................................109
INDEX TO FINANCIAL STATEMENTS.......................................F-1

                           ---------------------------

                              AVAILABLE INFORMATION

         GST Funding, GST USA and GST have filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the New Notes offered in the Exchange Offer. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. For further information pertaining to GST Funding, GST USA, GST and the New Notes offered in the Exchange Offer, reference is made to such Registration Statement, including the exhibits and schedules thereto and the financial statements, notes and schedules filed as a part thereof. The Registration Statement (and the exhibits and schedules thereto) may be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of all or any portion of the Registration Statement and the exhibits thereto at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549. In addition, registration statements and other filings made with the Commission through its Electronic Data
Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.


         GST and GST USA are, and upon effectiveness of this Registration Statement GST Funding will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. GST's common shares, without par value (the "Common Shares") are listed on the American Stock Exchange, Inc. (the "AMEX") and such reports and other information may also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

         The Indenture requires GST Funding, or GST USA once the Notes are assumed, and GST to file with the Commission the annual, quarterly and other reports required by Sections 13(a) and 15(d) of the Exchange Act, regardless of whether such Sections are applicable to GST Funding, GST USA or GST. GST Funding or GST USA, as the case may be, and GST will supply without cost to each Holder of Notes, and file with the Trustee under the Indenture, copies of the audited financial statements, quarterly reports and other reports that GST Funding or GST USA, as the case may be, and GST are required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         GST's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended on Form 10-K/A on January 28, 1997 , September 16, 1997 and October 7, 1997, Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997, as amended on Form 10-Q/A on August 5 and 6, 1997 and June 30, 1997 and Current Reports on Form 8-K dated September 30, 1997,
September 9, 1997, May 31, 1997, February 28, 1997 and October 17, 1996 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents filed by GST pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act, subsequently filed by GST prior to the termination of this Exchange Offer, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         GST hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to GST Telecommunications, Inc. at 4317 N.E. Thurston Way, Vancouver, Washington 98662, Attention: Chief Financial Officer. Oral requests should be directed to such individual (telephone number (360) 254-4700).


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by GST Funding, GST USA or GST. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL GST FUNDING ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.


         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM GST TELECOMMUNICATIONS, INC. AT 4317 N.E. THURSTON WAY, VANCOUVER, WA 98662, ATTENTION: CHIEF FINANCIAL OFFICER, (360) 254-4700. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE ON OR BEFORE ________, 1997 [FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE].

                               PROSPECTUS SUMMARY

         THE FOLLOWING PROSPECTUS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" MEANS THE CONSOLIDATED BUSINESS OPERATIONS OF GST AND ITS SUBSIDIARIES, INCLUDING GST FUNDING AND GST USA; THE TERMS "FISCAL" AND "FISCAL YEAR" REFER TO THE COMPANY'S FISCAL YEARS INCLUDING THE 13 MONTHS ENDED
SEPTEMBER 30, 1994 ("FISCAL 1994"), THE FISCAL YEAR ENDED SEPTEMBER 30, 1995("FISCAL 1995"), THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 ("FISCAL 1996") AND THE FISCAL YEAR ENDING SEPTEMBER 30, 1997 ("FISCAL 1997"); THE TERM "YEAR" REFERS TO CALENDAR YEAR; AND, UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS ARE IN U.S. DOLLARS. INDUSTRY FIGURES WERE OBTAINED FROM REPORTS PUBLISHED BY THE FEDERAL COMMUNICATIONS COMMISSION (THE "FCC"), THE U.S. DEPARTMENT OF COMMERCE AND OTHER INDUSTRY SOURCES, ALL OF WHICH THE COMPANY HAS NOT INDEPENDENTLY VERIFIED. AS USED IN THIS PROSPECTUS, THE TERM "ISSUER" MEANS GST FUNDING UNTIL GST USA BECOMES THE OBLIGOR ON THE NOTES, AFTER WHICH THE TERM "ISSUER" MEANS GST USA. CERTAIN INFORMATION CONTAINED IN THIS SUMMARY AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND INFORMATION WITH REGARD TO THE COMPANY'S PLANS AND STRATEGY FOR ITS BUSINESS AND RELATED FINANCING, ARE FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," INCLUDING THE RISKS RELATING TO HISTORICAL AND ANTICIPATED OPERATING LOSSES AND NEGATIVE EBITDA.


                                   THE COMPANY

         The Company provides a broad range of integrated telecommunications products and services, primarily to customers located in the western continental United States and Hawaii. As a competitive local exchange carrier ("CLEC"), the Company operates state-of-the-art, digital telecommunications networks that provide an alternative to incumbent local exchange carriers ("ILECs"). The Company provides, through its established sales channels, telecommunications services that include long distance, Internet and data transmission services and recently introduced local dial tone services. The Company also produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities through its equipment subsidiary, NACT Telecommunications, Inc. ("NACT").


         The Company's digital networks currently serve cities in Arizona, California, Hawaii, New Mexico, Texas and Washington. In addition, the Company has networks under construction which, when completed, will expand its regional footprint to Oregon. Management believes that the Company has an opportunity to leverage its network infrastructure and service capabilities to provide customers with a complete solution to their telecommunications requirements. The Telecommunications Act of 1996 (the "Telecommunications Act") and state regulatory initiatives have substantially changed the telecommunications regulatory environment in the United States. As a result of these regulatory changes, the Company is permitted in certain states to provide local dial tone in addition to its existing telecommunications service offerings. In order to capitalize on these opportunities, the Company has accelerated the development of additional networks within its region while significantly expanding its product and service offerings, primarily with respect to the provision of local services.

         GST USA is a wholly-owned subsidiary of the Company that owns, directly or indirectly, the capital stock of all but three of the Company's operating subsidiaries. GST Funding is a wholly-owned, special purpose finance subsidiary of the Company, formed to issue the Old Notes and to purchase equipment with the proceeds of the May Offering. GST Funding acts as a purchasing agent for GST USA and sells to GST USA the equipment it purchases. Ultimately, such equipment is leased to the operating subsidiaries of the Company by GST USA. See "Business -- Corporate Organization."


TELECOMMUNICATIONS NETWORK STRATEGY

         The Company's network strategy is to continue to develop and expand its network infrastructure to ultimately assemble, through a combination of owned and leased facilities and joint ventures, an integrated regional network for the on-net provision of CLEC services including local, long distance, Internet access and data services. The Company will continue to focus on the western United States in order to take advantage of its strategically advantageous position in California and Hawaii and the substantial telecommunications traffic that exists among the western United States, Mexico, the Pacific Rim and western Canada.

TELECOMMUNICATIONS SERVICES STRATEGY

         In conjunction with its network expansion, the Company has developed a strategy to leverage its existing infrastructure, customer base and experience by providing a broad range of integrated telecommunications services to meet the voice and data needs of its end-user customers. The Company's sales force primarily focuses on business, government and academic end-users within its region that have significant telecommunications requirements. To meet these customers' needs, the Company offers a number of telecommunications services including:

         LOCAL SERVICES. The Company plans to continue to install switching equipment in its operational networks, in markets where it is constructing networks and in certain other cities where the Company will rely on ILEC facilities for transmission, as demand warrants. Once a switch is operational, where regulatory conditions permit, the Company intends to offer local dial tone, in addition to enhanced services such as ISDN, Centrex, voice mail and other custom calling features.

         LONG DISTANCE SERVICES. The Company offers basic and enhanced long distance services, such as toll free, calling card, prepaid calling card and international call back services, targeting primarily business customers purchasing between $200 and $15,000 of services per month as well as resellers and other carriers. The Company has recently expanded its long distance products and services through the acquisition of Action Telcom Co. ("Action Telcom"), Call America Business Communications Corp. (subsequently renamed GST Call America) and certain of its affiliated companies (collectively, "GST Call America"), TotalNet Communications Inc. ("TotalNet") and the business of Texas-Ohio Communications, Inc. and affiliated companies (collectively, "Texas-Ohio"). These acquisitions provide additional sales distribution channels in areas in and around the Company's existing and planned networks. The Company intends to continue to pursue acquisitions of long distance carriers.

         INTERNET SERVICES. In March 1996, the Company acquired the business of Reservations, Inc. d/b/a Hawaii On Line ("Hawaii On Line"), the largest Internet access provider in Hawaii. The Company is also presently providing Internet services to customers in Portland and Vancouver (Washington). In addition to providing Internet access, the Company presently offers Internet-related services such as World Wide Web ("Web") site development and hosting, provides electronic data interchange ("EDI") services and is in the process of developing various Internet software applications. Management believes that these services will become an important component of the Company's overall product offerings and intends to continue to expand its Internet access and service business to other markets.

         DATA SERVICES. The Company offers national and international frame relay services on its own frame relay network and through an interconnection agreement with Intermedia Communications Inc. ("Intermedia"). Under this agreement, the Company and Intermedia have agreed to link their data networks and terminate one another's traffic. The Company plans to offer additional services including asynchronous transfer mode ("ATM"), high speed LAN connectivity, video conferencing, multimedia networking and other bandwidth intensive applications.

         The Company is expanding its telecommunications services business through internal development and will continue to explore opportunities for further expansion by acquisitions and joint ventures.

MANUFACTURING

         The Company, through its equipment subsidiary, NACT, produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. NACT's customers include long distance carriers, prepaid debit (calling) card and prepaid cellular network operators, international callback/reorigination providers and other specialty telecommunications service providers. NACT's products and services include the recently introduced STX application switching platform (the "STX"), the NTS telemanagement and billing system (the "NTS") and facilities management services. In March 1997, NACT completed an initial public offering of its common stock (the "NACT Offering"), pursuant to which the Company and NACT sold one million and two million shares, respectively, of NACT's common stock, resulting in gross proceeds to the Company and NACT of $10 million and $20 million, respectively. As a result of the NACT Offering, the Company's interest in NACT has been reduced to approximately 63%.

FINANCING PLAN


         The Company has historically funded its capital expenditures, acquisitions, working capital requirements and operating losses from public and private offerings of its Common Shares, notes and warrants to purchase Common Shares and from funds made available under agreements (the "Tomen Facility") with Tomen America, Inc. ("Tomen America"), a subsidiary of Tomen Corporation (and together with Tomen America and their affiliates, "Tomen"), an international trading company. Under the Tomen Facility, Tomen agreed to make available up to a total of $100.0 million of financing, on a project-by-project basis, for the construction and development of networks. At June 30, 1997, Tomen had provided or agreed to provide the Company with $34.5 million of financing under the Tomen Facility and Tomen had purchased 1,449,074 Common Shares and warrants to purchase 171,155 additional Common Shares. On September 30, 1997, Tomen provided the Company with an additional $40.5 million of financing under the Tomen Facility for the Hawaiian inter-island submarine network and various terrestrial installations and in connection with such financing purchased additional Common Shares and warrants to purchase Common Shares. See "Description of Certain Indebtedness and Redeemable Preferred Shares -- Tomen Facility."


         In December 1995, the Company sold units consisting in the aggregate of $312.4 million principal amount at maturity of 13 7/8% Senior Discount Notes due 2005 of GST USA (the "Senior Notes") guaranteed by GST and $39.1 million principal amount at maturity of 13 7/8% Convertible Senior Subordinated Discount Notes due 2005 of GST (the "Convertible Notes" and, together with the Senior Notes, the "1995 Notes") guaranteed by GST USA, receiving gross proceeds of approximately $180.0 million (the "1995 Notes Offering"). See "Description of Certain Indebtedness and Redeemable Preferred Shares -- Senior Notes and Convertible Notes."

         In September 1996, the Company entered into a Switching Products Sales Agreement (the "Siemens Sales Agreement") with Siemens Stromberg-Carlson ("Siemens"), pursuant to which the Company may purchase switching and related equipment and software from Siemens. The Company also entered into a Loan and Security Agreement with Siemens (the "Siemens Loan Agreement") that provides for up to an aggregate of $226.0 million of loans to finance the purchase of Siemens equipment and certain equipment from other suppliers, of which $116.0 million is presently available to the Company. The Company may seek to increase the amount available up to $226.0 million on an as-needed basis, subject to the negotiation and execution of mutually satisfactory documentation. In August 1996, the Company entered into a Network Products Purchase Agreement (the "Nortel Purchase Agreement") with Northern Telecom Inc. ("Nortel"), pursuant to which the Company has agreed to purchase switching and related equipment and software from Nortel. In December 1996, the Company entered into a $50.0 million equipment loan and security agreement (the "NTFC Loan Agreement") with NTFC Capital Corporation
("NTFC") to finance the purchase of Nortel equipment and products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Certain Indebtedness and Redeemable Preferred Shares -- Equipment Financing."

         In October 1996, the Company completed a private placement of 2,000,000 special warrants (the "Special Warrants") at a purchase price of $11.125 per Special Warrant (the "Special Warrant Offering"). Each Special Warrant is exercisable for one Common Share and one-half of one underlying warrant (each an "Underlying Warrant"), and all of such Special Warrants have been exercised. Each Underlying Warrant entitles the holder to purchase one additional Common Share for a purchase price of $13.00 for one year from the date of issuance. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources."

         In February 1997, the Company consummated a private placement (the "Princes Gate Investment") of $50.0 million of Series A Preference Shares (the "Redeemable Preferred Shares") with an affiliate of Princes Gate Investors II, L.P. ("Princes Gate"). Princes Gate is a limited partnership consisting of an affiliate of Morgan Stanley and certain private investors. The Redeemable
Preferred Shares, which are convertible into Common Shares at any time after February 28, 2000 at an imputed conversion price of $11.375 per Common Share, will not pay dividends, except to the extent cash dividends are paid on Common Shares. In addition, the liquidation and redemption prices of the Redeemable Preferred Shares will accrete at a semi-annual rate of 11 7/8%. On February 28, 2004 and under certain circumstances, the Redeemable Preferred Shares will also be subject to mandatory conversion or redemption, provided that to the extent the Company is prohibited from paying the redemption price in cash, holders of Redeemable Preferred Shares may elect to convert such shares into Common Shares and if such election is not made, the Company may extend the mandatory redemption date to August 28, 2007. See "Description of Certain Indebtedness and Redeemable Preferred Shares -- Redeemable Preferred Shares."


         The Company anticipates making substantial capital expenditures in the future. The majority of these expenditures is expected to be made for network construction and the purchase of switches and related equipment to facilitate the offering of the Company's services. The Company believes that the net proceeds of the May Offering, the Special Warrant Offering, the NACT Offering and the Princes Gate Investment, other securities offerings, if any, consummated in the future, together with cash on hand and borrowings expected to be available under the Tomen Facility and the equipment financing arranged with Siemens and NTFC, will provide sufficient funds for the Company to expand its business as presently planned and to fund its operating expenses through June 1998. Thereafter, the Company expects to require additional financing. The extent of additional financing required will depend upon the rate of the Company's expansion and the success of the Company's businesses. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on acceptable terms or within the limitations contained in the Tomen Facility, the indentures under which the 1995 Notes were issued (the "1995 Indentures"), existing equipment financing facilities, the indenture under which the Notes are to be issued or in any future financing arrangements. See "Risk Factors -- Significant Capital Requirements," "Use of Proceeds," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


RECENT DEVELOPMENTS

         In May 1997, GST Funding sold $265,000,000 of the Old Notes pursuant to the Indenture in the May Offering. Of the net proceeds of the May Offering, as of June 30, 1997 approximately $93.8 million was used to purchase Pledged Securities to fund the first six scheduled interest payments on the Notes, approximately $54.3 million was used to purchase Acquired Equipment ($41.5 million of which was used to refinance intercompany indebtedness), and the balance will be used to finance the purchase and installation of Acquired Equipment such as fiber optic cable, switches and other related equipment. See "Description of the New Notes."

         Effective May 31, 1997, the Company acquired Action Telcom by means of a merger (the "Action Telcom Merger"), whereby Action Telcom was merged with and into GST Action Telecom, Inc. ("GST Action Telecom"), a wholly-owned subsidiary of the Company. On the date of the closing of the Action Telcom Merger (the "Action Telcom Closing Date"), the Company delivered to the former shareholders of Action Telcom (the "Action Telcom Shareholders") (i) an aggregate of 903,000 Common Shares, (ii) $1,290,000 in cash and (iii) promissory notes in the aggregate principal amount of $2,580,000, bearing interest at a rate of 8.5% per annum, payable as to one-half of the aggregate principal amount thereof on each of the first and second anniversaries of the Action Telcom Closing Date. Additional Common Shares will be issued to the Action Telcom Shareholders on each of the first and second anniversaries of the Action Telcom Closing Date if the average closing sale price of a Common Share on the AMEX (or the Company's then principal trading market) does not exceed $10.00 for the 10 consecutive trading days ending three trading days prior to each such anniversary. Action Telcom is a facilities-based telecommunications company located in Abilene, Texas that operates its own network and switching equipment, originating and terminating its own traffic principally in Texas.


         On September 30, 1997, Tomen provided the Company with $40.5 million of debt financing for the Company's Hawaiian inter-island submarine network and various other terrestrial installations. The fully operational inter-island submarine network is the first to connect six of the major Hawaiian islands. The terrestrial installations, which are in progress, include a fiber optic backbone across the island of Hawaii, a cable plant on Maui and three fiber optic rings on Ohau. In connection with such financing, the Company entered into a credit agreement with Tomen containing substantially similar terms as those previously entered into under the Tomen Facility, except that the loan will amortize in 22 quarterly installments beginning two and one half years after the date financing was provided.

         On September 30, 1997, the Company announced that it had retained Hambrecht & Quist LLC to explore alternatives for monetizing its 63% interest in NACT, including a potential sale of some or all of its shares of NACT's capital stock to one or more strategic investors. Management of the Company has determined to focus its capital resources and attention on its CLEC services business. The Company also indicated its intention to invest the proceeds from the sale of its position in NACT to further enhance its position in its core operations.

         The  Company's  principal  executive  offices  are located at 4317 N.E.
Thurston  Way,  Vancouver,  Washington  98662  and its  phone  number  is  (360)
254-4700.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer..........................Pursuant to the Exchange Offer,  New
                                            Notes will be issued in exchange for
                                            outstanding    Old   Notes   validly
                                            tendered  and  not  withdrawn.   The
                                            aggregate  principal  amount  of the
                                            New  Notes  will be equal to that of
                                            the Old  Notes and will be issued in
                                            denominations of $1,000 in principal
                                            amount and any integral  multiple of
                                            $1,000   in  excess   thereof.   GST
                                            Funding  will  issue  New  Notes  to
                                            tendering  Holders  of Old  Notes as
                                            promptly  as  practicable  after the
                                            Expiration Date.


Resale   ...................................Based  on an  interpretation  by the staff of the Commission set forth in
                                            no-action  letters  issued  to third
                                            parties,  GST Funding  believes that
                                            the New Notes issued pursuant to the
                                            Exchange  Offer in exchange  for Old
                                            Notes  may be  offered  for  resale,
                                            resold and otherwise  transferred by
                                            any  Holder   thereof   (other  than
                                            broker-dealers,  as set forth below,
                                            and  any  such  Holder  that  is  an
                                            "affiliate"  (within  the meaning of
                                            Rule 405 under the  Securities  Act)
                                            of GST  Funding,  GST  USA  or  GST)
                                            without    compliance    with    the
                                            registration and prospectus delivery
                                            provisions  of the  Securities  Act,
                                            provided  that  such New  Notes  are
                                            acquired in the  ordinary  course of
                                            such Holder's business and that such
                                            Holder   has   no   arrangement   or
                                            understanding  with  any  person  to
                                            participate in the  distribution  of
                                            such New Notes.  Each  broker-dealer
                                            (other  than  an  affiliate  of  GST
                                            Funding,   GST  USA  or  GST)   that
                                            receives   New  Notes  for  its  own
                                            account  in  exchange  for Old Notes
                                            that  were  acquired  as a result of
                                            market-making   or   other   trading
                                            activity  must  acknowledge  that it
                                            will   deliver   a   prospectus   in
                                            connection  with any  resale of such
                                            New Notes. The Letter of Transmittal
                                            states that by so acknowledging  and
                                            delivering   a   prospectus,    such
                                            broker-dealer  will not be deemed to
                                            admit  that  it is an  "underwriter"
                                            within the meaning of the Securities
                                            Act. This  Prospectus,  as it may be
                                            amended or supplemented from time to
                                            time,    may   be   used   by   such
                                            broker-dealer   in  connection  with
                                            resales  of New  Notes  received  in
                                            exchange  for Old Notes  where  such
                                            New  Notes  were  acquired  by  such
                                            broker-dealer   as   a   result   of
                                            market-making  activities  or  other
                                            trading activities.  GST Funding has
                                            agreed  that,  for a  period  of 180
                                            days after the  Expiration  Date, it
                                            will make this Prospectus  available
                                            to any such broker-dealer for use in
                                            connection with any such resale. See
                                            "Plan of  Distribution."  Any Holder
                                            who  tenders in the  Exchange  Offer
                                            with the  intention to  participate,
                                            or for the purpose of participating,
                                            in a  distribution  of the New Notes
                                            or  who  is  an   affiliate  of  GST
                                            Funding, GST USA or GST may not rely
                                            on the  position of the staff of the
                                            Commission   enunciated   in   EXXON
                                            CAPITAL     HOLDINGS     CORPORATION
                                            (available  May 13,  1988) ,  MORGAN
                                            STANLEY    &    CO.     INCORPORATED
                                            (available   June   5,   1991)   and
                                            SHEARMAN & STERLING  (available July
                                            2, 1993) and,  in the  absence of an
                                            exemption  therefrom,   must  comply
                                            with the registration and prospectus
                                            delivery    requirements    of   the
                                            Securities Act in connection  with a
                                            secondary    resale     transaction.
                                            Failure   to   comply    with   such
                                            requirements  in such  instance  may
                                            result  in  such  Holder   incurring
                                            liabilities under the Securities Act
                                            for
                                            which the Holder is not  indemnified
                                            by GST Funding, GST USA or GST.

                                            The Exchange Offer is not being made
                                            to,  nor  will  GST  Funding  accept
                                            surrenders   for   exchanges   from,
                                            Holders   of   Old   Notes   in  any
                                            jurisdiction  in which this Exchange
                                            Offer  or  the  acceptance   thereof
                                            would not be in compliance  with the
                                            securities  or blue sky laws of such
                                            jurisdiction.

Expiration Date.............................5:00 p.m.,  New York City  time,  on
                                            _______ __, 1997 [20  BUSINESS  DAYS
                                            AFTER  COMMENCEMENT  OF THE EXCHANGE
                                            OFFER], unless the Exchange Offer is
                                            extended,  in  which  case  the term
                                            "Expiration  Date"  means the latest
                                            date and time to which the  Exchange
                                            Offer is extended. Any extension, if
                                            made,  will  be  publicly  announced
                                            through a  release  to the Dow Jones
                                            News   Service   and  as   otherwise
                                            required   by   applicable   law  or
                                            regulations.

Conditions to the
  Exchange Offer............................The  Exchange  Offer is  subject  to certain  conditions,  which  may  be
                                            waived  by  GST  Funding.  See  "The
                                            Exchange  Offer -- Conditions to the
                                            Exchange  Offer." The Exchange Offer
                                            is not conditioned  upon any minimum
                                            principal  amount of Old Notes being
                                            tendered.

Procedures for Tendering Old Notes..........Each Holder of Old Notes  wishing to
                                            accept  the   Exchange   Offer  must
                                            complete,  sign and date the  Letter
                                            of   Transmittal,   or  a  facsimile
                                            thereof,   in  accordance  with  the
                                            instructions  contained  herein  and
                                            therein,   and  mail  or   otherwise
                                            deliver  the Letter of  Transmittal,
                                            or  a  facsimile  thereof,  together
                                            with the Old  Notes to be  exchanged
                                            and any other required documentation
                                            to United  States  Trust  Company of
                                            New York, as Exchange  Agent, at the
                                            address   set   forth   herein   and
                                            therein.  By  executing  a Letter of
                                            Transmittal,    each   Holder   will
                                            represent  to GST  Funding,  GST USA
                                            and GST that,  among  other  things,
                                            the New Notes  acquired  pursuant to
                                            the   Exchange   Offer   are   being
                                            obtained in the  ordinary  course of
                                            business  of  the  person  receiving
                                            such New Notes,  whether or not such
                                            person is the Holder,  that  neither
                                            the Holder nor any such other person
                                            has any arrangement or understanding
                                            with any  person to  participate  in
                                            the  distribution  of such New Notes
                                            and that  neither the Holder nor any
                                            such other person is an "affiliate,"
                                            as  defined  in Rule 405  under  the
                                            Securities Act, of GST Funding,  GST
                                            USA or GST.

Special Procedures for
  Beneficial Owners.........................Any beneficial owner whose Old Notes are  registered  in  the  name  of a
                                            broker,  dealer,   commercial  bank,
                                            trust  company or other  nominee and
                                            who wishes to tender in the Exchange
                                            Offer should contact such registered
                                            Holder  promptly and  instruct  such
                                            registered  Holder to tender on such
                                            beneficial  owner's behalf.  If such
                                            beneficial owner wishes to tender on
                                            his  own  behalf,   such  beneficial
                                            owner must,  prior to completing and
                                            executing the Letter of  Transmittal
                                            and delivering his Old Notes, either
                                            make  appropriate   arrangements  to
                                            register  ownership of the Old Notes
                                            in such
                                            owner's  name or  obtain a  properly
                                            completed   bond   power   from  the
                                            registered  Holder.  The transfer of
                                            registered    ownership   may   take
                                            considerable  time  and  may  not be
                                            able to be  completed  prior  to the
                                            Expiration Date.

Guaranteed Delivery Procedures..............Holders  of Old  Notes  who  wish to tender  such Old Notes and whose Old
                                            Notes are not immediately  available
                                            or  who  cannot  deliver  their  Old
                                            Notes  and  a   properly   completed
                                            Letter of  Transmittal  or any other
                                            documents  required by the Letter of
                                            Transmittal  to the  Exchange  Agent
                                            prior  to the  Expiration  Date  may
                                            tender their Old Notes  according to
                                            the guaranteed  delivery  procedures
                                            set forth in "The Exchange  Offer --
                                            Procedures for Tendering."

Acceptance of Old Notes and
  Delivery of New Notes.....................Subject  to certain  conditions  (as
                                            described   more   fully   in   "The
                                            Exchange  Offer -- Conditions to the
                                            Exchange  Offer"),  GST Funding will
                                            accept for  exchange any and all Old
                                            Notes that are properly  tendered in
                                            the    Exchange    Offer   and   not
                                            withdrawn,  prior to 5:00 p.m.,  New
                                            York City  time,  on the  Expiration
                                            Date. The New Notes issued  pursuant
                                            to  the   Exchange   Offer  will  be
                                            delivered as promptly as practicable
                                            following the Expiration Date.

Withdrawal Rights...........................Subject to the  conditions set forth herein,  tenders of Old Notes may be
                                            withdrawn  at any time prior to 5:00
                                            p.m.,  New York  City  time,  on the
                                            Expiration  Date.  See "The Exchange
                                            Offer -- Withdrawal of Tenders."

Certain United States Federal Income Tax
  Considerations............................The   exchange   pursuant   to   the
                                            Exchange Offer should not constitute
                                            a taxable exchange for United States
                                            federal  income tax  purposes.  Each
                                            such New Note  should be  treated as
                                            having been originally issued at the
                                            time the Old Note exchanged therefor
                                            was originally  issued. See "Certain
                                            United  States  Federal  Income  Tax
                                            Considerations."

Exchange Agent..............................United  States Trust  Company of New
                                            York,    the   Trustee   under   the
                                            Indenture,  is serving  as  exchange
                                            agent  (the  "Exchange   Agent")  in
                                            connection  with the Exchange Offer.
                                            For information  with respect to the
                                            Exchange Offer, the telephone number
                                            for  the  Exchange  Agent  is  (800)
                                            548-6565  and the  facsimile  number
                                            for  the  Exchange  Agent  is  (212)
                                            420-6152.

SEE "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION CONCERNING THE TERMS OF THE EXCHANGE OFFER.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

         The Exchange Offer applies to $265,000,000 aggregate principal amount of Old Notes. The form and terms of the New Notes will be the same in all material respects as the form and terms of the Old Notes, except that the offer and sale of the New Notes will be registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof. Upon consummation of the Exchange Offer, none of the Notes will be entitled to registration rights under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding. See "Description of the New Notes."

Issuer   ...................................GST Equipment Funding, Inc.

Maturity Date...............................May 13, 2007

Securities Offered..........................$265,000,000   aggregate   principal
                                            amount  of 13  1/4%  Senior  Secured
                                            Exchange Notes Due 2007.

Interest ...................................Interest  on the Notes is payable in cash at a rate of 13 1/4% per  annum
                                            on  May 1  and  November  1 of  each
                                            year, commencing November 1, 1997.

Security ...................................The New Notes will be  identical  in all  material  respects to the forms
                                            and terms of the  corresponding  Old
                                            Notes.  The Notes are  secured  by a
                                            first priority  security interest in
                                            the  Pledged  Securities  and in the
                                            Pledge   Account   and  by  a  first
                                            priority  security  interest  in the
                                            Initial Note.

                                            Upon   written   request   from  GST
                                            Funding  to  the  Trustee,   Pledged
                                            Securities will be released from the
                                            Pledge  Account  in order to finance
                                            the   cost    (including,    without
                                            limitation,   the  cost  of  design,
                                            development,           construction,
                                            acquisition,     installation     or
                                            integration)  of Acquired  Equipment
                                            (the  "Acquired   Equipment  Cost");
                                            provided  that the  cost of  design,
                                            development,           construction,
                                            installation  and integration of the
                                            Acquired  Equipment shall not exceed
                                            50%   of  the   aggregate   Acquired
                                            Equipment Cost. Immediately upon the
                                            acquisition    of    any    Acquired
                                            Equipment,  GST Funding must grant a
                                            first priority  security interest in
                                            such   Acquired   Equipment  to  the
                                            Trustee   for  the  benefit  of  the
                                            holders of the  Notes.  GST USA will
                                            purchase the Acquired Equipment from
                                            GST Funding  for an amount  equal to
                                            the Acquired Equipment Cost and will
                                            issue a  senior  secured  promissory
                                            note  guaranteed by GST in an amount
                                            equal to the Acquired Equipment Cost
                                            payable   to   GST    Funding    (an
                                            "Intercompany      Note").      Each
                                            Intercompany Note will mature on May
                                            13,  2000.  GST Funding will grant a
                                            first priority  security interest in
                                            all   Intercompany   Notes   to  the
                                            Trustee   for  the  benefit  of  the
                                            holders  of the Notes.  The  Trustee
                                            and the holders of the Notes will be
                                            entitled  to   foreclose   upon  the
                                            Initial Note, the Intercompany Notes
                                            and the Acquired  Equipment upon the
                                            occurrence  of an Event  of  Default
                                            under the Notes.  See "Risk  Factors
                                            --    Insufficiency    of   Acquired
                                            Equipment  to Satisfy the Notes upon
                                            Liquidation."

Optional Redemption.........................The Notes will be  redeemable at the option  of GST  USA,  in whole or in
                                            part,  at any  time or from  time to
                                            time,  on  or  after  May  1,  2002,
                                            initially   at   106.625%  of  their
                                            principal  amount,  plus accrued and
                                            unpaid interest,  declining  ratably
                                            to 100% of their  principal  amount,
                                            plus accrued and unpaid  interest on
                                            or   after   May   1,   2004.    See
                                            "Description   of   the   Notes   --
                                            Optional Redemption."

Mandatory Redemption
  and Change of Control.....................If  on  May  13,  2000  GST  USA  is
                                            prohibited  by the  1995  Indentures
                                            from assuming all of the Notes,  GST
                                            Funding will  redeem,  upon not less
                                            than  10  nor  more  than  30  days'
                                            notice,  the  portion  of the  Notes
                                            that cannot be  assumed,  at 101% of
                                            their principal  amount plus accrued
                                            and unpaid  interest  to the date of
                                            redemption.

                                            Upon  a  Change  of   Control,   GST
                                            Funding or GST USA,  as the case may
                                            be,  will  be  required  to  make an
                                            offer  to  purchase  the  Notes at a
                                            purchase  price  equal  to  101%  of
                                            their principal  amount plus accrued
                                            interest.  See  "Description  of the
                                            New Notes --  Mandatory  Repurchase"
                                            and "--  Repurchase  of  Notes  Upon
                                            Change of Control."

                                            In the event that the New Notes were
                                            required  to be  redeemed  due  to a
                                            mandatory  redemption or repurchased
                                            due to a Change of  Control  and GST
                                            Funding  were  unable  to  redeem or
                                            repurchase  the  New  Notes,  as the
                                            case may be, the  result  would be a
                                            default  under the  Indenture.  Such
                                            default      would     result     in
                                            cross-defaults    under   the   1995
                                            Indentures,  the Tomen Facility, the
                                            Siemens Loan  Agreement and the NTFC
                                            Loan Agreement and the  indebtedness
                                            thereunder would be accelerated.  As
                                            of June  30,  1997,  $221.1  million
                                            accreted  value  of 1995  Notes  was
                                            outstanding   and  the  Company  had
                                            incurred     $32.3     million    of
                                            outstanding  indebtedness  under the
                                            Tomen  Facility,   $4.5  million  of
                                            indebtedness  under the Siemens Loan
                                            Agreement   and  $44.6   million  of
                                            outstanding  indebtedness  under the
                                            NTFC  Loan  Agreement.   If  such  a
                                            default  were to occur  prior to the
                                            time  GST  USA   becomes   a  direct
                                            obligor on the New  Notes,  the sole
                                            obligor   thereunder  would  be  GST
                                            Funding,  which  will have no assets
                                            other than the  collateral  securing
                                            the Notes.  Upon foreclosure after a
                                            default   upon   the   Notes,   such
                                            collateral  may not be sufficient to
                                            repay all  amounts due on the Notes.
                                            If  such a  default  were  to  occur
                                            after  the time GST USA  becomes  an
                                            obligor on the Notes,  such  default
                                            would    permit   the   holders   of
                                            substantially  all of the  Company's
                                            indebtedness   to   accelerate   the
                                            maturity thereof.

Conditional Guarantee.......................If  and  when  the  New   Notes  are
                                            assumed   by  GST  USA,   GST  USA's
                                            obligations under the New Notes will
                                            be   fully    and    unconditionally
                                            guaranteed   on  an   unsubordinated
                                            basis  by  GST.  However,  the  Note
                                            Guarantee  shall not be  enforceable
                                            against  GST in an  amount in excess
                                            of the net  worth of GST at the time
                                            that determination of such net worth
                                            is, under  applicable law,  relevant
                                            to the  enforceability  of such Note
                                            Guarantee.   Such  net  worth  shall
                                            include any claim of GST against GST
                                            USA for  reimbursement and any claim
                                            against  any  other   guarantor  for
                                            contribution.

Additional Amounts..........................Any   payments  in  respect  of  the
                                            Initial   Note,   the   Intercompany
                                            Notes,  or  after  May 13,  2000 the
                                            Notes,  made  by GST  will  be  made
                                            without withholding or deduction for
                                            Canadian taxes except as required by
                                            law   or   the   interpretation   or
                                            administration   thereof,  in  which
                                            case GST  will  pay such  additional
                                            amounts as may be  necessary so that
                                            the  net  amount   received  by  GST
                                            Funding or the holders of the Notes,
                                            as  the  case  may  be,  after  such
                                            withholding or deduction will not be
                                            less than the amount that would have
                                            been received in the absence of such
                                            withholding   or   deduction.    See
                                            "Description  of the  New  Notes  --
                                            Additional Amounts."

Redemption for Changes in Canadian
  Withholding Taxes.........................After GST USA has become the obligor on the Notes,  in the event that, as
                                            a   result   of   certain    changes
                                            affecting    Canadian    withholding
                                            taxes, GST becomes  obligated to pay
                                            additional   amounts  in  accordance
                                            with the  Indenture,  the Notes will
                                            be redeemable, as a whole but not in
                                            part,  at the  option  of GST at any
                                            time  at  100%  of  their  principal
                                            amount plus  accrued  interest.  See
                                            "Description  of the  New  Notes  --
                                            Optional Redemption."

Ranking  ...................................The   Notes  are   secured,   senior
                                            indebtedness  of  GST  Funding  and,
                                            once  assumed  by GST  USA,  will be
                                            secured,  senior indebtedness of GST
                                            USA.  The risk  exists  that GST USA
                                            may be unable to assume the Notes by
                                            May 13, 2000.  See "Risk  Factors --
                                            Possible  Inability  of  GST  USA to
                                            Assume,  GST to  Guarantee  and  GST
                                            Funding  to Redeem the  Notes."  The
                                            Note   Guarantee   will  be   senior
                                            unsecured indebtedness of GST. As of
                                            June  30,   1997,   GST  had  $587.2
                                            million of indebtedness outstanding,
                                            GST  USA  had   $557.7   million  of
                                            indebtedness   outstanding  and  GST
                                            Funding  had no  indebtedness  other
                                            than  the   Notes.   After  GST  USA
                                            assumes the Notes, the Notes and the
                                            Note  Guarantee  will be effectively
                                            subordinated  to all  liabilities of
                                            GST  USA's  subsidiaries,  including
                                            trade payables. As of June 30, 1997,
                                            (i)  the  subsidiaries  of  GST  USA
                                            other   than   GST    Funding    had
                                            approximately   $114.4   million  of
                                            liabilities (excluding  intercompany
                                            payables),  including  $90.5 million
                                            of   indebtedness   and   (ii)   the
                                            subsidiaries  of GST, other than GST
                                            USA and its subsidiaries  (including
                                            GST Funding), had approximately $8.8
                                            million  of  liabilities  (excluding
                                            intercompany  payables),   including
                                            $2.4  million of  indebtedness.  See
                                            "Risk    Factors   --    Substantial
                                            Indebtedness,"      "--     Possible
                                            Inability to Service  Indebtedness,"
                                            "--  Structure of GST  Funding,  GST
                                            USA and GST;  Secured  Indebtedness;
                                            Ranking of Notes," and  "Description
                                            of    Certain    Indebtedness    and
                                            Redeemable Preferred Shares."

Certain Covenants...........................The   Indenture   contains   certain
                                            covenants which, among other things,
                                            prohibits GST Funding from incurring
                                            any  indebtedness   other  than  the
                                            Notes  and from  creating  any liens
                                            other than liens for the  benefit of
                                            the   holders  of  the   Notes.   In
                                            addition,  the  Indenture  restricts
                                            the   ability   of   GST   and   its
                                            Restricted  Subsidiaries  (including
                                            GST   USA)  to:   incur   additional
                                            indebtedness;  create liens;  engage
                                            in sale-leaseback transactions;  pay
                                            dividends or make  distributions  in
                                            respect of their capital stock; make
                                            investments  or make  certain  other
                                            restricted  payments;  sell  assets;
                                            create  restrictions  on the ability
                                            of Restricted  Subsidiaries  to make
                                            certain  payments;   issue  or  sell
                                            capital    stock    of    Restricted
                                            Subsidiaries;       enter       into
                                            transactions  with  shareholders  or
                                            affiliates;  and consolidate,  merge
                                            or sell all or substantially  all of
                                            their assets.  See  "Description  of
                                            the New Notes -- Covenants."

Settlement at DTC...........................Transfers    of    Notes     between
                                            participants in The Depository Trust
                                            Company  ("DTC") will be effected in
                                            the ordinary way in accordance  with
                                            DTC  rules  and will be  settled  in
                                            next-day funds.

                                  RISK FACTORS

         See "Risk Factors" beginning at page 15 for a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes, including risks related to historical and anticipated operating losses and negative EBITDA.

                                  RISK FACTORS

HISTORICAL AND ANTICIPATED FUTURE OPERATING LOSSES AND NEGATIVE EBITDA

         The Company has incurred and expects to continue to incur increasing operating losses and negative EBITDA while it expands its business and builds its customer base. The Company has incurred significant increases in expenses associated with these activities and there can be no assurance that an adequate customer base with respect to any or all of its services will be achieved or sustained. The Company does not expect to achieve a significant market share for any of its services. The Company had a net loss of approximately $60.4 million, an operating loss of approximately $42.6 million and negative EBITDA of $33.9 million for Fiscal 1996 and a net loss of approximately $67.3 million, an operating loss of approximately $54.7 million and negative EBITDA of $39.5 million for the nine months ended June 30, 1997. There can be no assurance that the Company will achieve or sustain profitability or generate positive EBITDA. EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense. EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         At September 30, 1996, the Company had a U.S. net operating loss carryforward of approximately $45.0 million and a Canadian net operating loss carryforward of approximately Cdn.$6.8 million. While such loss carryforwards are available to offset future taxable income of the Company, the Company does not expect to generate sufficient taxable income so as to utilize all or a substantial portion of such loss carryforwards prior to their expiration. Further, the utilization of net operating loss carryforwards against future taxable income is subject to limitation if the Company experiences an"ownership change" as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the analogous provision of the Income Tax Act (Canada) (the"Canada Act").

DEVELOPMENT AND EXPANSION RISK AND POSSIBLE INABILITY TO MANAGE GROWTH

         The Company is in the early stages of its operations. Certain of its networks have only recently become commercially operational and the Company has only recently begun to deploy switches in its networks. The success of the Company will depend, among other things, upon the Company's ability to assess potential markets, design fiber backbone routes that provide ready access to a substantial customer base, secure financing, obtain required rights-of-way, building access and governmental permits, implement expanded interconnection and collocation with facilities owned by ILECs and achieve a sufficient customer base, and upon subsequent developments in state and federal regulations. There can be no assurance that any networks to be developed or further developed will be completed on schedule, at a commercially reasonable cost or within the Company's specifications. In addition, the expansion of the Company's business has involved and is expected to continue to involve acquisitions, which could divert the resources and management time of the Company and require integration with the Company's existing operations. There can be no assurance that any acquired business will be successfully integrated into the Company's operations or that any such business will meet the Company's expectations. The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require it to continue to implement and improve its operating, financial and accounting systems, to expand, train and manage its employee base and to effectively manage the integration of acquired businesses. These factors and others could adversely affect the expansion of the Company's customer base and service offerings. The Company's inability either to expand in accordance with its plans or to manage its growth could have a material adverse effect on its business, financial condition and results of operations. See "Business."

SIGNIFICANT CAPITAL REQUIREMENTS


         The Company believes that the net proceeds of the May Offering, the Special Warrant Offering, the NACT Offering and the Princes Gate Investment, other securities offering, if any, consummated in the future, together with cash on hand and borrowings expected to be available under both the Tomen Facility and the equipment financing arranged with Siemens and NTFC, will provide sufficient funds for the Company to expand its business as presently planned and to fund its operating expenses through June 1998. The Company also expects to require additional financing. In the event that the Company's plans or assumptions change or prove to be inaccurate, or the foregoing sources of funds prove to be insufficient to fund the Company's growth and operations, or if the Company consummates acquisitions, the Company may be required to seek additional capital . The Company may also seek to take advantage of favorable conditions in the capital markets. Sources of financing may include public or private debt or equity financing by the Company or its subsidiaries, sales of assets or other financing arrangements. There can be no assurance that such additional financing would be available to the Company or, if available, that it could be obtained on acceptable terms or within the limitations contained in the Company's financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's development and expansion plans and expenditures and could have a material adverse effect on the Company. Such failure could also limit the ability of the Company to make principal and interest payments on its outstanding indebtedness, including the Notes. The Company has no working capital or other credit facility under which it may borrow for working capital and other general corporate purposes. There can be no assurance that such a facility will be available to the Company in the future or that if such a facility were available, that it would be available on terms and conditions acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


SUBSTANTIAL INDEBTEDNESS


         At June 30, 1997, the Company had outstanding on a consolidated basis approximately $587.2 million of indebtedness. In addition, the accretion of original issue discount will cause a $130.4 million increase in liabilities relating to the 1995 Notes by December 15, 2000. The Indenture and the 1995 Indentures limit, but do not prohibit, the incurrence of additional indebtedness by the Company. At June 30, 1997, the Company had $67.7 million of availability under the Tomen Facility to finance the development and construction of additional networks, if and to the extent that proposals for funding projects are approved by Tomen. On September 30, 1997, Tomen provided the Company with $40.5 million of financing under the Tomen Facility for the Hawaiian inter-island submarine network and various other terrestrial installations in the Hawaiian islands. See "Recent Developments." The Company expects to incur substantial additional indebtedness in the future. The Company has entered into the Siemens Loan Agreement that provides for up to an aggregate of $226.0 million in equipment financing, of which $116.0 million is presently available to the Company ($4.5 million of which had been provided as of June 30, 1997). The Company may seek to increase the amount available up to $226.0 million on an as-needed basis, subject to the negotiation and execution of mutually satisfactory documentation. The Company also entered into the NTFC Loan Agreement for up to $50.0 million of additional equipment financing (of which $44.6 million had been provided as of June 30, 1997). There can be no assurance that any additional financing will be available to the Company on acceptable terms or at all. See "Description of Certain Indebtedness and Redeemable Preferred Shares."


         The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) limiting the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes; (ii) requiring that a substantial portion of the Company's cash flow from operations, if any, be dedicated to the payment of principal of and interest on its indebtedness and other obligations; (iii) limiting its flexibility in planning for, or reacting to changes in, its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) increasing its vulnerability in the event of a downturn in its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE INABILITY TO SERVICE DEBT

         In connection with the buildout of its networks and expansion of CLEC services, the Company has been experiencing increasing negative EBITDA and the Company's earnings before fixed charges were insufficient to cover fixed charges for the nine months ended June 30, 1997, Fiscal 1996 and Fiscal 1995 by $76.5 million, $62.9 million and $13.8 million, respectively. There can be no assurance that the Company will be able to improve its earnings before fixed charges or EBITDA or that it will be able to meet its debt service obligations. As the Company does not currently have a revolving credit facility, if a shortfall occurs, alternative financing would be necessary in order for the Company to meet its liquidity requirements and there can be no assurance that such financing would be available. In such event, the Company could face substantial liquidity problems. In addition, the Company anticipates that cash flow from operations will be insufficient to repay the 1995 Notes and the Notes at maturity in full and that such indebtedness will need to be refinanced. All of the Company's existing indebtedness matures prior to the Notes and any additional indebtedness incurred in the future may mature prior to the Notes and will need to be refinanced prior to the maturity of the Notes. There can be no assurance that the Company will be able to effect such refinancings. The ability of the Company to meet its obligations and to effect such refinancings will be dependent upon, among other things, the future performance of the Company, which will be subject to prevailing economic conditions and to financial,business and other factors, including factors beyond the control of the Company. Failure by the Company to meet its obligations could result in a default on its indebtedness, including the 1995 Notes and the Notes, which would permit the holders of substantially all of the Company's indebtedness to accelerate the maturity thereof. In such event, the Company may not be able to meet its obligations on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness and Redeemable Preferred Shares."

INSUFFICIENCY OF ACQUIRED EQUIPMENT TO SATISFY THE NOTES UPON LIQUIDATION

         In the event that GST Funding (or upon the assumption of the Notes by GST USA, GST USA) were to be unable to pay amounts due under the Notes and (following the assumption of the Notes by GST USA) GST were to default under the Note Guarantee, holders of the Notes would be entitled to foreclose on the Pledged Securities or Acquired Equipment and the Initial Note and the Intercompany Notes (collectively, the "Collateral") to satisfy indebtedness under the Notes. A substantial portion of the value of the Acquired Equipment will consist of the cost of designing, constructing, acquiring, installing and integrating such equipment. In addition, because the telecommunications industry is subject to rapidly changing technologies and frequent new product introductions, the value of the Acquired Equipment may decline over time. The value of the Acquired Equipment may also decline due to the availability and price of competing products and technologies, evolving industry standards and regulatory requirements and depreciation. Further, a foreclosure will not result in the realization of the full fair market value of the Acquired Equipment because such value may be affected by the removal from an integrated network of the Acquired Equipment and because of costs associated with such foreclosure. Therefore, in the event of foreclosure, the value of the Acquired Equipment will not satisfy the Notes in full.

         Further, the right of the Trustee to repossess and dispose of the Collateral upon the occurrence of a default under the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against GST Funding or, after the sale of any Acquired Equipment to GST USA, GST USA, prior to the Trustee's having disposed of the Collateral. Under Title XI of the United States Code (the "Bankruptcy Code"), a secured creditor such as the Trustee is prohibited from disposing of security repossessed from a debtor in a bankruptcy case without bankruptcy court approval. Moreover, the Bankruptcy Code prohibits a secured creditor from disposing of collateral even though the debtor is in default under the applicable debt instruments if the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution of the value of the collateral as a result of the stay of disposition during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payment under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could dispose of the Collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

         In addition, notwithstanding anything to the contrary described above, unless an event of default under the Indenture shall have occurred and be continuing, GST Funding or GST USA, as the case may be, will have the right to remain in possession and retain exclusive control of the Acquired Equipment,will have the right to freely utilize the Acquired Equipment and will have the right to collect, invest and dispose of any income thereon.

MAINTENANCE OF SECURITY INTEREST IN COLLATERAL

         Under the terms of a Collateral Pledge and Security Agreement made by GST Funding to the Trustee for the benefit of the holders of the Notes, GST Funding and, upon the sale of the Acquired Equipment to GST USA, GST USA are required to secure the Notes and the Intercompany Notes, respectively, by granting liens on the Acquired Equipment. GST Funding and GST USA will be required to file UCC-1 Financing Statements in each state in which Acquired Equipment will be located and to maintain such security filings in effect under the relevant provisions of the Uniform Commercial Code as in effect in each such state. Although failure to do so may result in an event of default under the Notes, such failure may allow other creditors of GST Funding or, after the sale of the Acquired Equipment to GST USA, GST USA, or owners or mortgagees of property on which Acquired Equipment is installed, to obtain rights in such Acquired Equipment that are equal or superior to those of the holders of the Notes. This could result in some or all of the value of the Acquired Equipment not being available to the holders of the Notes to satisfy the Notes in the event of a default. Such failure could arise, among other reasons, because of the failure to file continuation statements prior to the expiration of each five-year period after the initial filing.

POSSIBLE INABILITY OF GST USA TO ASSUME, GST TO GUARANTEE AND GST FUNDING TO REDEEM THE NOTES

         The Indenture provides that GST USA will assume and become a direct obligor on the Notes and GST will guarantee the Notes on May 13, 2000, or earlier, if permitted under the 1995 Indentures. The Indenture provisions requiring GST USA to assume, and GST to guarantee, the Notes, unless consents are obtained, require GST to repay all indebtedness then outstanding that by its terms would prohibit such assumption or guarantee. If on May 13, 2000 GST USA is prohibited by the 1995 Indentures from assuming all of the Notes, the Indenture provides that GST Funding will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Notes that cannot be assumed, at 101% of their principal amount plus accrued and unpaid interest to the date of redemption. The failure of GST USA to assume the Notes, or of GST to guarantee the Notes, would result in a default under the Notes. Further, GST Funding may not have the capital resources to redeem the portion of the Notes that cannot be assumed. See "Description of the New Notes -- Events of Default."

         A default under the Notes could result in a default under other indebtedness of the Company, including the 1995 Notes, which would permit the holders of substantially all of the Company's indebtedness to accelerate the maturity thereof. In the event of a default on the Notes prior to the time GST USA becomes a direct obligor on the Notes, and in the event the holders of the Notes or the Trustee foreclose on the collateral securing the Notes and such collateral is insufficient to pay all amounts due on the Notes, the holders will not have a claim against GST USA or GST under the Notes or the Notes Guarantee, other than under the Initial Note and the Intercompany Notes pledged to secure the Notes. However, the obligations of GST USA under the Initial Note and the Intercompany Notes, and of GST under the guarantee thereof, may be less than the principal of and accrued interest on the Notes. To the extent there is a shortfall, GST USA and GST will not be liable to holders of the Notes for amounts due on the Notes prior to the time that GST USA becomes a direct obligor. GST Funding will have no assets other than the collateral securing the Notes, which, upon foreclosure after a default upon the Notes, may not be sufficient to repay all amounts due on the Notes. See "-- Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation."

FINANCIAL AND OPERATING RESTRICTIONS IMPOSED BY EXISTING INDEBTEDNESS

         The Company's financing arrangements impose significant operating and financial restrictions on the Company. Such restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness or to create liens on its assets, sell assets, engage in mergers or acquisitions or make investments. Failure to comply with any such covenant could result in a default thereunder, which could result in an acceleration of such indebtedness. See "Description of Certain Indebtedness and Redeemable Preferred Shares."

STRUCTURE  OF GST FUNDING,  GST USA AND GST;  SECURED  INDEBTEDNESS;  RANKING OF
NOTES

         GST and GST USA are each holding companies and none of GST, GST USA or GST Funding conducts any operations. The principal assets of GST consist of the common stock of GST USA, GST Action Telecom, GST Call America and TotalNet, and the principal asset of GST USA consists of the common stock of its subsidiaries. Neither GST USA nor GST will be liable on the Notes until they are assumed by GST USA. GST USA must rely upon payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Initial Notes and the Intercompany Notes and, after its assumption thereof, the Notes. GST must rely upon dividends and other payments from GST Action Telecom, GST Call America, TotalNet and GST USA's subsidiaries should it be required to make any payments under the Note Guarantee. The subsidiaries, however, are legally distinct from GST and GST USA and such subsidiaries will have no obligation, contingent or otherwise, to pay amounts due pursuant to the Notes or the Note Guarantee or to make funds available for such payment, although GST USA will be obligated to make payments on the Initial Note and any Intercompany Notes. See "-- Possible Inability of GST USA to Assume and GST to Guarantee the Notes." GST USA's subsidiaries will not guarantee the Notes. The ability of GST USA's subsidiaries to make such payments to GST USA will be subject to, among other things, the availability of funds, the terms of such subsidiaries' indebtedness and applicable state laws. Pursuant to credit agreements under the Tomen Facility, GST USA's subsidiaries that own and operate the Southern California,Tucson and Albuquerque networks may not pay any dividends or make any distributions on their capital stock. Subsequent network financings under the Tomen Facility are expected to include similar prohibitions.

         Claims of creditors of GST USA's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of GST Funding, GST USA and the holders of GST Funding's and GST USA's indebtedness, including the Notes, the Initial Note, the Intercompany Notes and the Note Guarantee. Accordingly, after GST USA becomes the obligor on the Notes, the Notes and the Note Guarantee will be effectively subordinated to the liabilities (including trade payables) of the subsidiaries of GST USA, except with respect to any Acquired Equipment. At June 30, 1997, the subsidiaries of GST USA other than GST Funding had approximately $114.4 million of liabilities (excluding intercompany payables), including $90.5 million of indebtedness, all of which was secured. At June 30, 1997, the subsidiaries of GST, other than GST USA and its subsidiaries (including GST Funding), had approximately $8.8 million of liabilities (excluding intercompany payables), including $2.4 million of indebtedness. To the extent the Collateral is foreclosed upon and is insufficient to repay all amounts due with respect to the Notes, the holders of the Notes would have a general, unsecured, unsubordinated claim against the Issuer for the shortfall. See "--Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation" and"-- Possible Inability of GST USA to Assume and GST to Guarantee the Notes."

DIFFICULTIES IN IMPLEMENTING LOCAL AND ENHANCED SERVICES

         The Company has begun, and plans to continue, to deploy high capacity digital switches in the cities in which it operates or plans to operate networks, as well as in certain cities where the Company will rely on ILEC facilities for transmission. This will enable the Company to offer a variety of switched access services, enhanced services and local dial tone. The Company expects negative EBITDA from its switched services during the 24 to 36 month period after a switch is deployed. For switches operating in conjunction with the Company's networks, the Company expects operating margins to improve as the network is expanded and larger volumes of traffic are carried on the Company's network. For switches operating in cities where the Company will rely on ILEC facilities for transmission, the Company will experience lower gross margins under current ILEC pricing tariffs. Although under the Telecommunications Act the ILECs will be required to unbundle local tariffs and to permit the Company to purchase only the origination and termination services it needs, thereby decreasing operating expenses, there can be no assurance that such unbundling will be effected in a timely manner and result in prices favorable to the Company. In addition, the Company's ability to successfully implement its switched and enhanced services will require the negotiation of resale agreements with ILECs and other CLECs and the negotiation of interconnection agreements with ILECs, which can take considerable time, effort and expense.


         In August 1996, the FCC released a decision implementing the interconnection portions of the Telecommunications Act (the "Interconnection Decision"). The Interconnection Decision establishes rules for negotiating interconnection agreements and guidelines for review of such agreements by state public utilities commissions. On July 18, 1997, the United States Court of Appeals for the Eighth Circuit (the "Eighth Circuit") vacated certain portions of the Interconnection Decision, including provisions establishing a pricing methodology for unbundled elements and a procedure permitting new entrants to
"pick and choose" among various provisions of existing interconnection agreements between ILECs and their competitors. The Company had negotiated a number of interconnection agreements with ILECs prior to this Eighth Circuit decision. The Eighth Circuit decision creates uncertainty about the rules governing pricing, terms and conditions of interconnection decisions, and could make negotiating and enforcing such agreements more difficult and protracted and may require renegotiation of existing agreements. There can be no assurance that the Company will be able to obtain interconnection agreements on terms acceptable to the Company. The FCC has announced that it will seek a writ of certiorari from the Supreme Court. See"-- Competition."

         The Company is a recent entrant into the newly created competitive local telecommunications services industry. The local dial tone services market in most states was only recently opened to competition due to the passage of the Telecommunications Act and related regulatory rulings. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives to sell these services.

         The Company's switched services may not be profitable due to, among other factors, lack of customer demand, inability to secure access to ILEC facilities at acceptable rates, competition from other CLECs and pricing pressure from the ILECs. The Company has very limited experience providing switched access and local dial tone services and there can be no assurance that the Company will be able to successfully implement its switched and enhanced services strategy. See "Business -- Telecommunications Services Strategy."


         Implementation of the Company's switched and enhanced services is also subject to the Company's ability to obtain equipment financing for switches and upon equipment manufacturers' ability to meet the Company's switch deployment schedule. Although as of June 30, 1997, the Company had $111.5 million of proceeds available under the Siemens Loan Agreement and $5.4 million available under the NTFC Loan Agreement, there can be no assurance that switches will be deployed on the schedule contemplated by the Company or that, if deployed, such switches will be utilized to the degree contemplated by the Company.


RECENT COMMENCEMENT OF INTEGRATED MARKETING EFFORT

         The Company has only recently begun an integrated marketing effort of its telecommunication service offerings. Historically, the Company has marketed its access services primarily to long distance carriers and significant end-users of telecommunications services, and its long distance services to small businesses and consumers. Although the Company expects to market a variety of telecommunications services to all of its customers, there can be no assurance that the Company will be able to attract and retain new customers or retain and sell additional services to existing customers.

DEPENDENCE ON KEY CUSTOMERS

         The Company's five largest telecommunications services customers accounted for approximately 22.0%, 46.9% and 26.8% of the Company's consolidated telecommunications services revenues for the nine months ended June 30, 1997, Fiscal 1996 and Fiscal 1995, respectively. During Fiscal 1995, a former customer, which customer is presently the subject of a bankruptcy proceeding, accounted for 5.3% of the Company's consolidated revenues. It is anticipated that during the early stages of development of individual networks, before obtaining a sufficient amount of end-user revenues, the Company will be dependent on a limited number of long distance carriers for a significant portion of its local revenues. While long distance carriers have high volume requirements and have utilized CLECs, they generally are more price sensitive than end-users. The five largest customers of the Company's manufacturing operations accounted for 13.4% and 16.1% of the Company's consolidated product revenues for Fiscal 1996 and Fiscal 1995 respectively. The loss of, or decrease of business from, one or more significant customers could have a material adverse effect on the business, financial condition and results of operations of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATING TO LONG DISTANCE BUSINESS

         For Fiscal 1996 and the nine months ended June 30, 1997, long distance represented 56.0% and 60.0% of the Company's consolidated telecommunications services revenues, respectively. The long distance business is extremely competitive and prices have declined substantially in recent years and are expected to continue to decline. In addition, the long distance industry has historically had a high average churn rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. See "-- Competition." The Company relies on other carriers to provide transmission and termination services for a majority of its long distance traffic. The Company has resale agreements with long distance carriers to provide it with transmission services. Such agreements typically provide for the resale of long distance services on a per minute basis with minimum volume commitments. Negotiation of these agreements involves estimates of future supply and demand for transmission capacity as well as estimates of the calling pattern and traffic levels of the Company's future customers. In the event the Company fails to meet its minimum volume commitments, it may be obligated to pay underutilization charges and in the event it underestimates its need for transmission capacity, the Company may be required to obtain capacity through more expensive means. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

DEPENDENCE ON BILLING, CUSTOMER SERVICES AND INFORMATION SYSTEMS

         Sophisticated information and processing systems are vital to the Company's growth and its ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Billing and information systems for the Company's historical lines of business have been produced largely in-house with partial reliance on third-party vendors. These systems have generally met the Company's needs due in part to the low volume of customer billing. As the Company transitions to the provisioning of local services and as its long distance and Internet operations continue to expand,the need for sophisticated billing and information systems will increase significantly. The Company's plans for the development and implementation of its billing systems rely, for the most part, on the delivery of products and services by third party vendors. Similarly, the Company is developing customer call centers to provision service orders. Information systems are vital to the success of the call centers, and the information systems for these call centers are largely being developed by third party vendors. Failure of these vendors to deliver proposed products and services in a timely and effective manner and at acceptable costs, failure of the Company to adequately identify all of its information and processing needs, failure of the Company's related processing or information systems, or the failure of the Company to upgrade systems as necessary could have a material adverse effect on the ability of the Company to reach its objectives, its financial condition and its results of operations.

COMPETITION

         The telecommunications industry is highly competitive. In most markets,the Company's principal competitor for local exchange services is the Regional Bell Operating Company ("RBOC") or GTE Corporation and its affiliated companies (collectively, the "GTE Companies"). Other competitors may include other CLECs, microwave and satellite carriers, wireless telecommunications providers and private networks built by large end-users. Potential competitors (using similar or different technologies) include cable television companies, utilities and RBOCs outside their current local service areas. In addition, the Company anticipates future competition from large long distance carriers, such as AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI") and Sprint Corporation ("Sprint"), which have begun to offer integrated local and long distance telecommunications services. AT&T also has recently announced its intention to offer local services using a new wireless technology. Consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. As a recent entrant in the integrated telecommunications services industry, the Company has not achieved and does not expect to achieve a significant market share for any of its services. In particular, the RBOCs, the GTE Companies and other local telephone companies have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than those of the Company, have the potential to subsidize competitive services with revenues from a variety of businesses and currently benefit from certain existing regulations that favor the ILECs over the Company in certain respects. While recent regulatory initiatives,which allow CLECs such as the Company to interconnect with ILEC facilities, provide increased business opportunities for the Company, such interconnection opportunities have been accompanied by increased pricing flexibility for and relaxation of regulatory oversight of the ILECs.

         To the extent the Company interconnects with and uses ILEC networks to service its customers, the Company will be dependent upon the technology and capabilities of the ILECs to meet certain telecommunications needs of the Company's customers and to maintain its service standards. The Company will become increasingly dependent on interconnection with ILECs as switched services become a greater percentage of the Company's business. The Telecommunications Act imposes interconnection obligations on ILECs, but there can be no assurance that the Company will be able to obtain the interconnection it requires at rates, and on terms and conditions, that permit the Company to offer switched services at rates that are simultaneously competitive and profitable. See "-- Difficulties in Implementing Local and Enhanced Services." In the event that the Company experiences difficulties in obtaining high quality, reliable and reasonably priced service from the ILECs, the attractiveness of the Company's services to its customers could be impaired.

         The long distance telecommunications industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high average churn rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T, MCI and Sprint, as well as other national and regional long distance carriers and resellers, many of whom are able to provide services at costs that are lower than the Company's current costs. In addition, as a result of the Telecommunications Act, the RBOCs are expected to become competitors in the long distance telecommunications industry both outside of their service territory and upon the satisfaction of certain conditions, within their service territory. SBC has challenged the constitutionality of the provisions conditioning RBOC entry into in-region long distance service. See "Business -- Regulation." As a result of the Company's acquisition of Action Telcom, GST Call America, TotalNet and the business of Texas-Ohio, the Company's long distance operations will account for a significant portion of the Company's revenues. See "-- Risks Relating to Long Distance Business." The Company believes that the principal competitive factors affecting its long distance operations are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its continued ability to maintain high quality, market driven services at prices generally equal to or below those charged by its competitors. To maintain its competitive posture,the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company.

         The Internet services market is highly competitive. There are no substantial barriers to entry, and the Company expects that competition will continue to intensify. The Company's competitors in this market include Internet service providers, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to the Company.

         The market for telecommunications products is highly competitive and subject to rapid technological change. NACT expects competition to increase in the future from existing competitors in the distributed switching systems market and from other companies that may enter NACT's existing or future markets, including major central office switch vendors. NACT currently competes with a number of lower capacity switch manufacturers such as Communications Product Development, Inc. ("CPDI"), Integrated Telephony Products, Inc. ("ITP") and PCS Telecom, Inc. ("PCS Telecom"). NACT also competes with providers of open architecture (programmable) hardware switching platforms that are enhanced by applications providers and value added resellers. Such competitors include Excel, Inc. ("Excel"), which has agreements with software application providers. As NACT's business develops and it seeks to market its switches to a broader customer base, NACT's competitors may include larger switch and telecommunications equipment manufacturers such as Lucent Technologies Inc., Siemens AG, Alcatel Alsthom Compagnie, Ericcson and Northern Telecom, Ltd. Many of NACT's current and potential competitors have substantially greater financial, technical and marketing resources than NACT. Increased competition could materially and adversely affect NACT's business, financial condition and results of operations through price reductions and loss of market share. There can be no assurance that NACT will be able to continue to compete successfully with its existing competitors or that it will be able to compete successfully with new competitors.

         The recent World Trade Organization ("WTO") agreement on basic telecommunications services could increase the Company's competition for telecommunication services both domestically and internationally. Under this agreement, the United States and other members of the WTO committed themselves to opening their telecommunications markets to competition and foreign ownership and to adopting regulatory measures to protect competitors against anticompetitive behavior by dominant telephone companies, effective in some cases as early as January 1, 1998. See "Business -- Competition" and "-- Regulation."

GOVERNMENT REGULATION

         The Company's networks and the provision of switched and private line services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse effect upon the Company. The FCC exercises jurisdiction over the Company with respect to interstate and international services. Additionally, the Company must file tariffs with the FCC. On October 29, 1996, the FCC approved an order that eliminates the tariff filing requirements for interstate domestic long distance service provided by non-dominant carriers such as the Company. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the FCC order. In addition, the Company must obtain prior FCC authorization for installation and operation of international facilities and international long distance services. State regulatory commissions exercise jurisdiction over the Company to the extent it provides intrastate services. As such a provider, the Company is required to obtain regulatory authorization and/or file tariffs at state agencies in most of the states in which it operates. Local authorities regulate the Company's access to municipal rights-of-way. The networks are also subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis. See"Business -- Regulation." There can be no assurance that the FCC or state commissions will grant required authority or refrain from taking action against the Company if it is found to have provided services without obtaining the necessary authorizations. If authority is not obtained or if tariffs are not filed, or are not updated, or otherwise do not fully comply with the tariff filing rules of the FCC or state regulatory agencies, third parties or regulators could challenge these actions. Such challenges could cause the Company to incur substantial legal and administrative expenses.

         The Telecommunications Act provides for a significant deregulation of the domestic telecommunications industry, including the local exchange, long distance and cable television industries. The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation will have on the Company and its operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunications industry. There can be no assurance that these changes will not have a material adverse effect upon the Company.

         In addition to requirements placed on ILECs, the Telecommunications Act subjects the Company to certain federal regulatory requirements upon the Company's provision of local exchange service in a market. All ILECs and CLECs must interconnect with other carriers, provide nondiscriminatory access to rights-of-way, offer reciprocal compensation for termination of traffic and provide dialing parity and telephone number portability. The Telecommunications Act also requires all telecommunications carriers to ensure that their services are accessible to and usable by persons with disabilities. Under recently announced FCC rules, the Company and other CLECs will be required to contribute to a universal service fund provided for in the Telecommunications Act. The decision adopting these rules has been appealed. The FCC recently issued rules that require ILECs to reduce access charges paid by long distance carriers. Some of the changes may also result in increased costs to the Company for the "transport" component of access charges. Pricing flexibility for the ILECs with respect to access charges is not yet resolved. No assurance can be given that the changes to current regulations or the adoption of new regulations (pursuant to the Telecommunications Act or otherwise) by the FCC or state commissions will not have a material adverse effect on the Company.


         In addition, federal regulations impose restrictions on foreign ownership of communications service providers utilizing radio frequencies. The operations of GST Telecom Hawaii, Inc. ("GST Hawaii"), a wholly-owned subsidiary of GST that conducts the Company's business in Hawaii, use, among other transmission facilities, microwave radio facilities operating pursuant to FCC licenses granted to Pacwest Network, Inc. ("PNI"), an entity that is controlled by John Warta, the Company's Chairman of the Board and Chief Executive Officer. In addition, under the FCC's foreign ownership rules, the Company cannot hold Personal Communications Services ("PCS") licenses. See "--Possible Inability to Recover Payments Made to Magnacom." The FCC also has the authority, which it is not presently exercising, to impose restrictions on foreign ownership of communications service providers not utilizing radio frequencies (such as the Company). In the event the FCC exercises such authority, it could have a material adverse effect on the Company's CLEC and other businesses. See "Business -- Regulation."


NEED TO ADAPT TO TECHNOLOGICAL CHANGE

         The telecommunications industry is subject to rapid and significant changes in technology, with the Company relying on third parties for the development of and access to new technology. The effect of technological changes on the business of the Company cannot be predicted. The Company believes its future success will depend, in part, on its ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands.

         The future success of NACT will depend in part upon its ability to keep pace with advancing technology, evolving industry standards within the telecommunications industry and changing customer requirements in a cost-effective manner. There can be no assurance that NACT's products will not be rendered obsolete by other telecommunications products incorporating technological advances designed by competitors that NACT is unable to incorporate into its products in a timely manner.

LITIGATION RISKS

         The Company is involved in various legal proceedings. An action was commenced against NACT alleging that its telephone systems incorporating prepaid debit card features infringe upon a patent issued in 1987. GST was added as a defendant to such action in August 1997. An unfavorable decision in such action could have a material adverse effect on the Company. Other legal proceedings that the Company is a party to may have an effect on the Company, however, at the present time the Company does not believe that an unfavorable result in any of such proceedings will have a material adverse effect on the Company. See "Business -- Legal Proceedings."

POSSIBLE INABILITY TO RECOVER PAYMENTS MADE TO MAGNACOM

         Magnacom Wireless, LLC ("Magnacom"), a company controlled by John Warta, the Company's Chairman of the Board and Chief Executive Officer, was awarded various PCS licenses. Magnacom holds 30 MHz (C Block) PCS licenses for five markets in Arizona, New Mexico and Oregon and has acquired 10 MHz licenses in the FCC's F Block in 13 markets in Hawaii, Idaho, Oregon and Washington. Magnacom also has an application pending with the FCC for the assignment of 6 (C Block) PCS licenses from an unaffiliated entity.

         Magnacom and the Company have entered into a 12-year reseller agreement (the "Magnacom Reseller Agreement") pursuant to which (i) the Company has been designated a non-exclusive reseller of PCS telephone services in the markets in which Magnacom has obtained licenses, and (ii) Magnacom has agreed to use the Company on an exclusive basis to provide switched local and long distance services and other enhanced telecommunications services, to all of Magnacom's resellers in markets where the Company has operational networks. Magnacom agreed to sell PCS minutes to the Company at $.05 per minute, subject to downward adjustment to equal the most favorable rates offered to Magnacom's other resellers (but in no event less than Magnacom's cost). In connection with the Magnacom Reseller Agreement, as of June 30, 1997, the Company had paid Magnacom approximately $14.0 million as prepayments for future PCS services.

         In February 1997, an affiliate of Magnacom, Guam Net, Inc. ("Guam Net"), acquired from Poka Lambro Telephone Cooperative, Inc. a 30 MHz (A Block) PCS license from the FCC in the market consisting of Guam and the Northern Mariana Islands. Concurrently, the Company entered into a reseller agreement on terms substantially similar to the Magnacom Reseller Agreement and paid Guam Net $.4 million as a prepayment for future PCS services.

         The provision of wireless telecommunications service by Magnacom and Guam Net will be dependent upon their ability to obtain the financing necessary to make payments to the FCC under the terms of their licenses, to obtain working capital and to build the required facilities, including the purchase of telecommunications equipment. There can be no assurance that Magnacom or Guam Net will obtain such financing or be able to provide PCS services. In such event, the Company would likely be unable to recover its payments to Magnacom and Guam Net.


DEPENDENCE ON KEY PERSONNEL

         The efforts of a small number of key management and operating personnel will largely determine the Company's success and the loss of any of such persons could adversely affect the Company. The success of the Company also depends in part upon its ability to hire and retain highly skilled and qualified operating, marketing, financial and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel.

DEPENDENCE ON RIGHTS-OF-WAY AND OTHER THIRD PARTY AGREEMENTS

         The Company must obtain easements, rights-of-way, entry to premises,franchises and licenses from various private parties, actual and potential competitors and state and local governments in order to construct and operate its networks. There can be no assurance that the Company will obtain rights-of-way and franchise agreements on acceptable terms or that current or potential competitors will not obtain similar rights-of-way and franchise agreements that will allow them to compete against the Company. If any of the existing franchise or license agreements were terminated or not renewed and the Company were forced to remove its fiber optic cables or abandon its networks in place, such termination could have a material adverse effect on the Company.See "Business -- Legal Proceedings" and "-- Regulation."

VARIABILITY OF QUARTERLY OPERATING RESULTS

         As a result of the limited revenues and significant expenses associated with the expansion and development of its networks and services, the Company anticipates that its operating results could vary significantly from period to period. In addition, revenues relating to the Company's network businesses are and may continue to be dependent upon a small number of customers and contracts, revenues under which are likely to vary significantly from period to period.

RISK OF JOINT INVESTMENTS

         The Company has invested in one joint venture and may enter into additional joint ventures in the future. There are risks in participating in joint ventures, including the risk that the other joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint venture or the Company. The risk is also present that a joint venture partner may be unable to meet its economic or other obligations to the joint venture and that the Company may be required to fulfill some or all of those obligations. In addition, to the extent that the Company participates in international joint ventures, the operations of such ventures will be subject to various additional risks not present in domestic joint ventures, such as fluctuations in currency exchange rates,nationalization or expropriation of assets, import/export controls, political instability, limitations on foreign investment, restrictions on the ability to convert currencies and the additional expenses and risks inherent in conducting operations in geographically distant locations with customers speaking different languages and having different cultural approaches to the conduct of business.

         As of June 30, 1997, the Company had invested approximately $3.7 million in a publicly-traded Canadian corporation (subsequently renamed GST Global Telecommunications Inc., "Global") and holds approximately 3.6 million shares. In addition, the Company has warrants to purchase 750,000 additional shares. On June 30, 1997, Global had approximately 12.6 million shares outstanding. Global will issue to the Company additional common shares of Global, subject to approval of the Vancouver Stock Exchange ("VSE"),in consideration for the transfer by the Company to Global of its rights in and to a telecommunications project in Mexico (the "Bestel Project"). Global has also acquired from Cable and Wireless, Inc. ("Cable and Wireless") an 80% interest in Vitacom Corporation ("Vitacom"). Vitacom provides voice, high speed data information and other services and manufactures and sells VSATs (very small aperture satellite terminals) and other equipment used to access the Internet. See "Business -- GST Global Telecommunications Inc."

RISKS OF INVESTMENT IN A CANADIAN CORPORATION


         The Company is a Canadian corporation. Certain of its directors and officers and certain of its professionals are residents of Canada. As a result, it may be difficult to effect service of process within the United States upon such directors, officers and professionals or to collect judgments of U.S. courts predicated upon civil liability under U.S. federal securities and other laws. It is uncertain whether Canadian courts would (i) enforce judgments of U.S. courts obtained against the Company or such directors, officers and professionals predicated upon the civil liabilities provisions of U.S. laws or
(ii) impose liabilities in original actions against the Company or its directors, officers and professionals predicated solely upon U.S. laws. In addition, the Company's status as a Canadian company limits the ability of the Company to hold or control radio frequency licenses in the United States.


FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         This Prospectus contains forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth above. The words,

"believe," "expect" and "anticipate" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The
Company undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information,future events or otherwise.

EXCHANGE OF NOTES

         No gain or loss will be recognized by an exchanging Holder upon an exchange of the Old Notes for the New Notes. A Holder's basis in the New Notes will be the same as the Holder's basis in the Old Notes, and the Holder's holding period in the New Notes will include the period during which the Old Notes had been held by the Holder. If the exchange of the Old Notes for the New Notes were deemed by the Internal Revenue Service (the "Service") to constitute the exchange of a debt instrument for a modified instrument that differed materially either in kind or in extent, additional original issue discount could arise. However, under the relevant regulations issued by the Service, the New Notes should not be deemed to constitute a modification of the Old Notes, inasmuch as the New Notes reflect all of the terms and conditions of the Old Notes in registered form, which registration results from the original terms of the Old Notes.

LACK OF A PUBLIC MARKET

         The New Notes will constitute a new issue of securities with no established trading market. GST Funding is seeking to list the Old Notes on the Luxembourg Stock Exchange. GST Funding does not intend to list the New Notes on any United States securities exchange or to seek approval for quotation through any automated quotation system. GST Funding has been advised by the Placement Agents that following completion of the Exchange Offer, the Placement Agents intend to make a market in the New Notes. However, the Placement Agents are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, Holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may cease to continue at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

CONSEQUENCES OF THE EXCHANGE OFFER TO NON-TENDERING HOLDERS OF THE OLD NOTES

         In the event the Exchange Offer is consummated, GST Funding will not be required to register any Old Notes not tendered and accepted in the Exchange Offer. In such event, Holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the Securities Act. Following the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement) pursuant to the Registration Rights Agreement.


POSSIBLE TREATMENT OF THE NOTES AS EQUITY

         Although the Company believes that the Notes should be treated as indebtedness for United states income tax purposes, it is possible that the Notes may be treated as equity. In the unlikely event the Notes are treated as equity, the amount of any actual or constructive distributions on any such Note would first be taxable to the holder as dividend income to the extent of the issuer's current and accumulated earnings and profits, and next would be treated as a return of capital to the extent of the holder's tax basis in the Note, with any remaining amount treated as gain from the sale of a Note. As a result, until such time as the issuer has earnings and profits as determined for United States federal income tax purposes, distributions on any Note treated as equity will be a nontaxable return of capital and will be applied against and in the case of actual distributions reduce the adjusted tax basis of such

Note in the hands of its holder (but not below zero). Further, payments on the Notes treated as equity to Non-U.S. Holders (as hereinafter defined) would not be eligible for the portfolio interest exception from United States withholding tax, and dividends thereon would be subject to United States withholding tax at a flat rate of 30% (or lower applicable treaty rate) and gain from their sale or other taxable disposition might also be subject to United States tax. In addition, in the event of equity treatment, neither GST Funding nor GST USA, as the case may be, would ever be entitled to deduct interest on the Notes for United States federal income tax purposes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Old Notes were sold by GST Funding on May 13, 1997 to the Placement Agents, which placed the Old Notes with certain institutional investors in reliance on Section 4(2) of, and Rule 144A under, the Securities Act. In connection with the sale of the Old Notes, GST Funding entered into the Registration Rights Agreement, pursuant to which GST Funding, GST USA and GST agreed to use their best efforts to consummate an offer to exchange the Old Notes for the New Notes pursuant to an effective registration statement on or before November 13, 1997. A copy of the Registration Rights Agreement has been filed as an exhibit to this Registration Statement. Unless the context requires otherwise, the term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of GST Funding or any other person who has obtained a properly completed bond power from the registered Holder, or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

         GST Funding has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any Holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, GST Funding believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder that is an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act and except in the case of broker-dealers, as set forth below) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes or who is an affiliate of GST Funding, GST USA or GST may not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder of Old Notes will represent to GST Funding, GST USA and GST that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Old Notes, nor any such other person, has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder, nor any such other person, is engaged in or intends to participate in the distribution of such New Notes and
(iv) neither the Holder nor any such other person is an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act or, if such Holder is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         Following the consummation of the Exchange Offer, Holders of Old Notes not tendered will not have any further registration rights and the Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, GST Funding will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, GST Funding will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 principal amount.

         The forms and terms of the New Notes will be identical in all material respects to the forms and terms of the corresponding Old Notes, except that the offer and sale of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. As of June 30, 1997, $265,000,000 aggregate principal amount of the Old Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all Holders as of ________, 1997. Holders of Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. GST Funding intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

         GST Funding shall be deemed to have accepted validly tendered Old Notes when, as and if GST Funding has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from GST Funding. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. GST Funding will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on _____________, 1997, [20 BUSINESS DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER] unless GST Funding in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although GST Funding has no current intention to extend the Exchange Offer, GST Funding reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first AMEX trading day following the Expiration Date.

         GST Funding expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under " -- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by GST Funding and (ii) amend the terms of the Exchange Offer in any manner that, in its good faith judgment, is advantageous to the Holders of the Old Notes, whether before or after any tender of the Old Notes.

PROCEDURES FOR TENDERING

         The tender to GST Funding of Old Notes by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and GST Funding in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal signed by such holder. A Holder of the Old Notes may tender such Old Notes by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

         If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to GST Funding and duly executed by the registered Holder and the signature on the endorsement or instrument of transfer must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the New Notes and/or the Old Notes not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

         THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO GST FUNDING.

         GST Funding understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other revised documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

         If the Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Old Notes are registered and the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three AMEX trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), GST Funding may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery, which may be used by Eligible Institutions for the purposes described in this paragraph, are available from the Exchange Agent.

         A tender will be deemed to have been received as of the date when (i) the tendering Holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by GST Funding, whose determination will be final and binding. GST Funding reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of GST Funding's counsel, be unlawful. GST Funding also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of GST Funding, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in an aggregate principal amount greater than the aggregate principal amount of Old Notes being tendered by such tendering Holder, will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition,  GST Funding  reserves the right in its sole discretion to
(a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

         The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to GST Funding and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, GST Funding will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by GST Funding to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

         By executing a Letter of Transmittal, each Holder will make to GST Funding, GST USA and GST the representations set forth above under the heading " -- Purpose and Effect of the Exchange Offer."

WITHDRAWAL OF TENDERS

         Tenders of Old Notes pursuant to the Exchange Offer are irrevocable, except that Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York City time on the Expiration Date. Any such notice of withdrawal must specify the holder named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers and designation of Old Notes to be withdrawn, the principal amount of Old Notes delivered for exchange, a statement that such Holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered Holder of such Old Notes, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to GST Funding that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal.

If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes or otherwise comply with DTC procedure. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by GST Funding, and such determination will be final and binding on all parties.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, GST Funding will not be required to issue New Notes in exchange for any properly tendered Old Notes not theretofore accepted and may terminate the Exchange Offer, or, at its option, modify or otherwise amend the Exchange Offer, if either of the following events occur:


         (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of GST Funding, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer, or

         (b) there shall occur a change in the current interpretation by the staff of the Commission which, in GST Funding's reasonable judgment, might materially impair GST Funding's ability to proceed with the Exchange Offer.


         GST Funding expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of either of the foregoing conditions (which represent all of the material conditions to the acceptance by GST Funding of properly tendered Old Notes).


         The foregoing conditions are for the sole benefit of GST Funding and may be waived by GST Funding, in whole or in part, in its reasonable discretion. The foregoing conditions must be either satisfied or waived prior to termination of the Exchange Offer. Any determination made by GST Funding concerning an event, development or circumstance described or referred to above will be final and binding on all parties.


EXCHANGE AGENT

         United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

BY MAIL (REGISTERED OR CERTIFIED MAIL RECOMMENDED):

         United States Trust Company of New York
         P.O. Box 844
         Cooper Station
         New York, New York 10276-0844


BY OVERNIGHT COURIER:

         United States Trust Company of New York
         770 Broadway, 13th Floor
         Corporate Trust Operations Department
         New York, New York 10003


BY HAND DELIVERY:

         United States Trust Company of New York
         111 Broadway
         New York, New York 10006
         Attn: Corporate Trust Services


BY FACSIMILE:     (212) 852-1627 Confirm by Telephone: (800) 548-6565

                  (For Eligible Institutions Only)

FEES AND EXPENSES

         The expense of soliciting tenders will be borne by GST Funding. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of GST Funding and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

         GST Funding has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. GST Funding, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. GST Funding may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

         The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees of GST Funding, will be paid by GST Funding.

         GST Funding will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

         The New Notes will be recorded at the same carrying value as the Old Notes as reflected in GST Funding's accounting records on the date of the exchange because the exchange of the Old Notes for the New Notes is the completion of the selling process contemplated in the issuance of the Old Notes. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

OTHER

         Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by GST Funding, GST USA or GST. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, shall create any implication that there has been no change in the affairs of GST Funding, GST USA or GST since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, GST Funding may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to Holders of Old Notes in such jurisdiction.

         As a result of the making of the Exchange Offer, GST Funding, GST USA and GST will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture except for any such rights under the Registration Rights Agreement and except that the Old Notes will not be entitled to the contingent increase in interest rate provided for in the Old Notes. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Old Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered Old Notes could be adversely affected.

                                 USE OF PROCEEDS

         GST Funding will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, GST Funding will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to the New Notes, except that the offer and sale of such New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in a change in the indebtedness of the Company.

         GST Funding received gross proceeds of approximately $265.0 million from the May Offering. Of the net proceeds of the May Offering, approximately $93.8 million was used to purchase Pledged Securities to fund the first six scheduled interest payments on the Notes, approximately $54.3 million was used to purchase Acquired Equipment ($41.5 million of which was used to refinance intercompany indebtedness) as of June 30, 1997, and the balance will be used to finance purchase and install telecommunications equipment such as fiber optic cable, switches and other related equipment.

                             SELECTED FINANCIAL DATA

GST FUNDING

         The selected financial data set forth below for the period from March 5, 1997 (date of inception) to June 30, 1997 is derived from the audited financial statements of GST Funding. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere in this Prospectus.


                                              Period from March 5, 1997 (date
                                              of inception) to June 30, 1997
                                              --------------------------------


 STATEMENT OF OPERATIONS DATA:

Interest Income...............................          $ 2,954

Interest expense..............................          (4,802)

Income tax expense............................          (1,004)
                                                        -------

Net loss......................................          (2,852)
                                                        =======


                                                      June 30, 1997
                                                      -------------


BALANCE SHEET DATA:

Restricted cash and investments..............             $204,761

Note receivable from parent (GST USA)........               54,264

Total assets.................................              269,409

Long term debt...............................              265,000

Common shares and additional paid-in-capital.                1,000

Accumulated deficit..........................              (2,852)
                                                         ---------

Shareholder's deficit........................              (1,852)

GST USA

         The selected financial data set forth below for Fiscal 1994, Fiscal 1995 and Fiscal 1996 are derived from the audited consolidated financial statements of the GST USA. The selected consolidated financial data for the nine months ended June 30, 1996 and 1997 is unaudited, but in the opinion of the management of GST USA, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for interim periods. Operating results for interim periods are not necessarily indicative of results to be expected for the full fiscal year. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere in this Prospectus.

                                 Thirteen
                                  Months
                                  Ended
                                September
                                   30,             Year Ended
                                 1994(a)         September 30,             Nine Months Ended
                               -----------  ----------------------   -----------------------------

                                                                        June 30,       June 30,
                                                1995         1996         1996           1997
                                            ------------  ---------  -------------- --------------


STATEMENT OF OPERATIONS DATA:
Revenues:
   Telecommunication services..  $   112     $ 11,118       $ 28,148     $19,452        $ 32,394
   Telecommunication products..    5,889        7,563          9,573       5,772          15,591
                                 -------      -------      ---------     -------        --------
     Total revenues............    6,001       18,681         37,721      25,224          47,985
Operating loss income..........     (975)     (10,261)       (39,869)    (23,919)        (50,116)
Other expenses (income):
  Interest income..............      (89)        (241)        (4,927)     (3,720)         (2,815)
  Interest expense(b)..........       27          805         18,263    (12,622)          18,515
  Other, net...................    1,877          820          2,289       1,525         (7,377)
Income tax expense.............      502(c)       166(c)          72          28             900
                                --------    ----------      --------     -------       ---------
Net loss(d).................... $ (3,492)     $(9,447)      $(55,155)   $(34,039)       $(59,730)
                                ========     ========      =========   =========       =========
Ratio of earnings to fixed            --           --             --          --              --
charges(e).....................

OTHER DATA:
Capital expenditures...........  $ 1,429     $ 33,905       $ 97,075      44,002         166,860
EBITDA(f)......................  $  (591)    $ (7,532)      $(31,776)    (18,264)        (38,782)

BALANCE SHEET DATA (AT END OF
PERIOD):
Cash and cash equivalents......   $1,310      $ 3,894       $ 41,420   $ 103,780        $ 19,109
Restricted cash and investments   $   --      $    --       $ 16,000   $      --       $ 209,174
Property and equipment.........    4,593       39,556        131,254      78,769         310,221
Accumulated depreciation.......     (222)      (1,545)        (6,709)     (4,988)        (13,826)
Investment in joint ventures(g)    3,552        2,859          1,364       1,873              --
Total assets...................   18,887       71,421        246,388     229,758         615,888
Current portion of long-term de
  and capital lease obligationsbt    134          745          3,377       2,662           5,911
Long term debt and capital leas
  obligations (excluding currene      --
  portion).....................t               19,495        210,085     201,750         551,741
Common Shares..................   16,340       47,909         69,957      56,482          78,446
Accumulated deficit............  (3,678)     (13,125)       (68,280)    (47,164)       (128,010)


Shareholders' equity...........   12,662       34,784          1,677       9,318        (49,564)



(a) GST USA was formed in August 1994 at which time the Company transferred all operating subsidiaries to GST USA. The consolidiated financial statements as of and for the thirteen months ended September 30, 1994 reflect the results of operations, financial position and cash flows of the operating subsidiaries using the "as if" pooling of interests basis of accounting, as the entities were under common control during the period.

(b) Excludes capitalized interest of $291 for Fiscal 1995, $2,316 for Fiscal 1996 and $1,706 for the nine months ended June 30, 1996 and $10,387 for the nine months ended June 30, 1997. During the construction of GST USA's networks, the interest costs related to construction expenditures are considered to be assets qualifying for interest capitalization under FASB Statement No. 34 "Capitalization of Interest Cost."

(c) During Fiscal 1994 and the first eight months of Fiscal 1995, GST USA owned less than 80% of GST Telecom and was therefore unable to deduct for tax purposes the losses incurred by GST Telecom.

(d) Includes minority interest in (income) loss of subsidiaries of (i) ($2) for Fiscal 1994, (ii) $2,364 for Fiscal 1995, (iii) $411 for Fiscal 1996, (iv) $335 for the nine months ended June 30, 1996 and (v) ($391) for the nine months ended June 30, 1997.

(e) The ratio of earnings to fixed charges is computed by dividing pretax income from continuing operations before fixed charges (other than capitalized interest) by fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized and that portion of rental expense the Company believes to be representative of interest. For Fiscal 1994, Fiscal 1995, Fiscal 1996, the nine months ended June 30, 1996 and the nine months ended June 30, 1997, earnings were insufficient to cover fixed charges by $2.8 million, $11.9 million, $57.8 million, $36.1 million and $68.8 million, respectively.

(f) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense. EBITDA is provided because it is a measure commonly used in the industry. It is presented to enhance an understanding of GST USA's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See GST USA's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

(g) Represents principally GST USA's then 50% ownership interest in Phoenix Fiber, the owner and operator of the Phoenix network. GST USA acquired the remaining 50% interest in Phoenix Fiber effective as of October 1, 1996.

THE COMPANY

         The selected financial data set forth below for the years ended August 31, 1992 and 1993, Fiscal 1994, Fiscal 1995 and Fiscal 1996 are derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for the nine months ended June 30, 1996 and 1997 is unaudited, but in the opinion of the management of the Company, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for interim periods. Operating results for interim periods are not necessarily indicative of results to be expected for the full fiscal year. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                          Thirteen
                                         Year              Months           Year Ended
                                   Ended August 31,        Ended           September 30,            Nine Months Ended
                               -----------------------   September    ----------------------  -----------------------------
                                                             30.                                 June 30,        June 30,
                                  1993(a)       1993       1994(b)        1995        1996         1996            1997
                               -----------   ----------  -----------  -----------   --------     ---------    -------------
                                                       (in thousands)

STATEMENT OF OPERATIONS DATA:
Revenues:
    Telecommunication services.        --             --   $   111     $ 11,118      $ 31,726      $19,452       $ 58,738
    Telecommunication products.        --             --     5,890        7,563         9,573        5,772         16,186
                               ----------        -------   -------      -------     ---------      -------       --------
      Total revenues...........        --             --     6,001       18,681        41,299       25,224         74,924
Operating loss income..........$     (57)        $ (418)   (1,337)     (11,631)      (42,597)     (25,278)       (54,683)
 Other expenses (income):
  Interest income..............       (5)           (35)     (254)        (303)       (5,549)      (4,209)        (3,377)
  Interest expense(c)..........        --             --        27          838        21,224       14,801         21,321
   Other, net..................        --            439     1,878        1,347         2,360        1,534        (6,549)
Income tax expense.............        --         $   --       502(d)        166(d)       157           31            843
                                ---------         ------  --------    ----------    ---------      -------      ---------
Net loss(e)....................    $(254)(f)         822  $(3,492)    $(11,315)     $(60,378)    $(37,100)      $(67,312)
                                   ======         ======  ========    =========     =========    =========      =========
Ratio of earnings to fixed             --             --        --           --            --           --             --
charges(g).....................

OTHER DATA:
Capital expenditures...........        --        $     4   $ 1,431     $ 33,922      $ 97,569       44,018        168,441
EBITDA(h)...................... $     (57)         (418)  $  (779)    $  (8,807)    $(33,936)     (19,620)       (39,452)

BALANCE SHEET DATA (AT END OF
PERIOD):
Cash and cash equivalents...... $      63         $4,746   $04,219     $ 06,024      $ 61,343    $ 123,526       $ 38,350
Restricted cash and investments $      --         $   --   $0   --     $ 0   --      $ 16,000    $      --      $ 209,174
Property and equipment.........        --              4     4,805       39,583       134,360       73,816        300,356
 Accumulated depreciation......        --             --       221        1,550         6,785        4,996         14,630
Investment in joint ventures(i)        --          4,616     3,552        2,859         1,364        1,873              0
Total assets...................        72          9,398    26,769       73,125       301,701      251,611        682,026
Current portion of long-term de
  and capital lease obligationsbt      --             --        --          959         5,554        2,871          8,340
Long term debt and capital leas
  obligations (excluding currene        --
  portion).....................t                      --        --       19,746       234,127      223,229        578,832
Common Shares and commitment
  to issue shares(j)...........       394         10,511    25,075       51,660        98,101       61,974        137,107
Accumulated deficit............     (327)        (1,149)   (4,640)     (15,955)      (76,333)     (53,055)      (143,645)
 Shareholders' equity..........        67          9,362    20,435       35,705        21,768        8,919        (6,538)


------------------------
(a) The consolidated financial statements of the Company as at and for the year ended August 31, 1992 have been prepared by the Company's management in accordance with generally accepted accounting principles in Canada. Such consolidated financial statements also conform, in all material respects, with generally accepted accounting principles in the United States ("U.S. GAAP").

(b) The Company changed its fiscal year end to September 30, effective in 1994. As a result, amounts reported for Fiscal 1994 are for the 13 months ended September 30, 1994. Results for Fiscal 1994 include the acquisition of 60% of GST Telecom, the Company's subsidiary that owns and operates each of the Company's networks, and, at various times during fiscal 1994, an aggregate of 80% of NACT.

(c) Excludes capitalized interest of $291 for Fiscal 1995, $2,316 for Fiscal 1996 and $1,706 for the nine months ended June 30, 1996 and $10,387 for the nine months ended June 30, 1997. During the construction of the Company's networks, the interest costs related to construction expenditures are considered to be assets qualifying for interest capitalization under FASB Statement No. 34 "Capitalization of Interest Cost."

(d) During Fiscal 1994 and the first eight months of Fiscal 1995, the Company owned less than 80% of GST Telecom and was therefore unable to deduct for tax purposes the losses incurred by GST Telecom.

(e) Includes minority interest in (income) loss of subsidiaries of (i) ($2) for Fiscal 1994, (ii) $2,364 for Fiscal 1995, (iii) $411 for Fiscal 1996, (iv) $335 for the nine months ended June 30, 1996 and (v) ($391) for the nine months ended June 30, 1997.

(f)      Includes $202 loss from discontinued operations.

(g) The ratio of earnings to fixed charges is computed by dividing pretax income from continuing operations before fixed charges (other than capitalized interest) by fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized and that portion of rental expense the Company believes to be representative of interest. For Fiscal 1993, Fiscal 1994, Fiscal 1995, Fiscal 1996, the nine months ended June 30, 1996 and the nine months ended June 30, 1997, earnings were insufficient to cover fixed charges by $.8 million, $3.0 million, $13.8 million, $62.9 million, $39.1 million and $76.5 million, respectively.

(h) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense. EBITDA is provided because it is a measure commonly used in the industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

(i) Represents principally the Company's then 50% ownership interest in Phoenix Fiber, the owner and operator of the Phoenix network. The Company acquired the remaining 50% interest in Phoenix Fiber effective as of October 1, 1996.

(j) At June 30, 1997, the Company was committed to issue the following: (i) a minimum of 174,906 Common Shares to the former shareholders of TotalNet in October 1997 and (ii) a number of Common Shares with a market value of $1.2 million, based on the then market value of the Common Shares and payable at various times in Fiscal 1997 and Fiscal 1998, to the former shareholders of Tri-Star.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                   GST FUNDING

OVERVIEW

         GST Funding was formed on March 5, 1997 for the purpose of issuing the Old Notes and financing the purchase of Acquired Equipment. GST Funding acts as purchasing agent for GST USA and sells to GST USA the equipment it purchases with the proceeds from the May Offering. GST Funding has only a limited operating history.

         As of June 30, 1997, GST Funding has purchased approximately $54.3 million of equipment and holds restricted cash and investments of approximately $204.8 million restricted for the acquisition of equipment and the payment of interest. All of such equipment has been sold to GST USA in exchange for Intercompany Notes. Ultimately, such equipment is leased by GST USA to the various operating subsidiaries of the Company.

OPERATIONS

         The operations of GST Funding are limited to (i) purchasing  equipment,
(ii) selling equipment, (iii) receiving payments under Intercompany Notes, (iv) making payments of interest and principal on the Notes, and (v) fulfilling its obligations under the Indenture, the Pledge Agreement and the Registration Rights Agreement.

LIQUIDITY AND CAPITAL RESOURCES

         On May 13, 1997, GST Funding completed the May Offering, consisting of $265.0 million in Notes. Of the $255.8 million of net proceeds from the issuance of the Notes, as of June 30, 1997 approximately $93.8 million was used to purchase Pledged Securities to fund the first six interest payments on the Notes and approximately $54.3 million was used to purchase Acquired Equipment ($41.5 million of which was used to refinance intercompany indebtedness). The Indenture governing the Notes includes restrictive covenants which, among other items, limit or restrict additional indebtedness incurred by the Company, investment in certain subsidiaries and the payment of dividends.

                                     GST USA

         Since inception in 1994 until the fourth quarter of Fiscal 1996, GST USA held all of the Company's consolidated operating subsidiaries and, as such, GST USA's consolidated results of operations for those periods are substantially similar to the Company's. The Company directly acquired GST Call America and TotalNet in the fourth quarter of Fiscal 1996 and Action Telcom in the second quarter of Fiscal 1997. The Company anticipates that such subsidiaries will be transferred to GST USA within 12 months.

         The analysis of GST USA's results of operations is based on a comparison of such results to the Company's for the periods presented, and is provided so that the reader may understand any significant difference.

         The following chart details the differences in operating results between the Company and GST USA. Such differences were computed by subtracting the GST USA results from the Company's results for the measures provided.

                                 (in thousands)
                                      Thirteen
                                      Months            Year Ended
                                      Ended           September 30,       Nine Months Ended
                                     September        -------------------------------------
                                        30,                                        June 30
                                       1994           1995         1996         1996      1997
                                     ----------------------------------------------------------

Total revenue                       $     -        $     -        $ 3,578     $    -    $26,939

Operating costs and expenses            362          1,370          6,306      1,359     31,506
                                    -----------------------------------------------------------

Operating loss                         (362)        (1,370)        (2,728)    (1,359)    (4,567)

Other income (expense), net             164           (498)        (2,495)    (1,702)    (3,015)
                                    -----------------------------------------------------------

Net loss                            $  (198)       $(1,868)       $(5,223)   $(3,061)   $(7,582)
                                    ============================================================

         Revenues: The differences in revenues for Fiscal 1996 and the nine months ended June 30, 1997 result from the direct acquisitions of Call America and TotalNet, and to a lesser extent, the direct acquisition of Action Telcom.

         Operating expenses: The differences in operating expenses for Fiscal 1994, Fiscal 1995 and the nine months ended June 30, 1996 relate to the custodial expenses of the Company, including legal and regulatory fees and the salaries of certain administrative personnel. The differences in operating expenses for Fiscal 1996 and the nine months ended June 30, 1997 relate to the operating costs of the directly-held subsidiaries, including the amortization of purchased intangibles, and to the aforementioned custodial expenses.

         Other expenses: The difference in other income (expense) for Fiscal 1994 is due to interest income earned directly by the Company. The difference for Fiscal 1995 relates primarily to losses on directly-held equity investments. For Fiscal 1996 and the nine month periods ended June 30, 1996 and 1997, the primary difference in other income (expense) relate to interest expense on the convertible notes issued in December 1995. Such notes are held directly by the Company.

                                   THE COMPANY

OVERVIEW


         The Company provides a broad range of integrated telecommunications products and services, primarily to customers located in the western continental United States and Hawaii. The Company's digital networks currently serve cities in Arizona, California, Hawaii, New Mexico, Texas and Washington. In addition, the Company has networks under construction which, when completed, will serve additional cities and expand its regional footprint to Oregon. The Company provides, through its established sales channels, telecommunications services that include long distance, Internet and data transmission services and recently introduced local dial tone services. In addition, the Company produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities.


         The Company has invested significant capital and effort in developing its telecommunications business. This capital has been invested in the development of the Company's networks, for the hiring and development of an experienced management team, the development and installation of operating systems, the introduction of services, marketing and sales efforts and for acquisitions. The Company expects to make increasing capital expenditures to expand and interconnect its networks and broaden its service offerings and may consummate additional acquisitions. Proper management of the Company's growth will require the Company to maintain quality control over its services and to expand the Company's internal management, technical and accounting systems, all of which will require substantial investment. See "Risk Factors -- Development and Expansion Risk and Possible Inability to Manage Growth," "-- Significant Capital Requirements," "-- Dependence on Billing, Customer Services and Information Systems" and "-- Liquidity and Capital Resources."

         Effective in 1994, the Company changed its fiscal year end to September 30, in order to conform more closely to the reporting periods of its subsidiaries. As a result of the limited revenues and significant expenses associated with the expansion and development of its networks and services, the Company's operating results could vary significantly from period to period. See "Risk Factors -- Variability of Quarterly Operating Results."

         NETWORK OPERATIONS. The development, construction and expansion of the Company's network business requires significant capital, a large portion of which is invested before any revenue is generated. See "Risk Factors -- Significant Capital Requirements." The Company has experienced, and expects to continue to experience, increasing negative EBITDA and losses while it expands its network operations and builds its customer base. See "Risk Factors -- Historical and Anticipated Future Operating Losses and Negative EBITDA." None of the Company's existing networks is generating EBITDA. Based on its experience to date and that of its competitors, the Company estimates that a new network will generate EBITDA within 30 to 36 months after commencement of commercial operations. Construction periods and operating results will vary from network to network. There can be no assurance that the Company will be able to establish a sufficient revenue-generating customer base or achieve EBITDA in any particular market or on a consolidated basis.

         Management estimates that the total costs associated with the purchase and installation of fiber optic cable and high-speed electronic transmission equipment, including capitalized engineering costs, will range from $10.0 million to $25.0 million per network, depending upon the size of the market served and the scope and complexity of the network. Actual costs may vary significantly from this range. The amounts and timing of these expenditures are subject to a variety of factors that may vary significantly by the geographic and demographic characteristics of each market. In addition to capital expenditure requirements, upon commencement of the construction phase of a network, the Company begins to incur direct operating costs for such items as salaries and rent. As network construction progresses, the Company incurs rights-of-way costs and increased sales and marketing expenses. Certain direct preoperating costs for new networks are capitalized until the network becomes operational and are thereafter expensed as incurred.

         The initial development of a network may take as long as six months, depending upon the size and complexity of the network and a variety of factors, including the time required to obtain rights-of-way and other governmental approvals, such as franchise agreements. Once actual construction commences, it may take from two to six months to complete the initial backbone segment of a network. The time required during the construction phase is significantly influenced by the number of route miles involved, the mix of aerial versus underground fiber deployment, possible delays in receiving fiber optic cable, electronic equipment and required permits and other factors.

         LOCAL SERVICES. The Company plans to continue to install switching equipment in its operational networks, in markets where it is constructing networks and in certain other cities where the Company will rely on ILEC facilities for transmission, as demand warrants. Once a switch is operational, where regulatory conditions permit, the Company intends to offer local dial tone, in addition to enhanced services such as ISDN, Centrex, voice mail and other custom calling features.

         The Company expects negative EBITDA from its switched services during the 24 to 36 month period after a switch is deployed. For switches operating in conjunction with the Company's networks, the Company expects operating margins to improve as the network is expanded and larger volumes of traffic are carried on the Company's network. Until such time, the Company will rely on the ILEC to originate and terminate a significant portion of its switched services traffic. For switches operating in cities where the Company will rely on ILEC facilities for transmission, the Company will experience lower or negative operating margins under current ILEC pricing tariffs. Although under the Telecommunications Act the ILECs will be required to unbundle local tariffs, permitting the Company to purchase only the origination and termination services it needs, thereby decreasing operating expenses, there can be no assurance that such unbundling will be effected in a timely manner and result in prices favorable to the Company. See "Risk Factors -- Difficulties in Implementing Local and Enhanced Services."

         LONG DISTANCE SERVICES. The Company offers basic and enhanced long distance services, such as toll free, calling card, prepaid calling card and international call back services, targeting primarily business customers purchasing between $200 and $15,000 of services per month as well as resellers and other carriers. As part of the Company's strategy to become a provider of a full range of telecommunications services and to offer total solutions to its customer base, in May 1995, the Company acquired International Telemanagement Group, Inc. ("ITG"), an international and domestic long distance carrier. During Fiscal 1994, NACT began offering wholesale carrier and other services and Wasatch International Network Services, Inc. ("WINS"), the Company's wholly-owned subsidiary, began to offer enhanced long distance services. In the second half of 1996, the Company expanded its long distance products and services through the acquisitions of Action Telcom, GST Call America, TotalNet and the business of Texas-Ohio. The Company provides services as a reseller under agreements with certain major long distance carriers that provide the Company with access to the carriers' networks at rates that are typically discounted, varying with monthly traffic generated by the Company through each carrier's network. The Company is obligated to satisfy certain minimum monthly usage requirements through each network of $5.2 million per month over the next three years. If such requirements are not satisfied, the Company is required to pay an underutilization fee in addition to its monthly bill. See "Risk Factors -- Risks Relating to Long Distance Business."

         INTERNET SERVICES. In March 1996, the Company acquired the business of Hawaii On Line, the largest Internet access provider in Hawaii. The Company is also presently providing Internet services to customers in Portland and Vancouver (Washington). In addition to providing Internet access, the Company presently offers Internet-related services such as Web site development and hosting, provides EDI services and is in the process of developing various
Internet software applications. Management believes that these services will become an important component of the Company's overall product offerings and intends to continue to expand its Internet access and service business to other markets.

         DATA SERVICES. The Company offers national and international frame relay services on its own frame relay network and through an interconnection agreement with Intermedia. Under this agreement, the Company and Intermedia have agreed to link their data networks and terminate one another's traffic. The Company plans to offer additional services including ATM, high speed LAN connectivity, video conferencing, multimedia networking and other bandwidth intensive applications.

         MANUFACTURING. In September 1993, the Company purchased a 52% interest in NACT, which produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. During Fiscal 1994, the Company acquired in a series of transactions an additional 28% interest in NACT. The aggregate consideration paid for the Company's 80% interest in NACT was $5.7 million, consisting of $3.1 million in cash and 451,536 Common Shares. On January 5, 1995, the Company purchased the remaining 20% interest in NACT for consideration consisting of $.8 million in cash and notes payable and 504,747 Common Shares. In the third quarter of Fiscal 1996, NACT introduced the STX, the first of a new generation of switches, which is expected to be attractive to a broader group of customers. In the NACT Offering, the Company and NACT sold one million and two million shares, respectively, of NACT's common stock, resulting in gross proceeds to the Company and NACT of $10.0 million and $20.0 million, respectively. As a result of the NACT Offering, the Company's interest in NACT has been reduced to approximately 63%.

RESULTS OF OPERATIONS

                    NINE MONTHS ENDED JUNE 30, 1997 COMPARED
                       TO NINE MONTHS ENDED JUNE 30, 1996

         REVENUES. Total revenues for the three and nine month periods ended June 30, 1997 increased $16.7 million, or 160.7%, and $49.7 million, or 197.0%, respectively, over the comparable three and nine month periods ended June 30, 1996. Telecommunications services revenues for the three and nine month periods ended June 30, 1997 increased $12.8 million, or 161.2%, and $39.3 million, or 202.0%, respectively, over the comparable periods in the previous year. The increase in telecommunications services revenues resulted from the inclusion of revenues from strategic acquisitions, including GST Call America and TotalNet, as well as increased CLEC service revenues generated by the Company's networks. To a lesser extent, the increase in telecommunications services revenues resulted from increased Internet, shared tenant and data services. Telecommunications products revenues for the three and nine month periods ended June 30, 1997 increased $3.9 million, or 159.1%, and $10.4 million, or 180.4%, respectively, over the three and nine months ended June 30, 1996. The increase in telecommunication products revenues resulted primarily from the introduction in April 1996 of NACT's STX switch and subsequent increased unit sales. To a lesser extent the increase in product revenues is due to the inclusion of newly acquired Action Telcom's sales of network management and fraud protection systems.

         OPERATING EXPENSES. Total operating expenses for the three and nine month periods ended June 30, 1997 increased $24.9 million, or 117.8%, and $79.1 million, or 156.6%, respectively, over the three and nine month periods ended June 30, 1996. Network expenses, which include direct local and long distance circuit costs, were 75.4% and 82.1%, respectively, of telecommunications services revenues for the three and nine month periods ended June 30, 1997, compared to 63.7% and 76.7% for the comparable periods in the previous year. Facilities administration and maintenance expenses (consisting primarily of costs related to personnel providing maintenance, monitoring and technical assistance for the Company's networks) for the three and nine month periods ended June 30, 1997 were 16.4% and 16.7%, respectively, of telecommunications services revenues compared to 45.2% and 29.8% for the comparable periods ended June 30, 1996. The primary reason for the increase in network expenses as a percent of telecommunications services revenues and the decrease in facilities administration and maintenance expenses as a percent of telecommunications services revenues is the inclusion of revenue from 1996 strategic acquisitions, a significant portion of which are generated from the resale of other carriers' networks.

         Cost of product revenues, which includes the costs associated with product revenues of NACT and Action Telcom, were 29.6% and 34.3% of telecommunications products revenues for the three and nine month periods ended June 30, 1997, respectively, compared to 46.4% and 48.6% for the comparable periods ended June 30, 1996. The decrease results primarily from economies of scale related to increased unit sales of NACT's STX switch. Research and development costs for the three and nine months ended June 30, 1997 increased $.4 million and $.8 million, respectively, over the comparable periods in the previous year. The increase is due to the addition of personnel to enhance the current switch product line and to facilitate the development of new switching products and applications.

         Selling, general and administrative expenses for the three and nine month periods ended June 30, 1997 increased $9.8 million, or 109.8%, and $28.7 million, or 138.8%, respectively, over the three and nine months ended June 30, 1996. The increase is due to the expansion of the Company's CLEC and enhanced services operations, and to the acquisition of four companies over the past 12 months. The implementation of the Company's integrated services strategy has resulted in additional marketing, management information and sales staff.

         Depreciation and amortization for the three and nine month periods ended June 30, 1997 increased $3.6 million and $9.5 million, respectively, over the comparable periods in the previous year. The increase is attributable to newly-constructed networks becoming operational and to the amortization of intangible assets related to the Company's acquisitions. The Company expects that depreciation will continue to increase as it expands its networks and increases switched services.

         OTHER EXPENSES/INCOME. For the three and nine months ended June 30, 1997, the Company recorded net other expense of $8.8 million and $11.4 million, respectively, compared to net other expense of $5.9 million and $12.1 million for the comparable periods ended June 30, 1996. For the nine month period, the reason for the improvement in net other expenses as compared to the previous year was a $7.4 million gain recognized on the sale of one million of the Company's shares of NACT in February 1997. If the gain had been excluded, other expenses for the nine month period ended June 30, 1997 would have increased $6.7 million over the nine month period ended June 30, 1996. Such increase primarily resulted from increased interest expense due to the issuance of $180 million of 1995 Notes in December 1995 and the issuance of $265 million of Old Notes in May 1997. For the three month period, the increase in other expenses as compared to the same period of the previous year is primarily due to the interest related to the May Offering.

                       FISCAL 1996 COMPARED TO FISCAL 1995

         REVENUES. Total revenues for Fiscal 1996 increased $22.6 million, or 121.0%, to $41.3 million from $18.7 million for Fiscal 1995. Telecommunications services revenues for Fiscal 1996 increased $20.6 million, or 185%, to $31.7 million from $11.1 million for Fiscal 1995. The increase in telecommunications services revenues resulted from the continuing growth of long distance (including revenues associated with Fiscal 1995 and 1996 acquisitions), local, Internet and data services. Acquisitions (primarily the acquisition of ITG but also the acquisitions of GST Call America and the businesses of Hawaii On Line and Texas-Ohio) accounted for $15.1 million of the increase in such revenues. See "Business -- Telecommunications Services Strategy -- Long Distance Services." Telecommunications products revenues for Fiscal 1996 increased $2.0 million, or 26.6% over Fiscal 1995. The increase in telecommunications products revenues resulted from the introduction by NACT of the STX product line in the third quarter of Fiscal 1996.

         OPERATING EXPENSES. Total operating expenses for Fiscal 1996 increased $53.6 million, or 176.8%, to $83.9 million from $30.3 million for Fiscal 1995. Network expenses, which include direct local and long distance circuit costs, increased $16.5 million to $26.6 million from $10.1 million for Fiscal 1995, due to an expanded customer base and increased usage. As a percentage of telecommunications services revenues, network expenses decreased from 90.9% for Fiscal 1995 to 83.8% for Fiscal 1996. Facilities administration and maintenance expenses for Fiscal 1996 increased $8.2 million to $10.3 million from $2.1 million for Fiscal 1995. As a percentage of telecommunications services revenues, facilities administration and maintenance expenses increased from 18.9% for Fiscal 1995 to 32.5% for Fiscal 1996. The increase related to additional personnel and facility costs required by continuing network expansion, a substantial portion of which are incurred before the realization of revenues.

         Cost of product revenues at NACT for Fiscal 1996 increased $.9 million to $4.0 million from $3.1 million for Fiscal 1995. As a percentage of telecommunications products revenues for Fiscal 1996, cost of product revenues increased nominally as compared to Fiscal 1995 due to initial lower margins resulting from the discontinuance of NACT's former switch product line as it began to offer the new STX to existing customers. Research and development costs increased nominally for Fiscal 1996 relative to Fiscal 1995 as the Company moved to more rapidly develop an improved billing system product and to maintain ongoing research and development of the Company's existing hardware and software product lines.

         Selling, general and administrative expenses increased $22.0 million, or 193.5%, to $33.4 million from $11.4 million for Fiscal 1995. The increase was due to the expansion of the Company's CLEC and enhanced services operations, and to a lesser extent, the acquisitions during Fiscal 1996 of GST Call America and Tri-Star and the businesses of Hawaii On Line and Texas-Ohio. The implementation of the Company's integrated services strategy has resulted in additional marketing, management information and sales staff.

         Depreciation and amortization for Fiscal 1996 increased $5.9 million to $8.3 million from $2.4 million for Fiscal 1995 due to increased depreciation resulting from newly constructed networks becoming operational. To a lesser extent, the increase in depreciation and amortization was also due to increased amortization of intangible assets resulting from acquisitions.

         OTHER EXPENSES. Other expenses for Fiscal 1996 increased $16.1 million to $18.0 million from $1.9 million for Fiscal 1995. The increase was principally the result of additional interest expense associated with the 1995 Notes, offset by interest income resulting from the investment of the proceeds of the 1995 Notes Offering.

                       FISCAL 1995 COMPARED TO FISCAL 1994

         REVENUES. Revenues for Fiscal 1995 increased $12.7 million, or 211.3%, to $18.7 million from $6.0 million for Fiscal 1994. The increase resulted from a $11.0 million increase in telecommunications services revenues and a $1.7 million, or 28.4%, increase in product revenues of NACT. Telecommunications service revenues increased $10.6 million as a result of wholesale carrier services revenues generated by WINS and NACT, which began to offer such services during Fiscal 1995, and long distance and other service revenues of ITG, which was acquired effective May 1, 1995. In addition, an increase of $.4 million was the result of revenues generated by the Hawaiian digital microwave and the Southern California networks. The Southern California networks became operational in Fiscal 1995. The increase in manufacturing revenues was due to increased unit sales of telecommunications switching and network management and billing systems.

         OPERATING EXPENSES. Total operating expenses for Fiscal 1995 increased $23.0 million, or 315.0%, to $30.3 million from $7.3 million for Fiscal 1994. Network expenses for Fiscal 1995 increased $10.0 million to $10.1 million from $.1 million for Fiscal 1994 due to expansion of network operations, the acquisition of ITG and the commencement of wholesale carrier services at WINS and NACT. Facilities administration and maintenance expenses totaled $2.1 million for Fiscal 1995, compared to only $26,000 for Fiscal 1994. The increase was due to significant network expansion in Fiscal 1995, whereas Fiscal 1994 results included only three months of engineering expenses at the Company's Hawaiian network.

         Cost of product revenues at NACT for Fiscal 1995 increased to $3.1 million, or 40.9% of product revenues, for Fiscal 1995 from $2.1 million, or 36.3% of product revenues, for Fiscal 1994. Research and development expenditures of NACT increased by $.6 million, or 84.4% to $1.3 million for Fiscal 1995 from $.7 million for Fiscal 1994 due to the continuing development of the STX, which was introduced in Fiscal 1996.

         Selling, general and administrative expenses increased $7.4 million to $11.4 million for Fiscal 1995 from $4.0 million for Fiscal 1994. The increase was principally the result of higher salary and benefit costs incurred in Fiscal 1995 as the Company added a significant number of sales, marketing and management employees in connection with network expansion. Also contributing to the increase in selling, general and administrative expenses were higher professional fees and travel costs related to expansion of CLEC operations. In addition, bad debt expense increased $1.3 million in Fiscal 1995 principally due to a reserve for doubtful accounts for an ITG customer.

         Depreciation and amortization increased $2.0 million to $2.4 million for Fiscal 1995 from $0.4 million for Fiscal 1994 as a result of amortization of intangible assets related to acquisitions and depreciation of newly-operational networks.

         OTHER EXPENSES. Other expenses increased $.2 million to $1.9 million for Fiscal 1995 from $1.7 million for Fiscal 1994. Contributing to the increase was an $.8 million increase in interest expense resulting from borrowings under the Tomen Facility and a $.5 million write-off of investments. Offsetting these increases was a $.4 million decrease in the loss on joint ventures due to improved operating results at the Phoenix Fiber network.

Additionally, in Fiscal 1994 the Company wrote-off $.7 million in pre-operating costs at GST Telecom. No such losses were realized in Fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has incurred significant operating and net losses as a result of the development and operation of its networks. The Company expects that such losses will continue as the Company emphasizes the development, construction and expansion of its networks and builds its customer base, and that cash provided by operations will not be sufficient to fund the expansion of its networks and services.

         Net cash provided by financing activities from borrowings and equity issuances to fund capital expenditures, acquisitions and operating losses was $276.9 million, $192.7 million, $194.3 million, $38.0 million and $10.9 million for the nine months ended June 30, 1997, the nine months ended June 30, 1996, Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively. The Company's net cash used in operating and investment activities was $299.9 million, $75.2 million, $139.0 million, $36.2 million and $11.4 million for the nine months ended June 30, 1997, the nine months ended June 30, 1996, Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively.


         Capital expenditures for the nine months ended June 30, 1997, the nine months ended June 30, 1996, Fiscal 1996, Fiscal 1995 and Fiscal 1994 were $168.4 million, $44.0 million, $97.6 million, $33.9 million and $1.4 million, respectively. The Company anticipates making substantial capital expenditures in the future. The majority of these expenditures is expected to be made for network construction and the purchase of switches and related equipment to facilitate the offering of the Company's services. In addition, the Company expects to continue to incur operating losses while it expands its business and builds its customer base. Actual capital expenditures and operating losses will depend on numerous factors beyond the Company's control, including economic conditions, competition, regulatory developments and the availability of capital.


         In September 1996, the Company entered into the Siemens Loan Agreement that provides for loans by Siemens of up to an aggregate of $226 million to finance the purchase of Siemens equipment and certain equipment from other suppliers. $116 million of such loan proceeds is presently available to the Company. The Company may seek to obtain the balance of such proceeds on an as needed basis, subject to the negotiation and execution of mutually satisfactory documentation. In December 1996, the Company entered into the NTFC Loan Agreement, which provides for $50 million of equipment financing to finance the purchase of equipment and products from Nortel. As of June 30, 1997, the Company has borrowed $4.5 million and $44.6 million from Siemens and NTFC, respectively, pursuant to these agreements. See "Description of Certain Indebtedness and Redeemable Preferred Shares -- Equipment Financing."

         In October 1996, the Company completed the Special Warrant Offering, consisting of two million Common Shares and warrants to purchase up to an additional one million Common Shares at $13.00 per share for one year from the date of issuance. The Company received $20.8 million in net proceeds conjunction with the sale of the two million Common Shares.

         In February 1997, the Company consummated the Princes Gate Investment, a private placement of $50 million of Redeemable Preferred Shares. The
Redeemable Preferred Shares, which are convertible at any time after February 28, 2000 at an imputed price of $11.375 per share, will not pay dividends in cash, except to the extent cash dividends are paid on Common Shares. In addition, the liquidation and redemption prices of the Redeemable Preferred Shares will accrete at a semi-annual rate of 11 7/8%. On February 28, 2004, and under certain circumstances, the Redeemable Preferred Shares will also be subject to mandatory conversion or redemption, provided that to the extent the Company is prohibited from paying the redemption price in cash, holders of the Redeemable Preferred Shares may elect to convert such shares into Common Shares and if such election is not made, the Company may extend the mandatory redemption date to August 28, 2007. See "Description of Certain Indebtedness and Redeemable Preferred Shares -- Redeemable Preferred Shares."

         In February 1997, NACT completed an initial public offering of its common stock pursuant to which the Company and NACT sold one million and two million shares, respectively, of NACT's common stock, resulting in net proceeds to the Company and NACT of approximately $9.1 million and $18.2 million, respectively.

         In May 1997, GST Funding completed the May Offering of $265 million of the Old Notes. Of the $255.8 million of net proceeds from the issuance of the Notes, as of June 30, 1997 approximately $93.8 million was used to purchase Pledged Securities to fund the first six interest payments on the Notes and approximately $54.3 million was used to purchase Acquired Equipment ($41.5 million of which was used to refinance intercompany indebtedness). The Indenture and the 1995 Indentures include restrictive covenants which, among other items, limit or restrict additional indebtedness incurred by the Company, investment in certain subsidiaries, the sale of assets and the payment of dividends.

         The Company proposes to incur significant additional indebtedness to purchase telecommunications equipment such as switches and fiber optic cable and to finance related design, development, construction, installation and integration costs. The Company may make public and private offerings of its debt and equity securities and may negotiate additional credit facilities.

         The Company's cash debt service obligations, including principal and interest payments, for the next five fiscal years are as follows:

                1998            $ 53.0 million
                1999            $ 58.8 million
                2000            $ 58.0 million
                2001            $ 93.4 million
                2002            $102.3 million

         At June 30, 1997, the Company had cash, cash equivalents, and investments, including restricted cash and investments, of $249.8 million, compared to $82.5 million at September 30, 1996. Management believes that the cash on hand, borrowings expected to be available under the Tomen Facility, the NTFC agreement and the Siemens agreement, and proceeds from securities offerings, if any, will provide sufficient funds for the Company to expand its business as presently planned and to fund its operating expenses through June 1998. Thereafter, the Company expects to require additional financing. In the event that the Company's plans or assumptions change or prove to be inaccurate, or its cash resources, together with borrowings under the current financing arrangements prove to be insufficient to fund the Company's growth and operations, or if the Company consummates additional acquisitions, the Company may be required to seek additional sources of capital sooner than currently anticipated. There can be no assurance that the Tomen Facility or other financing will be available to the Company or, if available, that it can be concluded on terms acceptable to the Company or within the limitations contained within the Company's financing arrangements. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's development or expansion plans and could have material adverse effect on the Company's business. Such failure could also limit the ability of the Company to make principal and interest payments on its outstanding indebtedness. The Company has no working capital or other credit facility under which it may borrow for working capital and other general corporate purposes. There can be no assurance that such a facility will be available to the Company in the future or that if such a facility were available, that it would be available on terms and conditions acceptable to the Company.

         The Company's liquidity substantially improved as a result of the 1995 Notes Offering and the May Offering because the 1995 Notes do not require the payment of cash interest prior to June 2001 and the 1995 Notes and Notes do not require the payment of principal until maturity in 2005 and 2007, respectively. However, a portion of the indebtedness under the Tomen Facility and a portion of the equipment financing will mature prior to 2005. Accordingly, the Company may need to refinance a substantial amount of indebtedness. In addition, the

Company anticipates that cash flow from operations will be insufficient to repay the 1995 Notes and Notes in full at maturity and that such notes will need to be refinanced. The ability of the Company to effect such refinancings will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. There can be no assurance that the Company will be able to improve its earnings before fixed charges or that the Company will be able to meet its debt service obligations, including its obligations under the Tomen Facility, the 1995 Notes, the Notes or its equipment financing.

NEW ACCOUNTING PRONOUNCEMENTS

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 128. "Earnings per Share" ("SFAS 128"). This statement establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS 128. the Company will be required to present both basic net income per share and diluted net income per share. Basic net income per share is expected to be comparable or slightly higher than the currently presented net income per share as the effect of dilutive stock options will not be considered in computing basic net income per share. Diluted net income per share is expected to be comparable or slightly lower than the currently presented net income per share since the diluted calculation will also use the average market price instead of the higher of the average or ending market price for its calculations. The Company expects to adopt SFAS 128 in the first quarter of fiscal 1998 and, at that time, all historical net income per share data presented will be restated to conform to the provisions of SFAS 128.

INCOME TAXES AND ADOPTION OF NEW ACCOUNTING STANDARDS

         At September 30, 1996, the Company had a U.S. net operating loss carryforward of approximately $45.0 million and a Canadian net operating loss carryforward of approximately Cdn. $6.8 million. While such loss carryforwards are available to offset future taxable income of the Company, the Company does not expect to generate sufficient taxable income so as to utilize all or a substantial portion of such loss carryforwards prior to their expiration. Further, the utilization of net operating loss carryforwards against future taxable income is subject to limitation if the Company experiences an "ownership change" as defined in Section 382 of the Code and the analogous provision of the Canada Act.

         In March 1995, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets Disposed Of." SFAS No. 121 provides specific guidance regarding when impairment of long-lived assets such as plant, equipment and certain intangibles including goodwill should be recognized and how impairment losses of such assets should be measured. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. The Company is preparing to adopt SFAS No. 121 in Fiscal 1997 and expects the impact on its statements of operations will not be material.

         In October 1995, the FASB issued Statement No. 123 "Accounting for Stock-Based Compensation," which must be adopted by the Company. As permitted by FASB Statement No. 123, the Company has elected not to implement the fair value based accounting method for employee stock options and will disclose, commencing in Fiscal 1997, the pro forma net income and earnings per share as if such method had been used to account for stock-based compensation cost.

                                    BUSINESS

OVERVIEW

         The Company provides a broad range of integrated telecommunications products and services, primarily to customers located in the western continental United States and Hawaii. As a CLEC, the Company operates state-of-the-art, digital telecommunications networks that provide an alternative to ILECs. The Company provides, through its established sales channels, telecommunications services that include long distance, Internet and data transmission services and recently introduced local dial tone services. The Company also produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities through its equipment subsidiary, NACT.

         The Company's digital networks currently serve cities in Arizona, California, Hawaii, New Mexico and Washington. In addition, the Company has networks under construction which, when completed will serve additional cities and expand its regional footprint to Idaho, Oregon, Utah and five Hawaiian Islands.

         Management believes that the Company has an opportunity to leverage its network infrastructure and service capabilities to provide customers with a complete solution to their telecommunications requirements. The Telecommunications Act and state regulatory initiatives have substantially changed the telecommunications regulatory environment in the United States. As a result of these regulatory changes, the Company is permitted, in certain states, to provide local dial tone in addition to its existing telecommunications service offerings. In order to capitalize on these opportunities, the Company has accelerated the development of additional networks within its region while significantly expanding its product and service offerings, primarily with respect to the provision of local services.

         GST Funding is a special purpose finance subsidiary of the Company, formed to issue the Old Notes, to purchase equipment with the proceeds of the May Offering, GST Funding acts as a purchasing agent for GST USA and sells to GST USA the equipment it purchases. Ultimately, such equipment is leased to the operating subsidiaries of the Company by GST USA.

TELECOMMUNICATIONS SERVICES MARKET

         As reported by the FCC, ILECs in the United States generated approximately $96.8 billion in revenue in 1995 from the provision of local exchange services. Local exchange services consist of a number of service components and are defined by specific regulatory classifications. For 1995, total revenue by service was (i) interstate dedicated access service (i.e., connecting a customer to a long distance carrier's facilities) revenues of $3.0 billion; (ii) interstate switched access service (i.e., originating and terminating calls from a long distance carrier) revenues of $12.2 billion; (iii) end-user fees (i.e., access charges paid by the consumer for the use of the ILECs' networks) of $7.1 billion; (iv) basic local service (including dial tone, local area charges, dedicated point-to-point intraLATA service and enhanced calling features) revenues of $46.1 billion; (v) intraLATA toll call revenues of $10.8 billion; (vi) intrastate switched access (i.e., local origination and termination for long distance carriers for calls within a state) revenues of $7.4 billion; and (vii) miscellaneous (including provisions of directories, billing and collection services and corporate operations) revenues of $10.3 billion. In addition, the FCC reported that total toll service revenues in the United States in 1995 were $83.8 billion.

         Until recently, the competitive access provider ("CAP")/CLEC industry has generally been limited to providing special access services and private line services to corporations and government agencies physically located on the network of the CAP/CLEC. The Telecommunications Act opens local service markets to competition by preempting state and local laws, to the extent that they prevent competitive entry with respect to the provision of any telecommunications service, and imposes a variety of new duties on ILECs in order to promote competition in local exchange and access services.

TELECOMMUNICATIONS NETWORKS

         The Company's networks comprise fiber optic cables, microwave or other wireless facilities, integrated switching facilities, advanced electronics, data switching equipment, transmission equipment and associated wiring and equipment. The Company typically designs its networks with a ring architecture with connectivity to the ILEC's central offices, points-of-presence ("POPs") of long distance carriers and large concentrations of telecommunication intensive end-users.

         The Company's decision to construct a network in a particular locale is preceded by a review of the area's demographic, economic and competitive characteristics and telecommunications requirements. The characteristics examined include location and concentration of potential business, governmental and academic end-users, the locale's economic prospects, information regarding demand for the various services offered by the Company and actual and potential ILEC, CLEC and other competitors. Market demand is estimated using market research conducted by the Company and from information such as demand sets provided by interexchange carriers ("IXCs").

TELECOMMUNICATIONS NETWORK STRATEGY

         The Company's network strategy is to continue to develop and expand its network infrastructure to ultimately assemble, through a combination of owned and leased facilities and joint ventures, an integrated regional network for the on-net provision of CLEC services, including local, long distance, Internet access and data services. The Company will continue to focus on the western United States in order to take advantage of its strategically advantageous position in California and Hawaii and the substantial telecommunications traffic that exists among the western United States, Mexico, the Pacific Rim and western Canada.

TELECOMMUNICATIONS SERVICES STRATEGY

         In conjunction with its network expansion, the Company has developed a strategy to leverage its existing infrastructure, customer base and experience by providing a broad range of integrated telecommunications services to meet the voice and data needs of its end-user customers. The Company's sales force primarily focuses on business, government and academic end-users within its region that have significant telecommunications requirements. To meet these customers' needs, the Company offers a number of CLEC services including:

         LOCAL SERVICES

         Local services involve the transmission of voice, video or data to long distance carrier-specified or end-user-specified termination sites. By contrast, the special access services historically provided by the Company and other CLECs involve a fixed communications link, usually between a specific end-user and a specific long distance carrier's POP. With a switch, it is possible for the Company to direct a long distance carrier's traffic to any end-user provided the end-user is connected to the Company's network directly or indirectly through an ILEC's network with which the Company has an interconnection agreement. Under current federal regulations, the Company is permitted to provide a full range of interstate switched access and enhanced services. In addition, a switch gives the Company the technological capability to provide the full range of local telephone services, although state authority is necessary for intrastate service offerings. See "--Regulation."

         The Company plans to continue to install switching equipment in its operational networks, in markets where it is constructing networks and in certain other cities where the Company will rely on ILEC facilities for transmission, as demand warrants. Once a switch is operational, where regulatory conditions and interconnection agreements permit, the Company intends to offer local dial tone, in addition to enhanced services such as ISDN, Centrex, voice mail and other custom calling features. See "Risk Factors -- Difficulties in Implementing Local and Enhanced Services."

         LONG DISTANCE SERVICES

         The Company offers basic and enhanced long distance services, such as toll free, calling card, prepaid calling card and international call back services, targeting primarily business customers purchasing between $200 and $15,000 of service per month as well as resellers and other carriers. The
Company supplies long distance services pursuant to resale agreements that enable it to utilize the network facilities of major long distance carriers such as MCI and AT&T. The Company has recently expanded its long distance products and services through the acquisition of Action Telcom, GST Call America, TotalNet and the business of Texas-Ohio and intends to continue to pursue acquisitions of long distance carriers. See "Risk Factors -- Risks Relating to Long Distance Business."

         INTERNET SERVICES

         In March 1996, the Company acquired the business of Hawaii On Line, the largest Internet access provider in Hawaii. The Company is also presently providing Internet services to customers in Portland and Vancouver (Washington). In addition to providing Internet access, the Company presently offers Web site development and hosting, provides EDI services and is in the process of developing various Internet software applications. Management believes that these services will become an important component of the Company's overall product offerings and will permit the Company to leverage its existing infrastructure. The Company intends to continue to expand its Internet access and service business to other markets.

         DATA SERVICES

         The Company is leveraging its infrastructure and network experience to offer data networking services such as high speed LAN connectivity service, video conferencing, multi-media networking, frame relay and high capacity access to the Internet.

         The Company offers national and international frame relay services on its own frame relay network and through an interconnection agreement with Intermedia. Under this agreement, the Company and Intermedia have agreed to link their data networks and terminate one another's traffic. National and international frame relay connectivity is achieved with individual network-to-network interface ("NNI") agreements with Intermedia and other telecommunications carriers. In addition to dedicated local loop access to the Company's frame relay network, the Company has established frame relay NNIs with Pacific Bell, U S WEST Communications, Inc. ("U S WEST"), SBC Communications Corporation ("SBC") and the GTE Companies.

         The Company offers its customers monthly network management reports that allow users to track the performance of their virtual private network. Customer network management support will permit customers to monitor and tailor their virtual private network as desired with a communication link into the Company's network management systems.

         SHARED TENANT SERVICES

         The Company offers shared tenant services to large apartment communities in California, Idaho, New Mexico, Oregon, Utah and Washington. Shared tenant services include local, long distance, Internet access, cable television and home alarm service. The Company expanded its shared tenant services business through the acquisition of Tri-Star, a Seattle-based shared tenant services provider in September 1996 for a purchase price of approximately $2.4 million, payable in Common Shares valued at their then market value, in eight quarterly installments commencing in September 1996.

         The Company provides local dial tone service to its shared tenant customers through on-site PBX telephone systems located within each apartment complex that are connected to the ILEC. As the Company expands its network and central office switching facilities, PBXs will be replaced with central office access nodes originating from the Company's own dial tone facilities, which the Company expects to provide significant cost savings to the Company. In addition, the Company is in the process of connecting apartment communities to its own fiber network, thereby permitting the Company to realize additional cost savings.

MANUFACTURING

         The Company, through its equipment subsidiary, NACT, produces advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. As a single source provider, NACT believes that it is the only company in its market that designs, develops and manufactures all hardware and software elements necessary for a fully integrated turnkey telecommunications switching solution. Because NACT provides an integrated solution, its customers do not require the multiple suppliers of hardware and value added resellers of software that would otherwise be necessary to provide a wide range of end-user services and applications. NACT's customers include long distance carriers, prepaid debit card and prepaid cellular network operators, international call back/reorigination providers and other specialty service providers.


         The Company and NACT sold one million and two million shares, respectively, of NACT's common stock in the NACT Offering, resulting in gross proceeds to the Company and NACT of $10.0 million and $20.0 million, respectively. As a result of the NACT Offering, the Company's interest in NACT has been reduced to approximately 63%. See "Prospectus Summary - Recent Developments."

                             CORPORATE ORGANIZATION

                                    [CHART]


(1) Unless otherwise indicated, the Company owns 100% of the stock of each company. GST Telecommunications, Inc. is the issuer of the Convertible Notes. See "Description of Certain Indebtedness and Redeemable Preferred Shares - Senior Notes and Convertible Notes."
(2) GST Net and its subsidiaries, together with GST Action Telecom, TotalNet and GST Call America, conduct the Company's long distance operations.
(3) GST USA is a holding company that owns, directly or indirectly, the stock of all but three of the Company's operating subsidiaries. GST USA is the issuer of the Senior Notes. See "Description of Certain Indebtedness and Redeemable Preferred Shares - Senior Notes and Convertible Notes."
(4) GST SwitchCo is the owner of certain telecommunications equipment. It has incurred the indebtedness outstanding under the Siemens Loan Agreement. See "Description of Certain Indebtedness and Redeemable Preferred Shares - Equipment Financing."
(5) GST EquipCo is the owner of certain telecommunications equipment. It has incurred the indebtedness outstanding under the NTFC Loan Agreement. See "Description of Certain Indebtedness and Redeemable Preferred Shares - Equipment Financing."
(6) GST Equipment Funding is the issuer of the Notes. See "Description of the New Notes."
(7) The Company owns 63% of the capital stock of NACT. A public offering of shares of NACT's capital stock representing 37% of the outstanding capital stock of NACT was completed in the first quarter of 1997. NACT is the Company's manufacturing subsidiary.
(8) GST Telecom and its subsidiaries conduct the Company's CLEC operations. Certain of GST Telecom's subsidiaries have incurred indebtedness under the Tomen Facility. See "Description of Certain Indebtedness and Redeemable Preferred Shares - Tomen Facility."
(9) The Company owns 50.1% of the outstanding capital stock of Vietelco, Inc.

SALES AND MARKETING

         Although the Company initially marketed its services to telecommunications-intensive businesses and long distance carriers, it has expanded its target market to include small to medium-sized businesses and residential customers. The Company primarily markets its services through a direct sales force, an inside sales and telemarketing group and a network of independent agents. The Company intends to expand its sales force primarily through the addition of representatives in its existing offices.

         The Company's direct sales personnel offer the Company's full line of products including long distance, Internet, local and data transmission services. Teams of sales engineers and product experts are available to support the sales force in complex or technical applications. The inside sales and telemarketing group generates leads for the direct sales force and also focuses on small customers that may use the full array of products but do not require extensive technical or on-site support. Local customer service support is supplemented by a centralized group of customer service representatives who respond to customer inquiries and perform account maintenance.

COMPETITION

         The telecommunications industry is highly competitive. In most markets, the Company's principal competitor is the RBOC or the GTE Companies. Additional competitors include other CAPs and CLECs, such as Brooks Fiber Properties Inc. ("Brooks"), Teleport Communications Group, Inc., MFS Communications Company, Inc. ("MFS"), American Communications Services Inc. ("ACSI") and ICG, and may include microwave and satellite carriers, wireless telecommunications providers and private networks built by large end-users. Potential competitors (using similar or different technologies) include cable television companies, utilities and ILECs outside their current local service area. In addition, the Company anticipates future competition from large long distance carriers, such as AT&T, MCI and Sprint, which have begun to offer integrated local and long distance telecommunications services as regulations allow. Consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry as well as the development of new technologies could give rise to significant new competitors to the Company.

         As a recent entrant in the integrated telecommunications services industry, the Company has not achieved and does not expect to achieve a significant market share for any of its services. In particular, the RBOCs, the GTE Companies and other local telephone companies have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than those of the Company, have the potential to subsidize competitive services with revenues from a variety of businesses and currently benefit from certain existing regulations that favor the ILECs over the Company in certain respects. While recent regulatory and legislative initiatives allow CLECs such as the Company to interconnect with ILEC facilities and provide increased business opportunities for the Company, such interconnection opportunities have been accompanied by increased pricing flexibility for, and relaxation of regulatory oversight of, the ILECs. For example, the FCC granted ILECs additional flexibility in pricing their interstate special and switched access services on a central office specific basis. Under this pricing scheme, ILECs may establish pricing zones based on access traffic density and charge different prices for central offices in each zone. On February 8, 1997, new FCC rules became effective allowing ILECs to file streamlined tariffs on 15 days' notice for rate increases and 7 days' notice for rate decreases. Unless the FCC acts during the notice period, such tariffs become effective at its end.

         The long distance telecommunications industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high average churn rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T, MCI and Sprint, as well as other national and regional long distance carriers and resellers, many of whom are able to provide services at costs that are lower than the Company's current costs. Local telephone companies may also enter the long distance market, subject to certain conditions. As a result of the Telecommunications Act, the Company believes that RBOCs also will become competitors in the long distance telecommunications industry. The Company believes that the principal competitive factors affecting its long distance operations are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its continued ability to maintain high quality market driven services at prices generally equal to or below those charged by its competitors. The FCC has, on several occasions since 1984, approved or required price reductions by AT&T and, in 1995, the FCC announced that AT&T will no longer be regulated as a dominant long distance carrier. This decision increased AT&T's flexibility in competing in the long distance services market and eliminated the longer tariff notice requirements previously applicable only to AT&T. Most recently, the FCC has adopted rules that will eliminate the ability or need of long distance carriers to file tariffs with the FCC. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the implementation of such rules. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company.

         The Internet services market is highly competitive. There are no substantial barriers to entry, and the Company expects that competition will continue to intensify. The Company's competitors in this market include Internet access providers, other telecommunications companies, online services providers and Internet software providers.

         The market for telecommunications equipment is highly competitive and subject to rapid technological change. NACT expects competition to increase in the future from existing competitors in the distributed switching systems market and from other companies that may enter NACT's existing or future markets, including major central office switch vendors. In its manufacturing operations, the Company, through its subsidiary NACT, competes with a number of lower capacity switch manufacturers such as CPDI, ITP and PCS Telecom. NACT also competes with providers of open architecture (programmable) hardware switching platforms that are enhanced by applications providers and value added resellers. Such competitors include Excel, which has agreements with software applications providers. As NACT's business develops and it seeks to market its switches to a broader customer base, NACT's competitors may include larger switch and telecommunications equipment manufacturers such as Lucent Technologies Inc., Harris Corporation, Siemens AG, Alcatel Alsthom Compagnie, Generale D'Electricite, Telefonaktiebolaget, L.M. Ericcson and Northern Telecom, Ltd.

         Most of the Company's actual and potential competitors in its local services, long distance, Internet and data services and manufacturing businesses have substantially greater financial, technical and marketing resources than the Company. While the Company believes that it is well positioned to compete effectively, there can be no assurance that it will be able to do so.

         The recent WTO agreement on basic telecommunications services could increase the Company's competition. Under this agreement, the United States and other members of the WTO committed themselves to opening their telecommunications markets to competition and foreign ownership and to adopting regulatory measures to protect competitors against anticompetitive behavior by dominant telephone companies, effective as early as January 1, 1998.

REGULATION

         The Company's telecommunications services business is subject to varying degrees of federal, state and local regulation.

         FEDERAL REGULATION

         The FCC regulates interstate and international telecommunication services. The allocation of jurisdiction between federal and state regulators over dedicated circuits that carry both interstate and intrastate traffic (including private line and special access services) creates difficult definitional issues. The FCC, however, has noted that private line, non-switched telecommunications services can be classified, at least for rate purposes, as jurisdictionally interstate (subject to FCC jurisdiction) if at least 10% of the traffic carried over a particular dedicated line is interstate in nature. The FCC has not ruled specifically as to the jurisdictional nature of the traffic carried over the Company's networks.

         The Company provides service either on a private carrier basis or on a common carrier basis. In the interstate market, the primary distinguishing factor between private carriers and common carriers is that the former provide customized services to select customers pursuant to individually negotiated contracts. Common carriers, on the other hand, hold themselves out to serve the public generally. The FCC imposes certain regulations on common carriers such as the RBOCs that have some degree of market power. The FCC imposes less regulation on common carriers without market power including, to date, CAPs/CLECs. The FCC requires common carriers to receive an authorization to construct and operate telecommunication facilities between the United States and international points.

         In August 1996, the FCC released its Interconnection Decision. The Interconnection Decision establishes rules implementing the Telecommunications Act requirements that ILECs negotiate interconnection agreements and provides guidelines for review of such agreements by state public utilities commissions. On July 18, 1997, the Eighth Circuit vacated certain portions of the Interconnection Decision, including provisions establishing a pricing methodology and a procedure permitting new entrants to "pick and choose" among various provisions of existing interconnection agreements between ILECs and their competitors. The Company had negotiated a number of interconnection agreements with ILECs prior to this Eighth Circuit decision. The Eighth Circuit decision creates uncertainty about the rules governing pricing, terms and conditions of interconnection decisions, and could make negotiating and enforcing such agreements more difficult and protracted and may require renegotiation of existing agreements. There can be no assurance that the Company will be able to obtain or enforce interconnection agreements on terms acceptable to the Company. The FCC has announced that it will seek a writ of certiorari from the Supreme Court.

         In October 1996, the FCC adopted an Order in which it eliminated the requirement that non-dominant interstate carriers such as the Company maintain tariffs on file with the FCC for domestic interstate services. This Order applies to all non-dominant interstate carriers, including AT&T. The Order does not apply to the RBOCs or other local exchange providers. The FCC's Order was issued pursuant to authority granted to the FCC in the Telecommunications Act to "forbear" from regulating any telecommunications services provider if the FCC determines that the public interest will be served. After a nine-month transition period, relationships between interstate carriers and their customers will be set by contract. At that point long distance companies may no longer file with the FCC tariffs for interstate, domestic, interexchange services. Carriers have the option to immediately cease filing tariffs. Several parties have filed notices for reconsideration of the FCC order and other parties appealed the decision. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the implementation of the FCC Order.

         If the stay is lifted and the FCC Order becomes effective, telecommunications carriers such as the Company, will no longer be able to rely on the filing of tariffs with the FCC as a means of providing notice to customers of prices, terms and conditions on which they offer their interstate services. The obligation to provide non-discriminatory, just and reasonable prices remains unchanged under the Communications Act of 1934, as amended (the "Communications Act"). While tariffs provided a means of providing notice of prices, terms and conditions, the Company has always relied primarily on its sales force and direct marketing to provide such information to its customers and expects to continue to do so in the future.

         The Telecommunications Act is intended to increase competition. The Telecommunications Act opens the local services market by requiring ILECs to permit interconnection to their networks and establishing ILEC obligations with respect to:

         RECIPROCAL COMPENSATION. Requires all ILECs and CLECs to complete Telecommunications calls originated by competing carriers under reciprocal arrangements at prices based on a reasonable approximation of incremental cost or through mutual exchange of traffic without explicit payment.

         RESALE. Requires all ILECs and CLECs to permit resale of their telecommunications services without unreasonable restrictions or conditions. In addition, ILECs are required to offer wholesale versions of all retail services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the ILEC in the wholesale offering.

         INTERCONNECTION. Requires all ILECs and CLECs to permit their competitors to interconnect with their facilities. Requires all ILECs to permit interconnection at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit). At the option of the carrier seeking interconnection, collocation of the requesting carrier's equipment in the ILECs' premises must be offered, except where the ILEC can demonstrate space limitations or other technical impediments to collocation.

         UNBUNDLED ACCESS. Requires all ILECs to provide nondiscriminatory access to unbundled network elements (including, network facilities, equipment, features, functions, and capabilities) at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit).

         NUMBER PORTABILITY. Requires all ILECs and CLECs to permit users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications carrier to another.

         DIALING PARITY. Requires all ILECs and CLECs to provide "1+" equal access to competing providers of telephone exchange service and toll service, and to provide nondiscriminatory access to telephone numbers, operator services, directory assistance, and directory listing, with no unreasonable dialing delays.

         ACCESS TO RIGHTS-OF-WAY. Requires all ILECs and CLECs to permit competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

         ILECs are required to negotiate in good faith with carriers requesting any or all of the above arrangements. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by the state regulatory commission. Where an agreement has not been reached, ILECs remain subject to interconnection obligations established by the FCC and state telecommunication regulatory commissions.

         The Telecommunications Act also codifies the ILECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The Telecommunications Act also contains special provisions that eliminate the AT&T Antitrust Consent Decree (and similar antitrust restrictions on the GTE Companies) restricting the RBOCs from providing long distance services and engaging in telecommunications equipment manufacturing. These provisions permit a RBOC to enter the long distance market in its traditional service area if it satisfies several procedural and substantive requirements, including obtaining FCC approval upon a showing that facilities-based competition is present in its market, that the RBOC has entered into interconnection agreements in those states in which it seeks long distance relief, the interconnection agreements satisfy a 14-point "checklist" of competitive requirements, and the FCC is satisfied that the RBOC's entry into long distance markets is in the public interest. SBC, the RBOC serving some of the states served by the Company, applied to the FCC for such authority. The FCC denied the SBC request. SBC has filed suit challenging the constitutionality of the checklist provisions and separately appealed the FCC denial of its application. The Telecommunications Act permits the RBOCs to enter the out-of-region long distance market immediately upon its enactment.

         Under the Telecommunications Act, any entity, including cable television companies and electric and gas utilities, may enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection. Because implementation of the Telecommunications Act is subject to numerous federal and state policy rulemaking proceedings and judicial review there is still uncertainty as to what impact such legislation will have on the Company.

         GST Pacwest Telecom Hawaii Incorporated ("GPTHI") holds a submarine cable landing license from the FCC, which authorizes the Company to construct, operate and land an undersea cable between and among the Hawaiian Islands. GST Telecom also holds a submarine cable landing license for an undersea cable between Guam and the Commonwealth of the Northern Mariana Islands.


         Pursuant to authority granted by the FCC, the Company resells the international telecommunications services of other common carriers between the United States and international points. In connection with such authority, certain of the Company's subsidiaries have filed tariffs stating the rates, terms and conditions for their international services. The FCC has determined that call reorigination service using uncompleted call signaling does not violate United States or international law, but has held that United States companies providing such services must comply with the laws of the countries in which they operate as a condition of such companies' Section 214 authorizations.

         With respect to its domestic service offerings, various subsidiaries of the Company have filed tariffs with the FCC stating the rates, terms and conditions for their interstate services. To the extent that such subsidiaries provide intrastate services, they may be required to obtain authority from state regulatory authorities prior to providing such services. Such subsidiaries have been granted authority in approximately 40 states and the Company is applying for such authority in the remaining 10 states. There can be no assurance that such state authorizations will be granted.

         NACT is authorized by the FCC to provide international telecommunications services. Any intrastate telecommunications services provided by NACT may require authority from state regulatory agencies and tarrifing of the services and any interstate services require NACT to file an FCC tariff. There can be no assurance that such authorizations will be granted.

         Except in certain designated geographically competitive zones, the current policy of the FCC for most special access services dictates that ILECs charge all customers the same price for the same service. Thus, the ILECs generally cannot lower prices to those customers likely to contract for their services without also lowering charges for the same service to all customers in the same geographic area, including those whose telecommunications requirements would not justify the use of such lower prices. The FCC may, however, alleviate this constraint on the ILECs and permit them to offer special rate packages to very large customers, as it has done in few cases, or permit other forms of rate flexibility. The FCC has adopted proposals that significantly lessen the regulation of ILECs that are subject to competition in their service areas and provide such ILECs with additional flexibility in pricing their interstate switched and special access on a central office specific basis. On May 7, 1997, the FCC adopted rules which will require ILECs to substantially decrease the prices they charge for switched and special access. At the same time, the FCC adopted rules that will change how access charges are calculated. These changes will reduce access charges and will shift certain charges currently based on minutes to flat-rate, monthly per-line charges. The FCC has also requested comments on whether it should impose usage sensitive charges on Internet service providers which are presently exempt from access charges.


         Under the Communications Act and other federal regulations, foreign nationals may not own more than 20% of a company, or have more than a 20% voting interest in a company, that directly holds a common carrier radio license. The Communications Act also prohibits foreign nationals from owning 25% or more of a company which, in turn, controls a company holding a radio license, if the FCC finds that such alien participation would not serve the public interest. Under the WTO agreement, the United States agreed to increase the foreign ownership up to 100%, however while the FCC has proposed rules implementing the WTO policies there can be no assurance as to when the FCC will change its policy. The operations of GST Hawaii use among other facilities, microwave radio facilities operating pursuant to FCC licenses granted to PNI, an entity controlled by John Warta, the Chairman of the Board and Chief Executive Officer of the Company. In addition, under the FCC's foreign ownership rules, the Company cannot hold PCS licenses. The FCC also has the authority, which it is not presently exercising, to impose restrictions on foreign ownership of communications service providers not utilizing radio frequencies, which if exercised could have a material adverse effect on the Company's business. In addition, the networks may subsequently need to obtain radio licenses to "fill in" certain customers in the networks that are not practical to reach by wire. Should the Company require a common carrier radio license in the future, it may be prohibited from obtaining such license because of the foreign ownership restrictions of the Communications Act.

         STATE REGULATION

         The Telecommunications Act is intended to increase competition in the telecommunications industry, especially in the local exchange market. With respect to local services, ILECs are required to allow interconnection to their networks and to provide unbundled access to network facilities, as well as a number of other procompetitive measures. Because the implementation of the Telecommunications Act is subject to numerous state rulemaking proceedings on these issues. The Eighth Circuit's decision and the FCC Interconnection Decision increases the role of the state commissions. It is difficult to predict how quickly full competition for local services, including local dial tone, will be introduced.

         State regulatory agencies have regulatory jurisdiction when Company facilities and services are used to provide intrastate services. A portion of the Company's current traffic may be classified as intrastate and therefore subject to state regulation. The Company expects that it will offer more intrastate services (including intrastate switched services) as its business and product lines expand and state regulations are modified to allow increased local services competition. To provide intrastate services, the Company generally must obtain a CPCN from the state regulatory agency and comply with state requirements for telecommunications utilities.

         LOCAL REGULATION

         The networks are subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis. The Company needs to obtain rights-of-way over private and publicly owned land to permit the installation of the fiber optic telecommunication equipment.

GST GLOBAL TELECOMMUNICATIONS INC.

         As of June 30, 1997, the Company has invested approximately $3.7 million in Global and holds approximately 3.6 million shares. In addition, the Company has warrants to purchase 750,000 additional shares. On June 30, 1997, Global had approximately 12.6 million shares outstanding. Global will issue to the Company additional common shares, subject to approval of the VSE, in consideration for the transfer by the Company to Global of its rights in and to the Bestel Project. In addition, certain executive officers and directors hold in the aggregate 434,896 shares of Global and options and warrants to purchase an additional 715,500 Global common shares. The Company intends to conduct certain of its international activities through Global. Global will employ its own operating management and raise capital required for its proposed activities. As of June 30, 1997, Global had raised approximately Cdn. $28 million through private placements of its common shares.

         Global has acquired, through a subsidiary, GST Mextel, Inc., a Delaware corporation, 49% of the outstanding shares of Bestel, S.A. de C.V. ("Bestel"). The total consideration is approximately $13.7 million, of which approximately $8.9 million has been paid. The remaining 51% is held by Occidental Telecommunicacion, S.A. de C.V. ("Occidental"). In addition, Global has agreed to loan an aggregate of up to $36.0 million to Bestel, of which $20.0 million has been advanced to date. Bestel plans to construct and operate a 2,350 kilometer fiber optic telecommunications network in Mexico to become a facilities-based long distance carrier, of which approximately 700 kilometers has been constructed to date.

         Global has also acquired from Cable and Wireless an 80% interest in Vitacom, for a purchase price of $1.5 million. The remaining 20% is held by Cable and Wireless, which can require Global to purchase such interest in 1999. Vitacom is engaged in the provision of voice, high speed data information and other services and the manufacture and sale of VSAT (very small aperture satellite terminal) and other equipment used to access the Internet.

EMPLOYEES

         As of July  31,  1997,  the  Company  and its  subsidiaries  had  1,074 full-time employees. None of such employees is covered by a collective bargaining agreement. The Company considers its relationship with its employees to be satisfactory.

FACILITIES

         The Company owns a building comprising 60,000 square feet that contains its principal executive offices located at 4317 N.E. Thurston Way, Vancouver, Washington 98662. Its telephone number at that address is (360) 254-4700.

         The Company recently purchased property comprising approximately 13,000 square feet in Molokai, Hawaii for a total purchase price of approximately $127,000.


         The Company also leases offices elsewhere in the United States, in Vancouver, British Columbia and in Japan, pursuant to leases which expire on various dates through December 31, 2007. The Company's current aggregate annual rental expense is approximately $4.5 million.


LEGAL PROCEEDINGS


         On August 24, 1995, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") commenced an action against NACT and a customer of NACT in the United States District Court, Southern District of New York, alleging that telephone systems manufactured and sold by NACT incorporating prepaid debit card features infringe upon Aerotel's patent which was issued in November 1987 (the "Aerotel Patent"). The initial complaint further alleged defamation and unfair competition as a result of a Special Report disseminated by NACT to its customers and tortious interference with prospective business relations, alleging that NACT induced third parties to abandon licensing negotiations with Aerotel. Aerotel sought injunctive relief, damages in an unspecified amount, damages of up to three times the damages found for willful infringement of the Aerotel Patent and an order requiring NACT to publish a written apology to Aerotel. NACT filed an answer and Counterclaim in which it denied infringement of the Aerotel Patent and sought judgment that the Aerotel Patent is invalid and unenforceable and that Aerotel has misused its patent in violation of antitrust laws. NACT also denied that it has committed defamation, unfair competition and tortious interference with prospective business relations. On May 3, 1996, NACT served its motion for summary judgment, which the Court has not yet ruled upon. On January 24, 1997, Aerotel served its motion to amend its complaint to include as defendants GST and GST USA as well as Kyle Love, the former President of NACT and Dr. Thomas E. Sawyer, a director of GST and the former Chairman and Chief Executive Officer of NACT. The Court granted this motion in August 1997 and the amended pleading was thereafter served. The amended pleading asserts substantially the same claims and seeks substantially the same relief against NACT as did the earlier complaint and NACT has served an Amended Answer and Counterclaims that is substantially the same as its earlier pleading. The amended pleadings allege that GST and GST USA have infringed the Aerotel patent, aided and abetted infringement by others, including NACT, and participated in, and aided and abetted alleged tortious conduct by NACT. GST and GST USA have served answers denying all material allegations and intend to defend vigorously. Pretrial discovery has commenced and is scheduled to be completed in 1998. The case is not expected to be tried until late 1998 at the earliest. NACT's patent counsel believes that NACT has valid defenses to the Aerotel claims. If upheld, these defenses would also be valid for all defendants. An unfavorable decision in this action could have a material adverse effect on the Company.


         On July 5, 1994, the Tucson City Council (the "Council") awarded GST Tucson a non-exclusive fiber optic communication license that permits GST Tucson, for a period of 25 years, to conduct, maintain and operate in and across designated portions of city-owned rights-of-way. On June 12, 1995, the Council approved the City of Tucson Competitive Telecommunications Code (the "Tucson Code"), which was subsequently amended on July 10, 1995. The Tucson Code now provides, among other things, (i) that the City of Tucson grant licenses for a period of 15 years, (ii) for an increase from 2% to 5 1/2% of gross revenues to be paid by licensees and (iii) for cancellation of a license in certain events. The Council subsequently refused to permit GST Tucson to modify the route plans previously approved in order to construct connections between its customers and the network, asserting that GST Tucson's existing license does not permit such action and requiring GST Tucson to receive an amended license under the Tucson Code to modify its route plans. After trying to negotiate a settlement with the City of Tucson with respect to its license, GST Tucson commenced an action in the Superior Court of Arizona, County of Pima, against the City of Tucson. The Court ruled in favor of the City that the City Engineer does not have the authority to grant modifications from the route map, that such route modifications must be approved by the Council and that the City could condition GST Tucson's application for a franchise for intrastate service on a relinquishment of GST Tucson's existing license. GST Tucson appealed the Superior Court's rulings and subsequently filed a petition for review in the Arizona Supreme Court. On May 13, 1996, GST Tucson instituted an action in the United States District Court for the District of Arizona against the City of Tucson seeking a declaratory judgment and injunctive relief arising out of the City of Tucson's failure to manage its public rights-of-way in a competitively neutral and nondiscriminatory manner in violation of the Telecommunications Act. The Court dismissed GST Tucson's action. GST Tucson filed a Notice of Appeal to the United States Court of Appeals for the Ninth Circuit on January 16, 1997. On August 5, 1997, the Tucson City Council approved a settlement agreement that resolves the Tucson litigation. Under the terms of the settlement agreement, GST Tucson has agreed to pay the City the annual license fee called for by the Tucson Code that amounts to 5 1/2% of gross revenues, and the City has permitted GST Tucson to modify its current route map and to serve customers throughout the City limits. While dismissing the pending state court appeal, the parties agreed to allow the United States Court of Appeals for the Ninth Circuit to decide the pending legal issue relating to whether companies like GST Tucson enjoy a private right of action to assert right-of-way claims under Section 253(c) of the Telecommunications Act in the United States District Courts.


         On or about February 25, 1997, U S WEST filed a declaratory judgment action against members of the Arizona Corporation Commission (the "ACC"), the ACC, ACSI, Brooks and the Company in the United States District Court in Arizona. The Company understands that one or more substantially similar lawsuits have been filed against other CLEC's, including MFS. U S WEST alleges that the ACC has entered into an interconnection order that unlawfully requires U S WEST to resell services below cost, imposes resale restrictions and denies U S WEST recovery for construction and implementation costs, unlawfully treats the cost recovery of access revenues for interim number portability, requires U S WEST to obtain additional rights of way or build additional facilities solely to provide access to the Company, and amounts to a taking of U S WEST's property without just compensation. U S WEST seeks a declaratory judgment stating that the ACC has violated the Telecommunications Act and that the ACC has taken U S WEST's property without providing just compensation. U S WEST also seeks an injunction prohibiting all defendants, including the Company, from taking any action to enforce any of the order's allegedly unlawful provisions. The Company's time to answer or move against the complaint has been extended indefinitely by U S WEST, pending a decision with respect to a motion to dismiss the complaint against MFS in the action filed by U S WEST against it. Should U S WEST prevail in its suit, it would have an adverse impact on the Company's operations in Arizona; however, the magnitude thereof is uncertain at this time.

         On or about April 8, 1997, U S WEST filed a state court proceeding against the ACC, individual members of the ACC, and GST Net (AZ), Inc. ("GST Net
(AZ)"), which holds a certificate of convenience and necessity (CCN) to provide local exchange service in Arizona. In its complaint appealing the ACC's February 6, 1997 decision and order granting GST Net (AZ) its CCN, U S WEST alleges that the ACC's action violates certain requirements of the Arizona Constitution relating to rate of return regulation, carrier of last resort obligations, and equal protection. The appeal seeks to subject GST Net (AZ) and U S WEST to identical forms of regulation, treating both carriers as either traditional monopoly carriers or as co-equal competitive companies. GST Net (AZ) answered U S WEST's complaint on August 6, 1997, alleging, among other things, that U S WEST's complaint is preempted by the Telecommunications Act. Should U S WEST prevail in its appeal, it could have an adverse impact on the Company's operations in Arizona; however, the magnitude thereof is uncertain at this time.

         The Company is not a party to any other material legal proceedings, nor, to the knowledge of the Company, are any material legal proceedings threatened against the Company. The Company is a party to various proceedings before the public utilities commissions of the states in which it provides or proposes to provide telecommunications services. These proceedings typically relate to licensure of the Company or others and to the regulation of the provision of telecommunications service.

                              CERTAIN TRANSACTIONS

         On June 23, 1994, the Company entered into agreements (the "GST Telecom Agreements") with Pacwest Network, L.L.C. ("Pacwest") (an entity controlled by John Warta, now the Company's Chairman of the Board and Chief Executive Officer), pursuant to which the Company and Pacwest formed a new corporation, GST Telecom, for the purpose of developing telecommunications networks. Under the terms of the agreements, Pacwest contributed the stock of GST Pacific
Lightwave, Inc., GST Tucson and GPTHI and the Company made certain funding commitments (all of which were subsequently satisfied) and contributed its 60% interest in GST Tucson, for which the Company received 60% and Pacwest received 40% of the capital stock of GST Telecom. Effective June 1, 1995, the Company acquired an additional 20% ownership interest in GST Telecom from Pacwest in exchange for 1,000,000 Common Shares. Effective October 20, 1995, the Company acquired Pacwest's remaining 20% interest in GST Telecom for which Pacwest was eligible to receive up to a maximum of 1,000,000 Common Shares (valued at $10.00 per Common Share) based upon the fair market value of a 20% interest in GST Telecom, as determined by independent appraisal. The Company engaged an investment banking firm to provide such appraisal, which appraisal valued such 20% interest at not less than $10 million. In November 1996, 1,000,000 Common Shares, which had been held in escrow since October 20, 1995, were distributed to the designees of Pacwest, principally Messrs. Warta and Sander.

         Prior to his employment with the Company, Mr. Warta served, and continues to serve, as a consultant to Tomen for which he is paid a fee. Simultaneously with the execution of the GST Telecom Agreements, Pacwest contracted with the Company to receive a fee equal to 1% of the aggregate debt and equity financing provided by Tomen to the Company. Mr. Sander, Senior Vice President and Treasurer of the Company, is a member of Pacwest and participates in such fees. Since the beginning of Fiscal 1996, the Company has paid approximately $645,000 of such fees to Pacwest.

         Under the Tomen Facility, Tomen has the right to act as procurement agent for each network project it finances. The Company has purchased equipment through Tomen at competitive prices.

         The operations of the Company's Hawaiian microwave network require radio licenses from the FCC. PNI, an entity controlled by Mr. Warta, the Company's Chairman of the Board and Chief Executive Officer, holds the Hawaii microwave licenses. Under agreements between the Company and PNI, the Company pays a monthly fee of $3,000 to PNI and PNI pays an offsetting monthly fee to the Company, in connection with the license and operation of the network.

         Magnacom, a company controlled by Mr. Warta, the Company's Chairman of the Board and Chief Executive Officer, won various PCS licenses. Magnacom has 30 MHz (C Block) PCS licenses for five markets in Arizona, New Mexico and Oregon; and acquired 10 MHz licenses in the FCC's F Block in 13 markets in Hawaii, Idaho, Oregon and Washington. Magnacom has an application pending with the FCC for the assignment of 6 (C Block) PCS licenses from an unaffiliated entity.

         Magnacom and the Company have entered into the Magnacom Reseller Agreement, pursuant to which (i) the Company has been designated a non-exclusive reseller of PCS telephone services in the markets in which Magnacom has obtained licenses, and (ii) Magnacom has agreed to use the Company on an exclusive basis to provide switched local and long distance services, and other enhanced telecommunications services, to all of Magnacom's resellers in markets where the Company has operational networks. Magnacom agreed to sell PCS minutes to the Company at five cents per minute, subject to downward adjustment to equal the most favorable rates offered to Magnacom's other resellers (but in no event less than Magnacom's cost). In connection with the Magnacom Reseller Agreement, the Company has paid to date approximately $14.0 million as pre-payments for future PCS services.

         In addition, the Company has been granted a conditional option to acquire up to a 99% interest in Magnacom, conditioned upon Magnacom and the Company entering into an agreement for the construction and/or operation of Magnacom's facilities. The condition precedent to such option has not yet been met. Such option, if and when the condition precedent is met, shall be subject to compliance with all applicable FCC regulations relating to prior approval of any transfer of control of PCS licenses, including those relating to foreign ownership or control. Accordingly, until such time as may be permitted by FCC regulations or administrative action, the option will be initially limited to a 24% interest in Magnacom.

         In February 1997, an affiliate of Magnacom, Guam Net, acquired from Poka Lambro Telephone Cooperative, Inc. a 30 MHz (A Block) PCS license from the FCC in the market consisting of Guam and the Northern Mariana Islands. Concurrently, the Company entered into a reseller agreement on terms substantially similar to the Magnacom Reseller Agreement and paid Guam Net $.4 million as a pre-payment for future PCS services.

         The provision of wireless telecommunications service by Magnacom and Guam Net will be dependent upon their ability to obtain the financing necessary to make payments to the FCC under the terms of their licenses, to obtain working capital, and to build the required facilities, including the purchase of telecommunications equipment. There can be no assurance Magnacom or Guam Net will obtain such financing or be able to provide PCS services. In such event, the Company would likely be unable to recover its payments to Magnacom and Guam Net.

         In November 1996, 1,500,000 of the common shares of Global owned by the Company were purchased at cost from W. Gordon Blankstein, presently a Vice Chairman of the Company and at that time, Chairman of the Company.

         Stephen Irwin, a Vice Chairman and Secretary of the Company, is of counsel to the law firm of Olshan Grundman Frome & Rosenzweig LLP, counsel to the Company. In connection with such services, such firm received fees of approximately $1.8 million for each of Fiscal 1996 and Fiscal 1997 and will receive fees for Fiscal 1998.

         Peter E. Legault, a director of the Company, is a director and Vice President of Thomson Kernaghan & Co. Ltd., which was engaged by the Company during Fiscal 1996 and Fiscal 1997 to solicit sources of financing for the Company, and was one of the placement agents for the Special Warrant Offering. In connection with such services, such firm has received fees of approximately $500,000 during Fiscal 1997.

                          DESCRIPTION OF THE NEW NOTES

         The Old Notes were issued under the Indenture among GST Funding, as issuer, GST USA, GST and United States Trust Company of New York, as Trustee (in such capacity, the "Trustee"). The New Notes will be issued under the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the effectiveness of the Registration Statement of which this Prospectus is a part. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the offer and sale of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting transfer thereof. Upon the consummation of the Exchange Offer, Holders of Notes will not be entitled to registration rights under, or the contingent increase in interest rate provided pursuant to, the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be treated as a single class under the Indenture with any Old Notes that remain outstanding.

         The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. The Notes are subject to all such terms and reference is made to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of the Indenture and the Notes. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference.

GENERAL

         The Notes are, or will be, secured unsubordinated obligations of the Issuer, initially limited to $265.0 million aggregate principal amount, and will mature on May 1, 2007. Each Note will bear interest at the rate of 13 1/4% from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on May 1 and November 1 of each year, commencing November 1, 1997.

         Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee at 114 West 47th Street, New York, New York 10036-1532); provided that, at the option of the Issuer, payment of interest may be made by check mailed to the respective addresses of the Holders as each such address appears in the Security Register.

         The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         The Issuer may, subject to the covenants described below under "Covenants" and applicable law, issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

STRUCTURE AND SECURITY

         The Indenture provided that on the Closing Date, GST Funding use all of the net proceeds from the May Offering (in addition to any cash on hand) to purchase Pledged Securities and pledge the Pledged Securities to the Trustee for the benefit of the Holders of the Notes pursuant to a Collateral Pledge and Security Agreement (the "Pledge Agreement") dated as of the Closing Date from GST Funding to United States Trust Company of New

York, as Trustee. GST Funding acted in accordance with such provisions in the Indenture and Pledge Agreement. The Pledged Securities were pledged pursuant to the Pledge Agreement and are held by the Trustee in the Pledge Account. Interest earned on the Pledged Securities will be added to the Pledge Account. In addition, on the Closing Date, in consideration for GST Funding making the financing through the May Offering available to GST USA and for GST Funding facilitating the purchase of GST USA's equipment, GST USA has agreed to pay any fees or expenses incurred by GST Funding in connection therewith and in support of such obligations GST USA issued to GST Funding a $35.0 million principal amount promissory note (the "Initial Note") guaranteed by GST. The Initial Note will mature on May 13, 2000 and there will not be any payment of interest prior to maturity.

         On the Closing Date, GST Funding used approximately $41.5 million of the net proceeds of the May Offering to refinance intercompany indebtedness and approximately $93.8 million of the net proceeds of the May Offering to purchase Pledged Securities to fund the first six scheduled interest payments on the Notes (the "Interest Collateral"). GST Funding used the remaining net proceeds of the May Offering to purchase Pledged Securities which, upon written request from GST Funding to the Trustee, pledged securities (other than Interest Collateral) were or will be released from the Pledge Account to GST Funding in order to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration)
(collectively, "Acquired Equipment Cost") of telecommunications inventory or equipment purchased or leased by GST Funding ("Acquired Equipment"). The Acquired Equipment primarily will consist of fiber optic cable, digital switches and digital automatic cross connect equipment. The release of amounts to GST Funding in order to finance Acquired Equipment Costs will occur concurrently with the expenditure of funds by GST Funding with respect to such costs and will be in an amount equal to such costs. Immediately upon the acquisition of Acquired Equipment, GST Funding must grant a first priority security interest in such Acquired Equipment to the Trustee for the benefit of the Holders of the Notes. GST USA must purchase all Acquired Equipment from GST Funding at a purchase price equal to the Acquired Equipment Cost for such Acquired Equipment and the purchase price shall be paid in the form of an unsubordinated, secured promissory note (an "Intercompany Note") in a principal amount equal to the Acquired Equipment Cost, issued by GST USA and fully and unconditionally guaranteed by GST. Each Intercompany Note will mature on May 13, 2000. Interest on each Intercompany Note will accrue at 15 1/4% compounded semiannually on each May 1 and November 1, but will not be payable in cash until the maturity of the Intercompany Note. Each Intercompany Note will be secured by a first priority security interest in all Acquired Equipment purchased by GST USA. The Intercompany Notes will be prepaid if the maturity of the Notes is accelerated because an Event of Default has occurred with respect to the Notes or the payment of principal, premium or interest on the Notes is otherwise due and payable. GST Funding shall grant a first priority security interest in the Pledged Securities, the Pledge Account, the Initial Note and all Intercompany Notes to the Trustee for the benefit of the Holders of the Notes to secure repayment of the principal of, premium and interest on the Notes. On May 13, 2000, or earlier if permitted under the 1995 Indentures, GST USA will assume and become the direct obligor on the Notes, GST will fully and unconditionally guarantee the Notes on an unsubordinated basis,GST USA will grant a first priority security interest in all Acquired Equipment to the Trustee for the benefit of the Holders of the Notes and GST Funding will be liquidated and its assets distributed to GST USA.

MANDATORY REDEMPTION

         If on May 13, 2000 GST USA is prohibited by the 1995 Indentures from assuming all of the Notes, GST Funding will redeem, upon not less than 10 nor more than 30 days' notice, the portion of the Notes that cannot be assumed at 101% of their principal amount plus accrued and unpaid interest to the date of redemption. In the event that the New Notes were required to be redeemed due to a mandatory redemption or repurchased due to a Change of Control and GST Funding is unable to redeem or repurchase the New Notes, as the case may be, the result would be a default under the Indenture. Such default would result in cross-defaults under the 1995 Indentures, the Tomen Facility, the Siemens Loan Agreement and the NTFC Loan Agreement and the indebtedness thereunder would be accelerated. As of June 30, 1997, $221.1 million accreted value of 1995 Notes was outstanding and the Company had incurred $32.3 million of outstanding indebtedness under the Tomen Facility, $4.5 million of outstanding indebtedness under the Siemens Loan Agreement and $44.6 million of indebtedness under the NTFC Loan Agreement. If such a default were to occur prior to the time GST USA becomes a direct obligor on the New Notes, the sole obligor thereunder would be GST Funding, which will have no assets other than the collateral securing the Notes. Upon foreclosure after a default upon the Notes, such collateral may not be sufficient to repay all amounts due on the Notes. If such a default were to occur after the time GST USA becomes an obligor on the Notes, such default would permit the holders of substantially all of the Company's indebtedness to accelerate the maturity thereof.

OPTIONAL REDEMPTION

         The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time or from time to time, on or after May 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing May 1 of the years set forth below:

                    YEAR                                  REDEMPTION PRICE
                    ----                                  ----------------

                    2002..................................   106.6250%

                    2003..................................   103.3125%

                    2004 and thereafter...................    100.0000%

         In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

         The Notes will also be subject to redemption as a whole, but not in part, at the option of GST, at any time after GST USA has become the obligor on the Notes and GST has guaranteed the Notes, at 100% of their principal amount, together with accrued interest thereon, to the Redemption Date, in the event GST has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Note Guarantee, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this Prospectus.

GUARANTEE

         GST  USA's  obligations  under  the  Notes,  the  Initial  Note and the
Intercompany Notes will be fully and unconditionally guaranteed on an unsubordinated basis by GST (collectively, the "Note Guarantee"). However, the Note Guarantee shall not be enforceable against GST in an amount in excess of the net worth of GST at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Note Guarantee. Such net worth shall include any claim of GST against GST USA for reimbursement and any claim against any other guarantor for contribution.

RANKING

         The Notes are or will be secured, unsubordinated indebtedness of the Issuer. The Note Guarantee will be unsecured, unsubordinated indebtedness of GST, will rank pari passu in right of payment with all unsecured, unsubordinated indebtedness, and will be senior in right of payment to all subordinated indebtedness, of GST, including the Convertible Notes. After GST USA becomes a direct obligor on the Notes on May 13, 2000, or earlier if permitted under the 1995 Indentures, the Notes and the Note Guarantee will be effectively subordinated to all liabilities (including trade payables) of GST USA's subsidiaries. At June 30, 1997, (i) GST USA's subsidiaries other than GST Funding had $114.4 million of liabilities (excluding intercompany payables), including $90.5 million of indebtedness and (ii) GST's subsidiaries other than GST USA and its subsidiaries (including GST Funding), had approximately $8.8 million of liabilities (excluding intercompany payables), including $2.4 million of indebtedness. After GST USA becomes a direct obligor on the Notes in the event the holders of the Notes or the Trustee foreclose on the collateral securing the Notes and such collateral is insufficient to pay all amounts due with respect to the Notes, the holders of the Notes will have an unsecured unsubordinated claim for the amount still owing with respect to the Notes. See "Risk Factors -- Substantial Indebtedness," "-- Possible Inability to Service Indebtedness," "--Insufficiency of Acquired Equipment to Satisfy the Notes upon Liquidation," "-- Structure of GST Funding, GST USA and GST; Secured Indebtedness; Ranking of Notes," and "Description of Certain Indebtedness and Redeemable Preferred Shares." Prior to the time GST USA becomes a direct obligor on the Notes, in the event the holders of the Notes or the Trustee foreclose on the collateral securing the Notes and such collateral is insufficient to pay all amounts due on the Notes, the Holders will not have a claim against GST USA or GST under the Notes or the Note Guarantee. See "Risk Factors -- Possible Inability of GST USA to Assume and GST to Guarantee the Notes."

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized terms used herein for which no definition is provided.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of GST and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than GST or any of its Restricted Subsidiaries) has an interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to GST or any of its Restricted Subsidiaries by such other Person, or such Unrestricted Subsidiary, during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with GST or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by GST or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of GST or any Restricted Subsidiary owned by Persons other than GST and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of GST and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of GST and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the quarterly or annual consolidated balance sheet of GST and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant described below.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" means (i) an investment by GST or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of GST or shall be merged into or consolidated with GST or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by GST or any of its Restricted Subsidiaries of the property and assets of any Person other than GST or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by GST or any of its Restricted Subsidiaries to any Person other than GST or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of GST or any of its Restricted Subsidiaries or (iii) any other property or assets of GST or any of its Restricted Subsidiaries outside the ordinary course of business of GST or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of GST; provided that "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets or (B) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million; or
(C) sales of Acquired Equipment by GST Funding to GST USA in accordance with the terms of the Indenture; or (D) sales or other dispositions of assets to the extent GST or a Restricted Subsidiary receives consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business (or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, GST and its Restricted Subsidiaries existing on the date of such sale or other disposition.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Indenture, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

         "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of GST on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by GST's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of GST USA or GST Funding is not beneficially owned by GST.

         "Closing Date" means May 13, 1997, the date on which the Notes were originally issued under the Indenture.

         "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to either extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for GST and its Restricted
Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by GST or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by GST or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by GST and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Net Worth" means, at any date of determination, shareholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of GST and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of GST or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Convertible Notes" means the 137/8% Convertible Senior Subordinated Discount Notes due 2005 of GST issued pursuant to the Convertible Notes Indenture.

         "Convertible Notes Indenture" means the convertible notes indenture dated December 19, 1995 among GST, as issuer, GST USA, as guarantor, and United States Trust Company of New York.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Development Company" means a Restricted Subsidiary whose primary business is the development, ownership and operation of alternative access telecommunications networks.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of GST (whose determination shall be conclusive) and evidenced by a Board Resolution.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,
(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest as such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of GST and its Restricted Subsidiaries on a consolidated basis as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of GST for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Commission Reports and Report to Holders" covenant described below (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), GST or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale as if such Asset Sale had occurred on the first day of such Reference Period or (z) if during such Reference Period GST or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of GST shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

         "Initial Note" means the $35 million principal amount intercompany note due May 13, 2000 issued to GST Funding by GST USA and guaranteed by GST; provided that the principal amount shall be reduced to the extent the principal amount exceeds the principal amount of the Notes less (x) the principal amount of Pledged Securities and cash then held in the Pledge Account (other than the Interest Collateral), together with accrued interest thereon and (y) the principal amount of all Intercompany Notes then held as security for the Notes plus the amount of interest that will accrue on such Intercompany Notes by May 13, 2000.

         "Intercompany Notes" means the promissory notes due May 13, 2000 issued to GST Funding by GST USA and guaranteed by GST.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Issuer or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment) held by GST and its Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities to GST or any of its Restricted Subsidiaries) of any Restricted Subsidiary of GST at the time that such Restricted Subsidiary of GST is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of GST and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "NACT" means NACT Telecommunications, Inc., a Delaware corporation.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to GST or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of GST and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by GST or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "1995 Indentures" means, collectively the Convertible Notes Indenture and the Senior Notes Indenture.

         "Offer to Purchase" means an offer to purchase Notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third
Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of

Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion thereof; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

         "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, GST or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of GST and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business that do not exceed $1 million in the aggregate at any time outstanding; and (v) stock, obligations or securities received in satisfaction of judgments.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of GST or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, (1) to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of GST and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of GST or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of GST or any Restricted Subsidiary;
(xiii) Liens arising from the rendering of a final judgment or order against GST or any Restricted Subsidiary that does not give rise to an Event of Default;
(xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect GST or any of its Restricted Subsidiaries from fluctuations in interest rates or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by GST or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of GST and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

         "Pledge Account" means the accounts established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by GST Funding with the net proceeds from the sale of the Notes.

         "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the Closing Date, made by GST Funding in favor of the Trustee, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "Pledged Securities" means the securities which shall consist of U.S. Government Obligations, purchased by GST Funding with the proceeds from the sale of the Notes or the proceeds from such securities, to be held in the Pledge Account, all in accordance with the terms of the Pledge Agreement.

         "Redeemable Preferred Shares" means the Series A Convertible Preference Shares of GST outstanding on the Closing Date.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its term or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute
Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

         "Restricted Subsidiary" means any Subsidiary of GST other than an Unrestricted Subsidiary.

         "Senior Notes" means the 13 7/8% Senior Discount Notes due 2005 of GST USA issued pursuant to the Senior Notes Indenture.

         "Senior Notes Indenture" means the senior notes indenture dated December 19, 1995 among GST USA, as issuer, GST, as guarantor, and United States Trust Company of New York.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of GST, accounted for more than 10% of the consolidated revenues of GST and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of GST and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of GST for such fiscal year.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.

         "Tomen" means Tomen Corporation or its Affiliates.

         "Tomen Facility" means, collectively, the Tomen Master Agreement together with all other agreements (including credit agreements), instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by GST or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Unrestricted Subsidiary" means (i) NACT or any other Subsidiary of GST that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary; provided that NACT shall be deemed to be a Restricted Subsidiary for purposes of the "Limitation on Restricted Payments" covenant (except that NACT shall be an Unrestricted Subsidiary for purposes of the limitation on Investments by GST and its Restricted Subsidiaries) and the definition of "Asset Sale." The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary), other than GST USA or a Subsidiary Guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, GST or any Restricted Subsidiary; provided that (A) any Guarantee by GST or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an Incurrence of such Indebtedness and an Investment by GST or such Restricted Subsidiary at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) above would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of GST; provided that immediately after giving effect to such designation (x) the Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation is permitted to be Incurred for all purposes of the Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

LIMITATION ON INDEBTEDNESS

         (a) GST will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that GST and GST USA may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1. GST Funding may not Incur any Indebtedness other than the Notes.

         Notwithstanding the foregoing, GST and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i)
Indebtedness outstanding at any time (including, but not limited to, Indebtedness under the Tomen Facility) in an aggregate principal amount not to exceed $320 million, less any amount of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness (A) to GST evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; provided that any subsequent event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to GST or another
Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (iv), (v), (vii) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes and Note Guarantee or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes and Note

Guarantee shall only be permitted under this clause (iii) if (A) in case the Notes and Note Guarantee are refinanced in part, or the Indebtedness to be refinanced is pari passu with the Notes or Note Guarantee, such new
Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or Note Guarantee, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes or Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or Note Guarantee and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of GST or GST USA be refinanced by means of any Indebtedness of any Restricted Subsidiary of GST USA pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,
(B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of GST or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of GST (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by GST or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of GST not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by GST after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person other than a Subsidiary of GST to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clauses (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; (vi) Indebtedness Incurred to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation or integration) of network assets (including, without limitation, equipment and real property and leasehold improvements that are necessary to install or operate network assets; provided that in no event shall the cost of any such real property and leasehold improvements financed hereby exceed 20% of the total cost of the related network assets) or inventory purchased or leased by GST or any of its Restricted Subsidiaries after the Closing Date; (vii) Indebtedness of GST or GST USA under one or more revolving credit or working capital facilities in an aggregate principal amount outstanding at any time not to exceed the lesser of (A) $50 million and (B) 75% of the consolidated book value of the accounts receivable of GST and its Restricted Subsidiaries; and (viii) Indebtedness of GST or GST USA to the extent the proceeds thereof are promptly
(a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control or (b) deposited to defease the Notes as described below under "Defeasance."

         (b) For purposes of determining  any particular  amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Indebtedness Incurred under the Tomen Facility on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this "Limitation on Indebtedness" covenant and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, GST, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         LIMITATION ON RESTRICTED PAYMENTS

         GST will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than GST or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of GST (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than any Wholly Owned Restricted Subsidiaries of GST, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of GST USA or GST that is subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, or
(iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) GST could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by GST or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by GST after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of GST, or from the issuance to a Person who is not a Subsidiary of GST of any options, warrants or other rights to acquire Capital Stock of GST (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (v) of the second paragraph of the "Limitation on Indebtedness" covenant, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to GST or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by GST and its Restricted Subsidiaries in such Person.

         The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Intercompany Notes or, after GST USA assumes the Notes, the Notes or Note Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of GST in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of GST; (iv) the acquisition of Indebtedness of GST USA or GST which is subordinated in right of payment to the Intercompany Notes or, after GST USA assumes the Notes, the Notes or Note Guarantee, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of GST (other than Redeemable Stock); (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of GST USA or GST; (vi) Investments in any Person or Persons (other than an Affiliate (other than a Subsidiary) of the Company), the primary business of which is related, ancillary or complementary to the business of GST and its Restricted Subsidiaries on the date of such Investments, in an aggregate amount not to exceed $50 million plus, (a) in any fiscal year, an amount not to exceed 10% of GST's Consolidated EBITDA (if positive) for the immediately preceding fiscal year, (b) an amount not to exceed the Net Cash Proceeds received by GST after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of GST, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (v) under the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph or clause (iii) or (iv) of this paragraph of this "Limitation on Restricted Payments" covenant and (c) the net reduction in Investments in any Person made pursuant to this clause (vi), except to the extent such reduction is included in the calculation of Adjusted Consolidated Net Income; provided that the net reduction in any such Investment shall not exceed the amount of Investments previously made in such Person; (vii) Investments by GST or a Restricted Subsidiary made pursuant to the second paragraph of the "Limitation on Investments" covenant, in an aggregate amount not to exceed $25 million; and
(viii) cash payments in lieu of the issuance of fractional Common Shares upon conversion (including mandatory conversion) of the Convertible Notes provided for in the Convertible Notes Indenture or the Redeemable Preferred Shares; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of GST are used for the redemption, repurchase or other acquisition of the Notes or Indebtedness that is pari passu with the Notes or Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         GST Funding will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment other than Investments in Pledged Securities, cash, the Initial Note and Intercompany Notes, in each case pledged to secure the Notes.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         GST will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by GST or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to GST or any other Restricted Subsidiary, (iii) make loans or advances to GST or any other Restricted Subsidiary or (iv) transfer any of its property or assets to GST or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by GST or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of GST or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of GST or any Restricted Subsidiary in any manner material to GST or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) with respect to any Development Company, imposed pursuant to or in connection with any Indebtedness Incurred by such Development Company to finance at least 50% of the total financing required for the development and construction of all of such Development Company's alternative access networks or any Indebtedness Incurred to refinance or replace such
Indebtedness; provided that (a) such Indebtedness (including such refinancing Indebtedness) is permitted to be Incurred under the "Limitation on Indebtedness" covenant described above, (b) such encumbrances and restrictions are no more restrictive in any material respect than those encumbrances and restrictions existing under the Tomen Facility as in effect on the Closing Date and (c) such encumbrances and restrictions shall only apply to such Development Company for so long as such Indebtedness (or such refinancing Indebtedness) remains outstanding; or (vii) with respect to any Development Company (a "Restricted Development Company"), imposed pursuant to or in connection with any Indebtedness Incurred by another Development Company to finance at least 50% of the total financing required for the development and construction of all of such other Development Company's alternative access networks or any Indebtedness Incurred to refinance or replace such Indebtedness; provided that (a) such encumbrances and restrictions shall not apply to such Restricted Development Company prior to the occurrence of an event of default under such Indebtedness (or refinancing Indebtedness), (b) such Indebtedness (including such refinancing Indebtedness) is permitted to be Incurred under the "Limitation on Indebtedness" covenant, (c) such encumbrances and restrictions are no more restrictive in any material respect than those contemplated by the Tomen Facility as in effect on the Closing Date and (d) at least 50% of the total financing required for the development and construction of all of such Restricted Development Company's alternative access networks was provided by the holder of the Indebtedness of such other Development Company.

         GST Funding will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any of the matters referred to in the first paragraph of this section.

         Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent GST or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of GST or any of its Restricted Subsidiaries that secure Indebtedness of GST or any of its Restricted Subsidiaries.

         LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

         GST will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to GST or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or
(iv) a sale of Common Stock of Phoenix Fiber, and in connection and concurrently with such sale, a sale of Common Stock of GST Tucson Lightwave, Inc. provided that the proceeds of any such sale under this clause (v) shall be applied in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         GST Funding will not sell, and will not permit any Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock).

         LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

         Under the terms of the Indenture, GST will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of GST or any Indebtedness of GST USA ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against GST Funding, GST or GST USA as a result of any payment by such
Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Intercompany Notes, the Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Intercompany Notes, the Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Intercompany Notes, the Notes or Note Guarantee, as the case may be.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of GST of all of GST's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         Under the terms of the Indenture, GST Funding will not permit any Subsidiary to, directly or indirectly, Guarantee any Indebtedness.

           LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

         GST will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of GST or any Restricted Subsidiary or with any Affiliate of GST or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to GST or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which GST or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to GST or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between GST and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees (including through the issuance of shares of Common Stock of GST or options, warrants or other rights to acquire such shares) to directors of GST who are not employees of GST or any of its subsidiaries; (iv) any payments or other transactions pursuant to any tax-sharing agreement between GST and any other Person with which GST files a consolidated tax return or with which GST is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction or series of transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (vi) of this paragraph, the aggregate amount of which exceeds $500,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         GST Funding will not, and will not permit any Subsidiary to, directly or indirectly, enter into, renew or extend any of the transactions described in the first paragraph of this section other than any transaction between GST Funding and GST or any of its Restricted Subsidiaries required or permitted by the Indenture and Pledge Agreement.

         LIMITATION ON LIENS

         GST will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (collectively, "Protected Property"), without making effective provision for all of the Notes (or in the case of a Lien on Protected Property of GST, the Note Guarantee) and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Note Guarantee, prior to) the obligation or liability secured by such Lien; provided that neither GST nor any Restricted Subsidiary will create, Incur, assume or suffer to exist any Lien on the Pledged Securities, the Pledge Account or any Acquired Equipment, except Liens securing the Notes and the Intercompany Notes.

         The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of GST or its Restricted Subsidiaries securing the Initial Note, the Intercompany Notes or created in favor of GST Funding, the Trustee or the Holders of the Notes; (iii) Liens with respect to the assets of a Restricted
Subsidiary  granted  by such  Restricted  Subsidiary  to GST or a  Wholly  Owned
Restricted Subsidiary to secure Indebtedness owing to GST or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens upon or Capital Leases with respect to inventory, property or equipment acquired or held by GST or any of its Restricted Subsidiaries to secure all or a part of the purchase price therefor or GST's or such Restricted Subsidiary's obligations under such lease; provided that such Liens do not extend to or cover any property or assets of GST or any Restricted Subsidiary other than the inventory, property or equipment acquired;
(vi) Liens on assets or property of, or the Capital Stock of, a Development Company securing Indebtedness Incurred under clause (i) of the second paragraph of the "Limitation on Indebtedness" covenant to finance at least 50% of the total financing for the development and construction of the alternative access networks owned by such Development Company; provided such Liens do not extend to or cover any other property or assets of GST or any of its Restricted Subsidiaries; or (vii) Permitted Liens.

         GST Funding will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character other than Liens granted in favor of the Trustee or the Holders of the Notes.

         LIMITATION ON SALE-LEASEBACK TRANSACTIONS

         GST will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby GST or a Restricted

Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which GST or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between GST and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) GST or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         GST Funding will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction.

         LIMITATION ON INVESTMENTS

         GST will not, and will not permit any Restricted Subsidiary to, (i) make any Investment in any Person (including an Unrestricted Subsidiary) that during its most recent fiscal year derived or in its current fiscal year is expected by the Board of Directors of GST to derive more than $250,000 in revenues from, or in its most recent fiscal year spent or in its current fiscal year is expected by the Board of Directors of GST to spend more than $250,000 on, operations or activities located outside the continental United States (other than in the State of Hawaii or between the continental United States and the State of Hawaii) (an "International Business") or (ii) acquire or own
(directly or indirectly), other than through an Unrestricted Subsidiary, any entity, business or asset that is primarily located outside the continental United States (other than in the State of Hawaii) or any right with respect to any of the foregoing (an "International Asset").

         Notwithstanding the foregoing, and subject to the "Limitation on Restricted Payments" covenant, GST and its Restricted Subsidiaries may make an Investment in an Unrestricted Subsidiary which owns, intends to acquire or has rights with respect to an International Business or International Asset provided that the aggregate amount of such Investments does not exceed (i) $25 million plus, (A) in any fiscal year, an amount not to exceed 10% of GST's Consolidated EBITDA (if positive) for the immediately preceding fiscal year and (B) an amount not to exceed the Net Cash Proceeds received by GST after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of GST, less (ii) the amount of any Investments made pursuant to the first paragraph, or the amount of any Restricted Payment made pursuant to clause (iii), (iv) or (vi) of the second paragraph, of the "Limitation on Restricted Payments" covenant; provided that the International Business or International Assets are related, ancillary or complementary to the primary business of GST and its Restricted Subsidiaries on the date of such Investment.

         LIMITATION ON ASSET SALES

         GST will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by GST or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments; provided, however, that clause (ii) shall not apply to long-term assignments of capacity in a network. In the event and to the extent that the Net Cash Proceeds received by GST or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Subsidiaries has been prepared), then GST shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of GST or GST USA or Indebtedness of any Restricted Subsidiary (other than GST USA), in each case owing to a Person other than GST or any of its Restricted

Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, GST and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5.0 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes, plus, in each case, accrued interest to the Payment Date.

         GST Funding will not, and will not permit any Subsidiary to, consummate any Asset Sale except as permitted under the Pledge Agreement.

         IMPAIRMENT OF SECURITY INTERESTS OR ABILITY TO ASSUME THE NOTES

         The Indenture provides that none of GST, GST USA nor GST Funding shall, nor shall they permit any Subsidiary to, take or knowingly omit to take any action which (i) might or would have the result of materially impairing the security interest with respect to the Pledged Securities, any Acquired Equipment, the Initial Note or Intercompany Notes for the benefit of the Trustee and the Holders of the Notes, (ii) grant to any Person other than the Trustee or the Holders of the Notes, any interest whatsoever in the Pledged Securities, other amounts in the Pledge Account, any Acquired Equipment, the Initial Note or any Intercompany Note or (iii) would prevent, or restrict GST USA from assuming, or GST from guaranteeing, the Notes on May 13, 2000 or earlier if permitted by the 1995 Indentures.


         REPURCHASE OF NOTES  UPON A CHANGE OF CONTROL

         The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the Payment Date. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Issuer covenants to (i) repay in full all indebtedness of the Issuer that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Issuer to permit the repurchase of the Notes. The Issuer shall first comply with the covenant in the preceding sentence before it shall repurchase Notes pursuant to this "Repurchase of Notes upon a Change of Control" covenant.

         Under the terms of the Indenture, if the Issuer is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of indebtedness, if any, of the Issuer outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes or otherwise fails to purchase any Notes, then the Issuer will have breached such covenant. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Issuer to repurchase Notes at the conclusion of an Offer to Purchase will constitute an Event of Default without any waiting period or notice requirements. In the event that the New Notes were required to be redeemed due to a mandatory redemption or repurchased due to a Change of Control and GST Funding is unable to redeem or repurchase the New Notes, as the case may be, the result would be a default under the Indenture. Such default would result in cross-defaults under the 1995 Indentures, the Tomen Facility, the Siemens Loan Agreement and the NTFC Loan Agreement and the indebtedness thereunder would be accelerated. As of June 30, 1997, $221.1 million accreted value of 1995 Notes were outstanding and the Company had incurred $32.3 million of outstanding indebtedness under the Tomen Facility, $4.5 million of outstanding indebtedness under the Siemens Loan Agreement and $44.6 million of indebtedness under the NTFC Loan Agreement. If such a default were to occur prior to the time GST USA becomes a direct obligor on the New Notes, the sole obligor thereunder would be GST Funding, which will have no assets other than the collateral securing the Notes. Upon foreclosure after a default upon the Notes, such collateral may not be sufficient to repay all amounts due on the Notes. If such a default were to occur after the time GST USA becomes an obligor on the Notes, such default would permit the holders of substantially all of the Company's indebtedness to accelerate the maturity thereof.

         There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Issuer which might be outstanding at the time). The above covenant requiring the Issuer to repurchase the Notes will, unless the consents referred to above are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

         COMMISSION REPORTS AND REPORTS TO HOLDERS

         At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) six months after the Closing Date, in either case, whether or not GST Funding is then required to file reports with the Commission, GST Funding shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. In addition, at all times prior to the earlier of the date of the Registration and six months after the Closing Date, GST Funding shall, at cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, GST Funding shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act. Whether or not GST is required to file reports with the Commission, if any Notes are outstanding, GST shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act. GST Funding and GST shall supply the Trustee and each Holder of Notes or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder, copies of such reports or other information.

EVENTS OF DEFAULT

         The following events are defined as "Events of Default": (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period; (c) GST, GST USA or GST Funding defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes, the Note Guarantee, the Initial Note or the Intercompany Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of Notes; (d) there occurs with respect to any issue or issues of Indebtedness of GST or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against GST, GST USA, GST Funding or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of GST, GST USA, GST Funding or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of GST, GST USA, GST Funding or any Significant Subsidiary (other than a liquidation of GST Funding into GST USA in connection with the assumption of the Notes) or for all or substantially all of the property and assets of GST, GST USA, GST Funding or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of GST, GST USA, GST Funding or any Significant Subsidiary (other than a liquidation of GST Funding into GST USA in connection with the assumption of the Notes) and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (g) GST, GST USA, GST Funding or any Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of GST, GST USA, GST Funding or any Significant Subsidiary (other than a liquidation of GST Funding into GST USA in connection with the assumption of the Notes) or for all or substantially all of the property and assets of GST, GST USA, GST Funding or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; (h) the Trustee or GST Funding does not have at all times a first priority perfected security interest in all Pledged Securities, the Pledge Account, all Acquired Equipment, the Initial Note and Intercompany Notes or GST, GST USA or GST Funding asserts in writing that the security arrangements under the Indenture, the Pledge Account, the Initial Note and the Intercompany Notes are not in full force and effect; or (i) GST USA shall not have become a direct obligor on the Notes (other than Notes to be redeemed as described under "Mandatory Redemption" for which GST Funding shall have deposited the redemption price) and GST shall not have become a guarantor of the Notes by May 13, 2000.

         If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to GST USA, GST or GST Funding or clause (h) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by GST or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(f) or (g) above occurs with respect to GST USA, GST, or GST Funding or an Event of Default specified in clause (h) occurs, the principal of, premium, if any, and accrued interest, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

         The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested provide, the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

         The Indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of GST Funding, GST and GST USA under the Indenture and that GST Funding, GST and GST USA have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Under the terms of the Indenture, neither GST nor GST USA shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, GST or GST USA) shall be issued or distributed to the stockholders of GST or GST USA) or permit any Person to merge with or into GST or GST USA unless: (i) GST or GST USA shall be the continuing Person, or the Person (if other than GST or GST USA) formed by such consolidation or into which GST or GST USA is merged or that acquired or leased such property and assets of GST or GST USA shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of GST or GST USA, on all of the Notes, the Intercompany Notes and the Note Guarantee and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, GST or GST USA or any Person becoming the successor obligor of the Notes or the Note Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of GST or GST USA, as the case may be, immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis GST or GST USA, as the case may be, or any Person becoming the successor obligor of the Notes or the Note Guarantee, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and (v) GST or GST USA, as the case may be, delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and
(iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of GST or GST USA, as the case may be, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of GST to a state of the United States or of GST USA to another state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         The restrictions and conditions described in the preceding paragraph also apply to GST Funding except that clauses (iii) and (iv) do not apply to a merger or consolidation of GST USA and GST Funding or the sale, conveyance or other disposition of all or substantially all of the assets of GST Funding to GST USA.

DEFEASANCE

         Defeasance and Discharge. The Indenture provides that the Issuer will be deemed to have paid and GST, GST USA and GST Funding will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Issuer has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer's exercise of its option under this "Defeasance" provision and will be subject to United States federal income tax on the same amount and in the same manner as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Service to the same effect unless there has been a change in applicable United States federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Service to the same effect as the aforementioned Opinion of Counsel; (ii) an Opinion of Counsel or a ruling from Revenue Canada, Customs, Excise & Taxation to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada); and (iii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound and (D) if at such time the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

         Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that its provisions will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such covenants and clauses (iii) and
(iv) under "Consolidation,  Merger and Sale of Assets," and clauses (d), (e) and
(h) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses B(iii), (C) and (D) of the preceding paragraph and the delivery by the Issuer to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for United States federal income tax purposes or Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to United States federal income tax and Canadian federal or provincial income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         Defeasance and Certain Other Events of Default. In the event the Issuer exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Issuer will remain liable for such payments.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by GST, GST USA and GST Funding and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, or (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

         None of GST, GST USA or GST Funding shall amend, modify, alter or supplement or permit or consent to any amendment, modification or supplement of, the Pledge Agreement, the Initial Note or any Intercompany Notes in any way that would be adverse to the Holders of the Notes.

ADDITIONAL AMOUNTS

         Any payments made by GST under or with respect to the Notes pursuant to the Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless GST is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If GST is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, GST will pay such additional amounts ("Additional Amounts") as may be necessary, so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which GST does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Notes, by the mere holding of Notes or by reason of the receipt of payments thereunder. GST will, upon written request of any Holder (other than an Excluded Holder), reimburse such Holder, for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if GST will be obligated to pay Additional Amounts with respect to such payment, GST will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or in this Prospectus there is mentioned, in any context, the payment of principal (or premium, if any), Redemption Price, interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         In the event that GST has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes any Additional Amounts as a result of certain changes affecting Canadian withholding tax laws, GST may redeem all, but not less than all, the Notes at any time at 100% of their principal amount, together with accrued interest thereon to the redemption date. See "-- Optional Redemption."

CONSENT TO JURISDICTION AND SERVICE

         GST Funding, GST and GST USA have appointed Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022 as their agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes and for the actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and will agree to submit to the jurisdiction of such courts.

ENFORCEABILITY OF JUDGMENTS

         GST is incorporated in Canada. Certain directors and officers, and certain experts named herein, are residents of Canada. As a result, it may be difficult or impossible to effect service of process within the United States upon such directors, officers and experts or to collect judgments of United States courts predicated upon civil liability under the United States federal securities and other laws. There are risks as to whether Canadian courts would
(i) enforce judgments of United States courts obtained against GST or such directors, officers and experts predicated upon the civil liability provisions of United States laws or (ii) impose liabilities in original actions against GST or its directors, officers and experts predicated solely upon United States securities laws.

BOOK-ENTRY; DELIVERY AND FORM

         The certificates representing the Notes are issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more temporary global Notes in definitive, fully registered form without interest coupons (each a "Temporary Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global Notes (each a "Permanent Regulation S Global Note"; and together with the Temporary Regulation S Global Notes, the "Regulation S Global Note") on or after the 40th day following the Closing Date upon certification that the beneficial interests in such global Note are owned by non-U.S.

persons. Prior to the 40th day after the Closing Date, beneficial interests in the Temporary Regulation S Global Note may be held only through Euroclear or Cedel Bank and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S and in accordance with the requirements described below.

         Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Note, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

         Each Global Note (and any Notes issued for exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Transfer Restrictions."

         Notes originally purchased by or transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be issued Notes in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Notes, see "Transfer Restrictions."

         The Global Notes. Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

         Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. Cedel Bank and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

         Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Issuer, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         The Issuer expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Transfer Restrictions."

         The Issuer understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

         If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

         The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of GST, GST USA or GST Funding in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of GST, GST USA or GST Funding or of any successor Person thereof. Each Holder by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

         The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Indenture and provisions of the Trust Indenture Act, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

       DESCRIPTION OF CERTAIN INDEBTEDNESS AND REDEEMABLE PREFERRED SHARES

TOMEN FACILITY

         The following summary of the material provisions of the documents comprising the Tomen Facility. Terms used and not defined herein have the meanings given to them in the documents described herein.

         GENERAL

         The Company, GST Telecom and Pacwest are parties to a Master Agreement dated October 24, 1994 and amended May 24, 1996 (the "Tomen Master Agreement") with Tomen pursuant to which Tomen agreed, in its sole discretion on a project-by-project basis, to make available up to a total of $100.0 million of financing for telecommunications network projects developed and constructed by the Company. Under the terms of the Tomen Master Agreement, Tomen has the exclusive right to review the Company's proposed network projects until Tomen has extended $100.0 million in debt financing or has refused three projects that the Company subsequently finances. If Tomen approves a project it would enter into a credit agreement (in substantially the form of the Credit Agreement hereinafter described) with the subsidiary of the Company developing the project (a "Development Company") to provide financing for 75% of the project's costs (a "Project Loan"). The first 25% of such costs would be contributed as equity by the Company prior to or at the same time as the receipt of the debt financing. In connection with each project it finances, Tomen has the right to act as procurement agent for the network project.

         Until amended in May 1996, the Tomen Master Agreement had provided that Tomen could purchase up to 10% (on a fully diluted basis) of the capital stock of a Development Company to which it agreed to provide financing and Tomen had purchased 10% of the equity of GST Pacific for the sum of $615,000. In May 1996, the Company entered into a series of transactions pursuant to which GST Telecom purchased the shares of GST Pacific held by Tomen for $1,250,000 and the parties amended the Tomen Master Agreement to eliminate Tomen's right to purchase 10% of the shares in Development Companies to which it provides a Project Loan and to grant to Tomen in connection with each Project Loan the right to purchase a number of Common Shares the aggregate value of which based on their market price would equal 10% of the total equity contribution by the Company to the Development Company. In addition, the parties agreed that in connection with certain Project Loans, Tomen's purchase of Common Shares would include, for no additional consideration, a specified number of warrants to purchase additional Common Shares.

         The Tomen Master Agreement provides that each Project Loan will bear interest at LIBOR plus 3% and will amortize in 24 quarterly installments beginning after the project's construction period (which may not exceed three years). An upfront fee of 1.50% of the aggregate principal amount of each Project Loan and a commitment fee of 0.50% per annum on the unused portion of each Project Loan is payable to Tomen. In addition, Pacwest, an entity controlled by Mr. Warta, Chairman of the Board and Chief Executive Officer of the Company, is entitled to receive a fee equal to 1% of the total debt and equity financing received by the Company under the Tomen Facility. A Project Loan may be repaid or refinanced at any time; however, Tomen has a right of first refusal on any such refinancing and Tomen would be entitled to receive one-third of the net present value of any interest rate savings that would be realized by the Development Company in connection with any such refinancing.

         Each Project Loan is to be secured by all of the Development Company's assets and a pledge of all capital stock of the Development Company. In addition, the Tomen Master Agreement requires that the net cash flow of each project financed under the Tomen Facility be assigned to secure the repayment of each other Project Loan. Any management fees payable by the Development Company are subordinated in right of payment to the repayment of Project Loans.


         Pursuant to a stock purchase agreement (the "Tomen Stock Purchase Agreement") entered into in connection with the Tomen Master Agreement, Tomen purchased (i) for an aggregate purchase price of $2.3 million, 500,000 Common Shares and warrants to purchase 250,000 Common Shares, which have been exercised,

(ii) for an aggregate of $1.2 million, 250,000 Common Shares and warrants to purchase 125,000 Common Shares, which have been exercised, and (iii) for an aggregate of $2.7 million, 250,000 Common Shares and warrants to purchase 125,000 Common Shares exercisable until May 23, 1998 at an exercise price of $12.96 per share . Pursuant to an amendment to the Tomen Master Agreement and the Tomen Stock Purchase Agreement, Tomen purchased (i) for an aggregate of $800,000, 74,074 Common Shares and warrants to purchase 46,155 Common Shares at an exercise price of $12.96 per share and (ii) for an aggregate of $1,375,000, 130,828 Common Shares and warrants to purchase 75,000 Common Shares at an exercise price of $12.61 per share. The Company has registered the resale of an aggregate of 1,620,229 Common Shares that have been issued or are issuable to Tomen upon exercise of warrants.


         FINANCED PROJECTS

         The first two projects financed under the Tomen Master Agreement were the San Bernardino portion of the Southern California network ("Phase I") and the Ontario portion of the Southern California network ("Phase II"). Pursuant to the credit agreement between GST Pacific and Tomen America (the "Credit Agreement"), Tomen agreed to provide $9.0 million of debt financing to develop Phase I and $9.5 million of debt financing to develop Phase II. The terms of the Credit Agreement are substantially the terms contemplated by the Tomen Master Agreement. In addition, the Credit Agreement contains covenants which, among other things, restrict or prohibit GST Pacific's ability to incur debt, create liens, sell assets, make investments, enter into transactions with affiliates, merge or consolidate, transfer GST Pacific's capital stock and pay dividends to the Company. Failure to satisfy any of the covenants constitutes an event of default under the Credit Agreement. The Credit Agreement also contains customary events of default for project financing, including a cross default to other indebtedness of GST Pacific. An event of default under the Credit Agreement would allow Tomen to accelerate the maturity of the Project Loan, foreclose on the collateral or take possession of and complete the project.

         In May 1996, Tomen provided financing with respect to the Tucson and Albuquerque networks, in the amount of up to $8.0 million each. The terms of the respective credit agreements between Tomen and GST Tucson and GST New Mexico are substantially similar to the terms of the Credit Agreement.


         On September 30, 1997, Tomen provided the Company with $40.5 million of debt financing for the Company's Hawaiian inter-island submarine network and various other terrestrial installations. The fully operational inter-island submarine network is the first to connect six of the major Hawaiian islands. The terrestrial installations, which are in progress, include a fiber optic backbone across the island of Hawaii, a cable plant on Maui and three fiber optic rings on Oahu. In connection with such financing, the Company entered into a credit agreement with Tomen containing substantially similar terms as those previously entered into under the Tomen Facility, except that the loan will amortize in 22 quarterly installments beginning two and one half years after the date financing was provided.


EQUIPMENT FINANCING

         SIEMENS SWITCHING EQUIPMENT PURCHASE AGREEMENT AND LOAN AGREEMENT

         The Company, through its indirect subsidiary, GST SwitchCo, Inc. ("GST SwitchCo"), entered into the Siemens Sales Agreement pursuant to which GST SwitchCo may purchase switching and related equipment from Siemens. The Siemens Sales Agreement provides price protection for 10 years for several categories of Siemens switching equipment and related software. In addition, on the same date, GST SwitchCo entered into the Siemens Loan Agreement that provides for up to an aggregate of $226.0 million of loans to finance the purchase of Siemens equipment and equipment from other suppliers, of which $116.0 million is presently available to the Company. The Company may seek to increase the amount available up to $226.0 million on an as-needed basis, subject to the negotiation and execution of mutually satisfactory documentation. Each loan made under the Siemens Loan Agreement initially bears interest at an interim loan rate of LIBOR plus 4.5% on the outstanding balance of the loan until the beginning of the calendar quarter following the original loan advance date, at which time the outstanding balance of the loan converts to a term loan and begins accruing interest at a term loan rate of LIBOR plus 3.5%. Repayment of the outstanding principal amount of each loan is required in quarterly installments commencing on the last day of the fifth quarter following the original loan advance date with the remaining balance of each outstanding loan being payable in full on the last day of the 24th quarter following such original loan advance date. GST SwitchCo's obligations under the Siemens Loan Agreement are secured by the grant to Siemens of a first priority security interest in all products purchased by GST SwitchCo with the proceeds of loans by Siemens and are guaranteed in part by GST USA.

         NORTEL SWITCHING EQUIPMENT AND RELATED FINANCING

         The Company, through its wholly-owned subsidiary, GST EquipCo, Inc. ("GST EquipCo"), entered into the Nortel Purchase Agreement pursuant to which GST EquipCo may purchase switching and related equipment and software from Nortel. The Nortel Purchase Agreement provides price protection for 10 years for several categories of Nortel switching equipment and related products and software and requires GST EquipCo to purchase at least $50.0 million of equipment, product and software prior to November 18, 1999.

         The Company has entered into the NTFC Loan Agreement that provides for up to $50.0 million to finance the purchase by GST EquipCo of Nortel equipment and products. Borrowings under the NTFC Loan Agreement may be made through December 31, 1998. Loans under the NTFC Loan Agreement will bear interest at a floating interest rate equal to 90 day LIBOR plus 3.5%. GST EquipCo is required to pay interest only until December 31, 1998 under the NTFC Loan Agreement and the principal amounts outstanding thereunder will become due and payable in 20 consecutive quarterly installments following such interest only period. GST EquipCo's obligations under the NTFC Loan Agreement are secured by the grant to NTFC of a first priority security interest in all Nortel products purchased by GST EquipCo with the proceeds of such financing and are guaranteed by GST USA.

SENIOR NOTES AND CONVERTIBLE NOTES

         GST USA issued $312.4 million principal amount at maturity of Senior Notes guaranteed by GST, under a senior notes indenture dated December 19, 1995, among GST USA, as issuer, GST, as guarantor, and United States Trust Company of New York, as trustee, and GST issued $39.1 million principal amount at maturity of the Convertible Notes guaranteed by GST USA, under a convertible notes indenture dated December 19, 1995, among GST, as issuer, GST USA, as guarantor, and United States Trust Company of New York, as trustee. The 1995 Notes were issued in units, with each unit consisting of eight Senior Notes and one
Convertible Note. Cash interest does not accrue on the 1995 Notes prior to December 15, 2000 at which time the 1995 Notes will have fully accreted to their principal amount at maturity. From and after December 15, 2000, the 1995 Notes will accrue interest, payable semiannually in cash, at a rate of 13-7/8% per annum.

         The Senior Notes and the Senior Notes guarantee are senior, unsecured obligations of GST USA and GST, respectively, ranking pari passu in right of payment with all unsubordinated obligations of GST USA and GST, respectively. The Convertible Notes and the Convertible Notes guarantee are senior subordinated, unsecured obligations of GST and GST USA, respectively, ranking junior in right of payment to all senior obligations of GST and GST USA, respectively, pari passu with all senior subordinated indebtedness of GST and GST USA, respectively.

         The 1995 Notes may be redeemed at any time on or after December 15, 2000, in whole or in part, at 106.938% of their principal amount at maturity plus accrued interest, declining to 100% of their principal amount at maturity plus accrued interest on and after December 15, 2002. In addition, the 1995 Notes are redeemable under certain circumstances in the event of certain changes affecting Canadian withholding taxes.

         The Convertible Notes are convertible, at the option of the holders, into Common Shares at any time after December 19, 1996. The number of Common Shares issuable upon conversion of Convertible Notes is determined by dividing the accreted value on the date of conversion of the Convertible Notes being converted by the conversion price of $7.563, subject to adjustment. In addition, the Convertible Notes will automatically convert under certain circumstances, if the closing price of the Common Shares on the AMEX during any period described below exceeds the price for such period for at least 30 consecutive trading days:

12 MONTHS BEGINNING                                 CLOSING PRICE
-------------------                                 -------------
December 15, 1996................................     $16 .77
December 15, 1997................................      $19.80
December 15, 1998................................      $22.82
 December 15, 1999...............................      $25.84

         The 1995 Indentures contain certain covenants that affect and in some cases significantly restrict or prohibit, among other things, the ability of GST and its restricted subsidiaries (including GST USA) to incur additional indebtedness, create liens, engage in sale-leaseback transactions, pay dividends or make distributions in respect of its capital stock, make investments or certain other restricted payments, sell assets, create restrictions on the ability of restricted subsidiaries to make certain payments, issue or sell stock of restricted subsidiaries, enter into transactions with stockholders or affiliates and consolidate, merge or sell all or substantially all of their assets.

         Upon the occurrence of a Change of Control (as hereinafter defined), GST USA will be required to make an offer to purchase the Senior Notes and GST will be required to make an offer to purchase the Convertible Notes, in each case at a purchase price equal to 101% of their accreted value on the date of purchase plus accrued interest, if any. A "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting stock representing more than 30% of the total voting power of the voting stock of GST on a fully diluted basis; (ii) individuals who on December 19, 1995 constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by GST's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on December 19, 1995 or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the common stock of GST USA is not beneficially owned by GST.

REDEEMABLE PREFERRED SHARES

         In the Princes Gate Investment, GST issued 500 Redeemable Preferred Shares. The Redeemable Preferred Shares will not pay dividends, except to the extent that cash dividends are paid on the Common Shares. The liquidation and redemption prices of the Redeemable Preferred Shares will accrete at a semi-annual rate of 117/8%.

         GST is required to redeem the Redeemable Preferred Shares on February 28, 2004 (the "Mandatory Redemption Date") in cash at a redemption price of approximately $224,231 per share (the "Mandatory Redemption Price"); provided that to the extent GST is prohibited from paying such redemption price in cash, the holders of Redeemable Preferred Shares have the option to convert each Redeemable Preferred Share into a number of Common Shares equal to the Mandatory Redemption Price divided by 95% of the then market price for Common Shares. In the event GST is prevented from paying the redemption price for Redeemable Preferred Shares in cash and any holder of Redeemable Preferred Shares does not exercise such conversion option, GST has the option of extending the Mandatory Redemption Date to August 28, 2007. GST has the option of redeeming the Redeemable Preferred Shares at any time after February 28, 2000 in cash at a redemption price per Redeemable Preferred Share equal to the number of Common Shares into which such Redeemable Preferred Share is then convertible multiplied by the price at which such Redeemable Preferred Share would become subject to mandatory conversion. Under the terms of the Redeemable Preferred Shares, the holders thereof are entitled to designate for election one person to the Board of Directors of GST. In June 1997, Joseph G. Fogg III, designee of the holders of the Redeemable Preferred Shares, was appointed to the Board of Directors of GST.

         Redeemable Preferred Shares are convertible at the option of the holders into Common Shares at any time after February 28, 2000 or earlier upon a change of control of GST. The holders of Redeemable Preferred Shares have the right to require GST to repurchase their shares upon a change of control of GST after February 28, 2002; prior to that time, holders have a right to convert their shares into Common Shares upon a change in control. Further, the Redeemable Preferred Shares are subject to mandatory conversion into Common Shares if the market price of Common Shares exceeds $15.925 per share (subject to adjustment) for a specified period after February 28, 2000.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


         In the opinion of Olshan Grundman Frome & Rosenzweig LLP, the United States tax counsel to the Company, subject to the limitations set forth herein, the following is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based on current provisions of the Code, applicable final, temporary and proposed Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Service and upon the facts concerning the Company as of the date hereof. There can be no assurance that the Service will not take a contrary view, which position may ultimately be upheld by the courts, because the tax effects discussed herein are not subject to absolute prediction and no ruling from the Service has been or will be sought by the Company. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.


         This summary and the above referenced opinion do not purport to deal with all aspects of taxation that may be relevant to particular holders of the Notes in light of their personal investment or tax circumstances, or to certain types of investors (including insurance companies, financial institutions, broker-dealers or tax-exempt organizations) subject to special treatment under the United States federal income tax laws. This discussion does not deal with special tax situations, such as the holding of the Notes as part of a straddle with other investments, or situations in which the functional currency of a holder who is a U.S. Holder (as defined below) is not the United States dollar. In addition, this discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code.

         As used in the discussion which follows, the term "U.S. Holder" means an initial beneficial owner of the Notes that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term "Non-U.S. Holder" means an initial holder of Notes that is, for United States federal income tax purposes, not a U.S. Holder.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS. GENERAL

         Under applicable authorities, the Notes should be treated as indebtedness for United States federal income tax purposes. In the unlikely event the Notes are treated as equity, the amount of any actual or constructive distributions on any such Note would first be taxable to the holder as dividend income to the extent of the issuer's current and accumulated earnings and profits, and next would be treated as a return of capital to the extent of the holder's tax basis in the Note, with any remaining amount treated as gain from the sale of a Note. As a result, until such time as the issuer has earnings and profits as determined for United States federal income tax purposes, distributions on any Note treated as equity will be a nontaxable return of capital and will be applied against and in the case of actual distributions reduce the adjusted tax basis of such Note in the hands of its holder (but not below zero). Further, payments on the Notes treated as equity to Non-U.S. Holders would not be eligible for the portfolio interest exception from United States withholding tax, and dividends thereon would be subject to United States withholding tax at a flat rate of 30% (or lower applicable treaty rate) and gain from their sale or other taxable disposition might also be subject to United States tax. In addition, in the event of equity treatment, neither GST Funding nor GST USA, as the case may be, would ever be entitled to deduct interest on the Notes for United States federal income tax purposes. The remainder of this discussion assumes that the Notes will constitute indebtedness of either GST Funding or GST USA, as appropriate, for such tax purposes.

TAX CONSEQUENCES TO U.S. HOLDERS

         Subject to the discussion below, stated interest payable on to the Notes will be taxable to a U.S. Holder as ordinary income when received or accrued in accordance with such holder's regular method of tax accounting.

         The interest rate on the Notes will be increased by .5% per annum if, prior to the date that is six months after the Closing Date, GST Funding, GST USA and GST fails to either consummate the Exchange Offer or cause resales of the Notes to be registered under the Securities Act. See "Description of the Notes -- Registration Rights." According to the Treasury Regulations, the possibility of a change in the interest rate will not affect the yield of the Notes (and, accordingly, will not affect the inclusion of interest in income) unless, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that such a change will occur. GST Funding, GST USA and GST do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any Note. If, however, the interest was increased because of such a failure, a U.S. Holder would be required to include in gross income any increased amount of interest over the remaining term of the Notes, possibly in advance of the receipt of cash relating thereto.

         MARKET DISCOUNT. If a U.S. Holder purchases a Note for an amount that is less than its stated principal amount, the amount of such difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. If a U.S. Holder makes a gift of a Note, accrued market discount, if any, will be recognized as if such U.S. Holder had sold such Note for a price equal to its fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or, in certain circumstances, the earlier disposition of the Note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

         Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Service.

         AMORTIZABLE BOND PREMIUM. A U.S. Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than stated interest will be considered to have purchased the Note at a "premium." A U.S. Holder may generally elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Note. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of premium amortized during its holding period. Bond premium on a Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

         Proposed regulations have been issued that, if finalized in their current form, would require that a U.S. Holder that purchases a Note at a premium, and elects to amortize such premium, must amortize such premium under a constant yield method. As proposed, these rules will be applicable to debt instruments issued on or after 60 days after the regulations are published in final form. However, a U.S. Holder may elect to apply the new rules to all Notes held on or after the first day of the taxable year that contains the day which is 60 days after the regulations are published in final form.

         SALE OR OTHER DISPOSITION. In general, a U.S. Holder of Notes will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of such Notes measured by the difference between (i) the amount of cash and the fair market value of property received (except to the extent attributable to accrued interest on the Notes previously taken into account) and
(ii) the U.S. Holder's tax basis in the Notes, and market discount previously included in income by the U.S. Holder and decreased by amortizable bond premium, if any, deducted over the term of the Notes. Subject to the market discount rules discussed above, any such gain or loss will generally be long-term capital gain or loss, provided the Notes have been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

         In general, an exchange of outstanding bonds such as the Old Notes for newly issued bonds such as the New Notes is treated as tax free to exchanging creditors and the debtor. In this case, a U.S. Holder's basis in the New Notes is generally the same as his basis in the Old Notes and the U.S. Holder's holding period in the New Notes includes the period for which the Old Notes had been held. Although no gain or loss would be recognized to an exchanging U.S. Holder under these circumstances, if the exchange of the Old Notes for the New Notes were deemed to constitute an exchange of a debt instrument for a modified debt instrument that differed materially in kind or in extent, and the issue price of the New Notes (which would be their publicly-traded fair market value on the date on which a substantial amount of the New Notes is issued) was less than that of the Old Notes, original issue discount could arise to a U.S. Holder.


         However, for purposes of the original issue discount provisions of the Code, the exchange of the New Notes for the Old Notes is likely to be considered a retention by the U.S. Holder of the Old Notes in modified form. Under Treasury Regulations, a "significant modification" of a debt instrument is deemed to result in an exchange of the original instrument for a modified instrument, and, conversely, a modification that is not a "significant modification" is not such an exchange. The term "modification" is defined as any alteration in any legal right or obligation of the issuer or holder of a debt instrument, and a modification is "significant" if it either falls within any one of the categories set forth in the Treasury Regulations or is determined to be significant based on the facts and circumstances. Nevertheless, any modification of a debt instrument that arises as a result of the original terms of a debt instrument, where the modified instrument continues to represent debt (rather that equity), is not treated as giving rise to a "modification" of the debt and hence does not give rise to an exchange. Inasmuch as the original terms of the Old Notes contemplated their registration, in the view of counsel, it appears likely, based on the provisions of the Treasury Regulations, that the exchange by a U.S. Holder of the New Notes for the Old Notes should not be deemed a modification and therefore not constitute an exchange of the Old Notes. Moreover, any future assumption of the New Notes by GST USA should also not be deemed a taxable exchange of the New Notes at that time under an exception set forth in the Treasury Regulations , providing that no significant modification occurs where the substitution of an obligor takes places in connection with a qualifying reorganization, the transaction does not result in a change in payment expectations and the transaction does not result in a significant alteration of legal rights or obligations under the instrument.


TAX CONSEQUENCES TO NON-U.S. HOLDERS

         A Non-U.S. Holder will generally, under the portfolio interest exemption of the Code, not be subject to United States federal income taxes and/or United States withholding tax, on interest paid on the Notes, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of either GST Funding or GST USA entitled to vote, (ii) the Non-U.S. Holder is not (a) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (b) a controlled foreign corporation that is related to either GST Funding or GST USA (actually or constructively) through stock ownership, (iii) such interest is not effectively connected with a United States trade or business and (iv) either (a) the beneficial owner of the Notes certifies to the Issuer (GST Funding or GST USA, as the case may be) or its agent, under penalties of perjury, that it is not a U.S. Holder and provides a completed IRS Form W-8 ("Certificate of Foreign Status") or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes, certifies to the Issuer or its agent, under penalties of perjury, that it has received Form W-8 from the beneficial owner or that it has received from another financial institution a Form W-8 and furnishes the payor with a copy thereof. The certification may be made on an IRS Form W-8 or substantially similar substitute form, and a non-U.S. Holder must inform GST Funding, GST USA or any agent thereof of any change in the information or the statement within 30 days of the change. A non-U.S. Holder of a Note who does not meet the requirements of the second preceding sentence, would generally be subject to U.S. federal withholding at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest on the Notes. The Service has proposed regulations that if finalized would modify certain of the certification requirements described above.

         If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, or, if a tax treaty applies, such interest is attributable to a U.S. permanent establishment maintained by such holder, such Non-U.S. Holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed IRS Form 4224) will be subject to U.S. federal income tax on such interest in essentially the same manner as a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a U.S. foreign branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

         In the unlikely event the Notes were treated as equity, the periodic distributions received by a Non-U.S. Holder on the Notes would not qualify for the portfolio interest exemption from United States federal income tax described above. Rather, the periodic distributions would be subject to a 30% United States withholding tax in the case where income on the Note was not effectively connected with a U.S. trade or business of such Non-U.S. Holder. Under Treasury Regulations, the withholding agent will be required to withhold tax from all distributions paid on the stock regardless of the company's earnings and profits, but holders may apply for refunds if such stock's share of the company's earnings and profits is less than the amount of the distributions. The rate of withholding may be reduced to the extent provided by a tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident.

         Subject to the discussion of backup withholding below, a Non-U.S. Holder will generally not be subject to United States federal income tax on any gain realized in connection with the sale, exchange or redemption of Notes, unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (by reason of the delivery of a properly completed IRS Form 4224) or, if a treaty applies, the gain is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder, or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

         Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. federal income tax purposes at the time of such individual's death will not be subject to U.S. federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) that is described above.

         Non-U.S. Holders should consult with their tax advisers regarding U.S. and foreign tax consequences with respect to the Notes.

EARNING STRIPPING RULES

         Under Section 163(j) of the Code, no deduction is allowed for "disqualified interest" paid or accrued by a corporation during a taxable year if (i) such corporation has "excess interest expense" (as defined by the Code generally to mean the excess, if any, of the corporation's net interest expense over 50% of the "adjusted taxable income" of the corporation) for the taxable year, and (ii) the ratio of debt to equity of such corporation exceeds 1.5 to 1. "Disqualified interest" includes any interest paid or accrued by a corporation with respect to debt that is guaranteed by a foreign person that is related to such corporation to the extent that no gross basis United States tax is imposed with respect to such interest. GST Funding expects that Section 163(j) of the Code may apply to limit the deductibility of interest by GST Funding with respect to the Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         "Backup" withholding and information reporting requirements may apply to certain payments of principal and interest on a Note and to certain payments of proceeds of the sale or retirement of a Note. GST Funding, GST USA, GST, any agent thereof, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the U.S. Holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such U.S. Holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

         Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by GST Funding, GST USA or GST or any agent thereof (in its capacity as such) to a Holder of a Note who has provided the required certification under penalties of perjury that it is not a U.S. Holder as set forth in clause (iv) in the first paragraph under "Tax Consequences to Non-U.S. Holders" or has otherwise established an exemption (provided that neither the company nor such agent has actual knowledge that the Holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

         Payment of the proceeds from the sale by a non-U.S. Holder of a Note made to or through a foreign office of a broker will not be subject to U.S. information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, U.S. information reporting, but not backup withholding, may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to U.S. information reporting and backup withholding unless the Holder certifies as to its non-U.S. status or otherwise establishes an exemption from U.S. information reporting and backup withholding.

         Any amounts withheld under the backup withholding rules from a payment to a Holder may be claimed as a credit against such Holder's U.S. federal income tax liability, provided that the required information is provided to the Service.

         THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

         Except as described below, (i) a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Notes, (ii) such broker-dealer would be deemed an underwriter in connection with such distribution and (iii) such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. A broker-dealer may, however, receive New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes when such Old Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (other than an "affiliate" of the Company) in connection with resales of such New Notes. GST Funding has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

         GST Funding will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, GST Funding will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. GST Funding has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the Holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         The Placement Agents have indicated to GST Funding that they intend to effect offers and sales of the New Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, but is not obligated to do so and such market-making activities may be discontinued at any time. The Placement Agents may act as principal or agent in such transactions. There can be no assurance that an active market for the New Notes will develop.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Notes are being passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York, counsel to the Company. Stephen Irwin, Esq. is of counsel to Olshan Grundman Frome & Rosenzweig LLP. Mr. Irwin, Vice Chairman of the Board and Secretary of GST and Senior Vice President and Secretary of GST USA and GST Funding, owns 76,345 Common Shares, and options and warrants to purchase 600,000 Common Shares. Certain regulatory matters are being passed upon for the Company by Swidler & Berlin, Chartered, Washington D.C. In addition, other attorneys at Olshan Grundman

Frome & Rosenzweig LLP hold Common Shares and/or options to purchase Common Shares. Certain Canadian legal matters are being passed upon for the Company by O'Neill & Company, Vancouver, British Columbia.


                                     EXPERTS


         The consolidated balance sheets of GST Telecommunications, Inc. and its subsidiaries as of September 30, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for the years ended September 30, 1996 and 1995, are incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The consolidated statements of operations, shareholders' equity and cash flows of GST Telecommunications, Inc. and its subsidiaries for the 13 months ended September 30, 1994 are incorporated herein by reference in reliance upon the report of KPMG Peat Marwick Thorne, independent chartered accountants, upon the authority of said firm as experts in accounting and auditing. The consolidated balance sheets of GST USA, Inc. and its subsidiaries as of September 30, 1996 and 1995 and the consolidated statements of operations, shareholders equity and cash flows for the years then ended are included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certififed public accountants, and upon the authority of said firm as experts in accounting and auditing. The consolidated statements of operations, shareholders' equity and cash flows of GST USA, Inc. and its subsidiaries for the 13 months ended September 30, 1994 are included herein in reliance upon the report of KPMG Peat Marwick Thorne, independent chartered accountants, upon the authority of said firm as experts in accounting and auditing. of GST Equipment Funding, Inc. as of June 30, 1997 and the statements of operations, shareholder's equity and cash flows from the period from March 5, 1997 (date of inception) to June 30, 1997 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                            Page(s)

GST EQUIPMENT FUNDING, INC.
 Independent Auditors' Report of KPMG Peat Marwick LLP..........................................................F-2
 Balance Sheet at June 30, 1997.................................................................................F-3
 Statement of Operations for the period from March 5, 1997 (date of inception) to June 30, 1997.................F-4
 Statement of Shareholder's Deficit for the period from March 5, 1997 (date of inception) to June 30, 1997......F-5
 Statement of Cash Flows for the period from March 5, 1997 (date of inception) to June 30, 1997.................F-6
 Notes to Financial Statements..................................................................................F-7

GST USA, INC.
 Auditors' Report of KPMG Peat Marwick Thorne...................................................................F-11
 Independent Auditors' Report of KPMG Peat Marwick LLP..........................................................F-12
 Consolidated Balance Sheets at June 30, 1997 (unaudited),
  September 30, 1996 and September 30, 1995.....................................................................F-13
 Consolidated Statements of Operations for the Nine months' ended
  June 30, 1997 and 1996 (unaudited), the years ended
  September 30, 1996 and 1995 and the thirteen months ended
  September 30, 1994............................................................................................F-14
 Consolidated Statements of Shareholders' Equity for the years ended September 30, 1996 and 1995 and the thirteen months
  ended September 30, 1994......................................................................................F-15
 Consolidated Statements of Cash Flows for the Nine Months ended
  June 30, 1997 and 1996 (unaudited), the years ended September 30,
  1996 and 1995 and the thirteen months ended September 30, 1994................................................F-16
 Notes to Financial Statements..................................................................................F-17



                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
GST Equipment Funding, Inc.:

We have audited the accompanying balance sheet of GST Equipment Funding, Inc. (the Company) as of June 30, 1997, and the related statement of operations, shareholder's deficit, and cash flows for the period of March 5, 1997 (date of inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GST Equipment Funding, Inc. as of June 30, 1997, and the results of its operations and cash flows for the period of March 5, 1997 (date of inception) to June 30, 1997 in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick

Portland, Oregon
August 11, 1997

                           GST EQUIPMENT FUNDING, INC.

                                  BALANCE SHEET

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  JUNE 30, 1997

                                     ASSETS
                                     ------

Current assets:

     Restricted cash and investments................................................................    $     124,066
                                                                                                           ----------

                                                                                                              124,066
                                                                                                           ----------

Restricted investments..............................................................................           80,695
Notes receivable from parent........................................................................           54,264
Interest receivable from parent.....................................................................            1,316
Deferred financing costs, less accumulated amortization of $120.....................................            9,068
                                                                                                           ----------

                                                                                                              145,343
                                                                                                           ----------

                                                                                                        $     269,409
                                                                                                           ===========

                      LIABILITIES AND SHAREHOLDER'S DEFICIT
                      -------------------------------------

Current liabilities:

     Accrued interest payable.......................................................................            4,682
     Accrued income taxes payable to parent.........................................................            1,004
     Other payable to parent........................................................................              575
                                                                                                           ----------

                                                                                                                6,261
                                                                                                           ----------

Long-term debt......................................................................................          265,000

Shareholder's deficit:
     Common stock:

        Authorized - 1,000 of $.01 par common shares;

           issued and outstanding - 100 shares......................................................               -
     Additional paid-in capital.....................................................................            1,000
     Accumulated deficit............................................................................           (2,852)
                                                                                                           ----------

                                                                                                               (1,852)

                                                                                                        $     269,409
                                                                                                           ===========

See accompanying notes to financial statements.

                                              GST EQUIPMENT FUNDING, INC.

                                                STATEMENT OF OPERATIONS

                                                    (IN THOUSANDS)

                                           FOR THE PERIOD FROM MARCH 5, 1997
                                         (DATE OF INCEPTION) TO JUNE 30, 1997

Revenues:

     Interest income..........................................   $     2,954
                                                                    --------

                Total revenues................................         2,954
                                                                    --------

Operating costs and expenses:

     Interest expense.........................................        (4,802)
                                                                       -----


                Loss before income taxes......................        (1,848)
                                                                       -----

Income taxes..................................................        (1,004)
                                                                       -----

                Net loss......................................   $    (2,852)
                                                                       =====


See accompanying notes to financial statements.

                           GST EQUIPMENT FUNDING, INC.

                       STATEMENT OF SHAREHOLDER'S DEFICIT

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                        FOR THE PERIOD FROM MARCH 5, 1997
                      (DATE OF INCEPTION) TO JUNE 30, 1997

                                    COMMON STOCK     ADDITIONAL                TOTAL
                                    ------------       PAID-IN  ACCUMULATED  SHAREHOLDER'S
                                  SHARES     AMOUNT    CAPITAL   DEFICIT      DEFICIT
                                  ------     ------    -------   -------      -------

Balance, at date of inception        100     $--            1       --             1

Capital investment by parent        --        --          999       --           999
Net loss                            --        --         --       (2,852)     (2,852)
                                  ------     -----     ------     ------      ------

Balance, June 30, 1997               100     $--        1,000     (2,852)     (1,852)
                                  ======     =====     ======     ======      ======


See accompanying notes to financial statements.

                           GST EQUIPMENT FUNDING, INC.

                             STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                        FOR THE PERIOD FROM MARCH 5, 1997
                      (DATE OF INCEPTION) TO JUNE 30, 1997

Operations:

     Net loss.......................................................................................    $      (2,852)
     Items not involving cash:
        Amortization of deferred financing costs....................................................              120

Changes in non-cash operating working capital:

     Interest receivable from parent................................................................           (1,316)
     Accrued interest payable.......................................................................            4,682
     Accrued income taxes payable to parent.........................................................            1,004
     Other payable to parent........................................................................              575
                                                                                                           ----------

                Cash provided by operations.........................................................            2,213
                                                                                                           ----------

Investing:

     Cash and investments restricted for fixed asset purchases                                               (110,214)
     Notes receivable from parent...................................................................          (54,264)
                                                                                                           ----------

                Cash used in investing activities...................................................         (164,478)
                                                                                                              -------

Financing:

     Proceeds from issuance of long-term debt.......................................................          265,000
     Investments restricted for interest payments...................................................          (94,547)
     Deferred debt financing costs..................................................................           (9,188)
     Proceeds from investment by parent.............................................................              999
                                                                                                           ----------

                Cash provided by financing activities...............................................          162,264
                                                                                                           ----------

                Decrease in cash and cash equivalents...............................................               (1)

Cash and cash equivalents, beginning of period......................................................                1
                                                                                                           ----------

Cash and cash equivalents, end of period............................................................    $          -
                                                                                                           ========--


See accompanying notes to financial statements.

                           GST EQUIPMENT FUNDING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

                                  JUNE 30, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF THE COMPANY

       GST Equipment Funding, Inc. (the Company) was formed on March 5, 1997. The Company is a wholly-owned subsidiary of GST USA, which is a wholly-owned subsidiary of GST Telecommunications, Inc.

       The Company's operations are limited to (i) purchasing equipment, (ii) selling equipment to parent, (iii) receiving payments under Intercompany Notes, and (iv) making payments of interest and principal on senior secured notes.

       RESTRICTED CASH AND INVESTMENTS

       Pursuant to the terms of the senior secured notes issued on May 13, 1997, the Company's use of the net proceeds are restricted for the acquisition of equipment and payment of interest.

       INVESTMENTS

       The Company classifies its investments, consisting exclusively of U.S. Treasury securities, as available-for-sale and held-to-maturity. Held-to-maturity investments, totaling $94,547 and maturing between one and three years, are restricted for interest payments. Available-for-sale investments, totaling $110,214 and maturing between one month and two years, are restricted for equipment purchases. Amortized cost approximates the market value of investment securities at June 30, 1997.


       DEFERRED FINANCING COSTS

       Deferred financing costs consisting of legal, accounting and underwriting fees related to the May 13, 1997 debt offering have been deferred and are being amortized to interest expense over the life of the Note.

                                                                     (Continued)

                           GST EQUIPMENT FUNDING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

       INCOME TAXES

       The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

       FINANCIAL INSTRUMENTS

       The carrying amounts reported in the balance sheet for cash and cash equivalents, short-term borrowings, accounts payable and accrued liabilities approximate fair values due to the short maturity of those instruments.

       The carrying amount of the Company's long-term debt approximates its fair value. The fair value of the Company's long-term debt was determined based on quoted market prices for similar issues or on current rates available to the Company for debt of the same remaining maturities and similar terms.

       Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

                           GST EQUIPMENT FUNDING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

(2) FINANCING ARRANGEMENTS

       LONG-TERM DEBT

       The Company's long-term debt consists of the following at June 30, 1997:

           Senior secured notes, interest at 13.25%
               with semi-annual interest payments due
               commencing November 1, 1997,
               principal due May 13, 2007 .....................   $     265,000
                                                                        =======

       ISSUANCE OF SENIOR SECURED NOTES

       The Company completed a private placement (the May Offering) under an indenture (the Indenture) dated May 13, 1997, of $265,000 of senior secured notes (the Notes). The Notes bear interest at 13.25% payable in semi-annual installments commencing November 1, 1997. Net proceeds from the May Offering totaled approximately $255,800, and are to be used to refinance approximately $41,500 of intercompany indebtedness, and fund the purchase of equipment and the first six scheduled interest payments on the Notes. Pursuant to the Indenture, all purchased equipment will be sold to GST USA for use in its telecommunications operations (see note
       3). The Notes are secured by a first priority security interest in the equipment and the restricted investment securities held for the payment of interest. The Notes are subject to certain debt covenants.

       The Indenture provides the GST USA will assume and become a direct obligor on the Notes and GST will guarantee the Notes on May 13, 2000, or earlier if permitted by the terms of their existing debt. Once assumed the Notes will be secured senior indebtedness of GST USA. The Note Guarantee will be senior unsecured indebtedness of GST.

       The Notes are redeemable at the option of GST USA, in whole or in part, at any time, on or after May 1, 2002, initially at 106.625% of their principal amount, plus accrued and unpaid interest, declining ratably to 100% on or after May 1, 2004. If on May 13, 2000, GST USA is prohibited from assuming all of the Notes, the Company will redeem the portion of the Notes that cannot be assumed at 101% of their principal amount plus accrued interest at the date of redemption.

                                                                     (Continued)

                           GST EQUIPMENT FUNDING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

(3) RELATED PARTY TRANSACTIONS

       The Company acts as a purchasing agent for GST USA and sells to GST USA the equipment it purchases with the proceeds from the May Offering. At June 30, 1997, the Company's cumulative purchases for GST USA totaled $54,264, represented by the note receivable from parent. The note receivable bears interest at 15.25%, compounded semiannually on May and November 1, and is payable in full on May 13, 2000.

(4) INCOME TAXES

       Income tax expense for the period from March 5, 1997 (date of inception) to June 30, 1997, consists of:

                                      CURRENT       DEFERRED       TOTAL
                                      -------       --------       -----

         Federal                   $     1,004            -         1,004
         State                             -              -           -
                                      --------     ---------      -------

                                   $     1,004            -         1,004
                                      ========     =========      =======

       The actual expense differs from the "expected" expense computed by applying the U.S. federal corporate rate as follows:

         Computed "expected" income tax expense             $      (628)

         Increase resulting from:
             Change in valuation allowance                        1,632
                                                                --------

         Actual tax expense                                 $     1,004
                                                                =======

       The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at June 30, 1997, are derived primarily from interest expense not currently deductible for tax purposes. Gross deferred tax assets and liabilities amount to $1,632 and $-0-, respectively, at June 30, 1997.


       The valuation allowance for deferred tax assets as of June 30, 1997, was $1,632. The net change in the total valuation allowance for the period from March 5, 1997 (date of inception) ended June 30, 1997, was an increase of $1,632.

AUDITOR'S REPORT

To the Board of Directors of
GST USA, Inc.

We have audited the consolidated statements of operaitons, shareholders' equity and cash flows of GST USA, Inc. for the thirteen months ended September 30, 1994. These financial statements are the responsibility of the Company's mangement. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of its operations and its cash flows for the thirteen months ended September 30, 1994, and its shareholders' equity as at September 30, 1994, in accordance with generally accepted accounting principles in the United States.



/s/ KPMG
--------
Chartered Accountants

Vancouver, Canada

December 8, 1994

The Board of Directors and Shareholders
GST USA, Inc.:


We have audited the accompanying consolidated balance sheets of GST USA, Inc. as of September 30, 1996 and 1995, and the related consolidated statements of operations, shareholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GST USA, Inc. as of September 30, 1996 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.






/s/ KPMG Peat Marwick LLP
Portland, Oregon
November 22, 1996

                                  GST USA, INC.

                           Consolidated Balance Sheets

                      (In thousands, except share amounts)


                                                                                                                 September 30,
                                                                                          June 30,           ----------------------
                                                ASSETS                                      1997             1996              1995
                                                ------                                      ----             ----              ----
                                                                                         (unaudited)
Current assets:
     Cash and cash equivalents                                                          $  19,109        $  41,420        $   3,894
     Restricted cash                                                                      128,479           16,000             --
     Accounts receivable, net                                                              16,327            7,186            4,202
     Receivable from parent                                                                   964              988              816
     Investments                                                                            2,240            5,177              871
     Inventory                                                                              2,408            2,406              387
     Other current assets                                                                  11,365            4,329            1,245
                                                                                        ---------        ---------        ---------

                                                                                          180,892           77,506           11,415

Restricted investments                                                                     80,695             --               --
Property and equipment, net                                                               296,395          124,545           38,011
Goodwill, net                                                                              19,724           21,394           13,004
Other assets, net                                                                          38,182           22,943            8,991
                                                                                        ---------        ---------        ---------

                                                                                          434,996          168,882           60,006
                                                                                        ---------        ---------        ---------

                                                                                          615,888        $ 246,388        $  71,421
                                                                                        =========        =========        =========

                                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
     Accounts payable                                                                   $  10,277        $   8,635        $   9,681
     Accrued expenses                                                                      19,288           21,588            2,776
     Payable to parent                                                                     65,905             --               --
     Current portion of capital leases obligations                                          4,204              286              223
     Current portion of long term debt                                                      1,707            3,091              522
     Other current liabilities                                                                106              686              510
                                                                                        ---------        ---------        ---------

                                                                                          101,487           34,286           13,712
                                                                                        ---------        ---------        ---------

Deferred compensation                                                                         158              158              151
Capital leases, less current portion                                                       10,322              541              658
Long-term debt, less current portion                                                      541,419          209,544           18,837
Minority interest                                                                          12,066              182            3,279

Commitments and contingencies

Shareholder's equity:
     Common stock: 200 shares authorized, 10 shares
     issued and outstanding, no par value                                                  78,446           69,957           47,909
     Accumulated deficit                                                                 (128,010)         (68,280)         (13,125)
                                                                                        ---------        ---------        ---------

                                                                                          (49,564)           1,677           34,784
                                                                                        ---------        ---------        ---------

                                                                                        $ 615,888        $ 246,388        $  71,421
                                                                                        =========        =========        =========

See accompanying notes to consolidated financial statements.

                                  GST USA, INC.

                      Consolidated Statements of Operations

                                 (In thousands)

                                                              Nine Months Ended                Year Ended       Thirteen Months
                                                               June 30,                       September 30,   Ended September 30,
                                                            1997             1996         1996         1995          1994
                                                            ----             ----         ----         ----          ----
                                                         (unaudited)      (unaudited)
Revenue:
     Telecommunications services                           $ 32,394      $ 19,452      $ 28,148      $ 11,118      $    112
     Product                                                 15,591         5,772         9,573         7,563         5,889
                                                           --------      --------      --------      --------      --------

               Total revenue                                 47,985        25,224        37,721        18,681         6,001

Operating costs and expenses:
     Network expenses                                        32,614        14,922        24,955        10,103           149
     Facilities administration and maintenance                9,588         5,793        10,317         2,096            26
     Cost of product revenues                                 5,231         2,803         3,974         3,096         2,137
     Selling, general and administrative                     37,871        19,330        29,259        10,008         3,591
     Research and development                                 1,733           910         1,352         1,270           689
     Depreciation and amortization                           11,064         5,385         7,733         2,369           384
                                                           --------      --------      --------      --------      --------

               Total operating costs and expenses            98,101        49,143        77,590        28,942         6,976
                                                           --------      --------      --------      --------      --------

               Loss from operations                         (50,116)      (23,919)      (39,869)      (10,261)         (975)
                                                           --------      --------      --------      --------      --------

Other expenses (income):
     Interest income                                         (2,815)       (3,720)       (4,927)         (241)          (89)
     Interest expense, net of amounts capitalized            18,515        12,622        18,263           805            27
     Loss from joint venture                                   --             987         1,495           661         1,099
     Write-off of pre-operating costs                          --            --            --            --             691
     Other                                                   (7,377)          538           794           159            87
                                                           --------      --------      --------      --------      --------

                                                              8,323        10,427        15,625         1,384         1,815
                                                           --------      --------      --------      --------      --------

               Loss before minority interest in
                  income (loss) of subsidiary
                  and income tax                            (58,439)      (34,346)      (55,494)      (11,645)       (2,790)

Income tax expense                                              900            28            72           166           502
                                                           --------      --------      --------      --------      --------

               Loss before minority interest in
                  income (loss) of subsidiary               (59,339)      (34,374)      (55,566)      (11,811)       (3,292)

Minority interest in (income) loss of subsidiary               (391)          335           411         2,364            (2)
                                                           --------      --------      --------      --------      --------

Net loss                                                   $(59,730)     $(34,039)     $(55,155)     $ (9,447)     $ (3,294)
                                                           ========      ========      ========      ========      ========

See accompanying notes to consolidated financial statements.

                                  GST USA, INC.

                 Consolidated Statements of Shareholder's Equity

                      (In thousands, except share amounts)

                            Years ended September 30,
                         1996 and 1995 and the Thirteen
                         Months Ended September 30, 1994


                                                    Common Shares                                    Total
                                                ----------------------          Accumulated       shareholder's
                                                Shares          Amount            deficit            equity

Balance, August 31, 1993                          10       $      5,000       $       (384)     $      4,616

Cash contributions from parent                     -              8,368                 -              8,368
Non-cash contributions from parent                 -              2,972                 -              2,972
Net loss                                           -                 -              (3,294)           (3,294)
                                                 ---          ---------          ---------          --------

Balance, September 30, 1994                       10             16,340             (3,678)           12,662

Cash contributions from parent                     -             24,675                 -             24,675
Non-cash contributions from parent                 -              6,894                 -              6,894
Net loss                                           -                 -              (9,447)           (9,447)
                                                 ---          ---------          ---------          --------

Balance, September 30, 1995                       10             47,909            (13,125)           34,784

Cash contributions from parent                     -              9,009                 -              9,009
Non-cash contributions from parent                 -             13,039                 -             13,039
Net loss                                           -                 -             (55,155)          (55,155)
                                                 ---          ---------             ------            ------

Balance, September 30, 1996                       10       $     69,957       $    (68,280)     $      1,677
                                                 ===          =========             ======          ========

See accompanying notes to consolidated financial statements.

                                  GST USA, INC.

                      Consolidated Statements of Cash Flows

                                 (In thousands)

                                                                   Nine Months Ended            Year Ended         Thirteen Months
                                                                        June 30,               September 30,           Ended
                                                                   ----------------         -----------------        September 30,
                                                                   1997        1996         1996         1995           1994
                                                                   ----        ----         ----         ----           ----
                                                               (unaudited)  (unaudited)
Operations:
     Net loss                                                  $ (59,730)   $ (34,039)   $ (55,155)   $  (9,447)   $  (3,294)

Items not involving cash:
     Minority interest in income (loss) of subsidiary                391         (335)        (411)      (2,364)           2
     Loss from joint ventures                                       --            987        1,495          661        1,099
     Write off of pre-operating costs                               --           --           --           --            691
     Depreciation and amortization                                11,987        6,213        8,821        2,819          557
     Deferred taxes                                                 --           --           --             96           15
     Deferred compensation                                          --           --              7          151         --
     Accretion of interest                                        12,428       11,833       17,758         --           --
     Write off of other assets                                      --           --            766          122         --
     Stock compensation                                              446         --            574         --           --
     Loss on disposal of fixed assets                               --           --            246         --           --
     Loss on investments                                            --           --           --            105         --
     Gain on subsidiary shares                                    (7,424)        --           --           --           --

Changes in non-cash operating working capital:
     Accounts receivable, net                                     (9,072)        (594)      (2,274)      (1,522)      (1,506)
     Inventory                                                       151       (1,238)      (2,019)         (13)        (163)
     Other current and other assets, net                          (4,960)      (1,126)      (4,162)      (1,848)        (144)
     Accounts payable and accrued liabilities                      6,645         (581)       1,909         (298)       2,541
     Other current liabilities                                      (579)         233          146          262           53
                                                               ---------    ---------    ---------    ---------    ---------

               Cash used in operations                           (49,717)     (18,647)     (32,299)     (11,276)        (149)

Investing:
     Acquisition of subsidiaries, net of cash acquired              (672)          11       (1,466)         207       (4,235)
     Purchase of investments                                      (3,065)      (4,452)      (9,799)         (28)        (843)
     Sales of investments                                          5,176         --          5,493         --           --
     Proceeds from sale of subsidiary shares                      27,365         --           --           --           --
     Investment in joint venture                                    --           --           --           --            (35)
     Purchase of fixed assets                                   (158,155)     (40,956)     (75,698)     (27,713)        (904)
     Proceeds from sale of fixed assets                            5,774         --              8         --           --
     Purchase of other assets                                    (10,649)      (8,548)      (7,628)      (2,150)        (435)
     Restricted cash                                            (110,203)        --        (16,000)        --           --
                                                               ---------    ---------    ---------    ---------    ---------

               Cash used in investing activities                (244,429)     (53,945)    (105,090)     (29,684)      (6,452)

Financing:
     Proceeds from long-term debt                                314,431      173,932      175,897       19,923         --
     Proceeds of debt payable to parent                           65,905         --           --           --           --
     Principal payments on long-term debt                         (3,843)      (1,006)      (1,511)        (816)        (387)
     Contributions from parent                                     1,203        7,845        9,009       24,675        8,368
     Deferred debt financing costs                               (11,313)      (8,293)      (8,480)        (853)         (70)
     Purchase of securities to finance interest payments         (94,548)        --           --           --           --
     Issuance of subsidiary shares                                  --           --           --            615         --
                                                               ---------    ---------    ---------    ---------    ---------

               Cash provided by financing activities             271,835      172,478      174,915       43,544        7,911

(Decrease) increase in cash and cash equivalents                 (22,311)      99,886       37,526        2,584        1,310

Cash and cash equivalents, beginning of period                    41,420        3,894        3,894        1,310         --
                                                               ---------    ---------    ---------    ---------    ---------

Cash and cash equivalents, end of period                       $  19,109    $ 103,780    $  41,420    $   3,894    $   1,310
                                                               =========    =========    =========    =========    =========

See accompanying notes to consolidated financial statements.

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)

                           September 30, 1996 and 1995




(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) DESCRIPTION OF THE COMPANY

       GST USA, Inc. (the Company) is a wholly-owned subsidiary of GST Telecommunications, Inc. (GST), a Canadian company, and is engaged in the business of providing competitive local exchange services primarily in the western United States. In addition, the Company provides a range of telecommunications services which include long distance, Internet access and data services. The Company also manufactures telecommunications switching equipment. The Company was formed in August of 1994, and GST transferred all of its operating subsidiaries and equity investments to the Company.

   (b) BASIS OF CONSOLIDATION

       The accompanying consolidated financial statements include the accounts of the Company and its greater than 50% owned subsidiaries. The Company's investments in unconsolidated companies owned 20% or more are accounted for using the equity method. The consolidated financial statements as of and for the thirteen months ended September 30, 1994 reflect the results of operations, financial position and cash flows of each of the operating subsidiaries using the "as if" pooling of interest basis of accounting, as the entities were under common control during the period. The assets, liabilities and equity of each subsidiary and equity investment have been combined retroactively on an account by account basis at GST's carrying values.

   (c) CASH AND CASH EQUIVALENTS

       Cash equivalents consist of short-term, highly liquid investments with original maturities of ninety days or less.

   (d) RESTRICTED CASH

       Pursuant to an agreement between the Company and a vendor relating to a construction in progress as of September 30, 1996, the Company is required to maintain $16 million in a restricted account pending the completion of the project as collateral against payment. Completion of the project is anticipated in the next fiscal year. At September 30, 1996, the Company is committed to purchase approximately $20.7 million relating to this project.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




   (e) ACCOUNTS AND NOTES RECEIVABLE

       The Company maintains a security interest in the telecommunications systems it sells until the Company is paid in full. Management provides an allowance for doubtful accounts and notes based on current customer information and historical statistics. The allowance for doubtful accounts was $1,183 and $1,401 at September 30, 1996 and 1995, respectively.

    (f) INVESTMENTS

       The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (Statement 115) at October 1, 1994. Under Statement 115, the Company classifies its debt and equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

       Trading and available-for-sale securities are recorded at fair value. All of the Company's investments comprised primarily of U.S. Treasury Securities and commercial paper, are classified as available-for-sale and mature in periods ranging from three to nine months. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. A decline in the market value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of new cost basis for the security. Dividend income is recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the specific-identification method for determining the cost of securities sold. The amortized cost approximated the market value of these securities at September 30, 1996 and 1995.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




   (g) INVENTORY

       Inventory is stated at the lower of cost (first-in, first-out) or market (net realizable value) and consists of the following at September 30:

                                                    1996          1995
                                                    ----          ----

           Raw materials                       $       378     $   317
           Work in process                             346          70
           Finished and refurbished goods            1,682          -
                                                  --------        ---

                      Total inventory          $     2,406     $   387
                                                  ========        ====

   (h) INVESTMENTS IN AFFILIATES

       The Company has a 50% interest in Phoenix Fiber Access, Inc., a competitive access fiber optic telecommunications network in the Phoenix, Arizona metropolitan area. The carrying value of this investment, which is included in other assets in the accompanying consolidated balance sheet was $1,364 and $2,859 at September 30, 1996 and 1995, respectively.

    (i) PROPERTY AND EQUIPMENT

       Property and equipment is recorded at cost and is depreciated on the straight-line basis over their estimated useful lives, which are as follows:

           Telecommunications networks                          10 years
           Electronic and related equipment                     10 years
           Leasehold improvements                               10 years
           Furniture, office equipment and other            3 - 7 years
           Building                                             40 years

       Construction, engineering and overhead costs directly related to the development of competitive access networks are capitalized. The Company begins depreciating these costs when the networks become commercially operational. Depreciation is provided using the straight-line method over the estimated useful lives of the assets owned.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)


    (j) GOODWILL

       Goodwill, which represents the excess of the purchase price over the fair value of net assets acquired, is amortized over periods ranging from five to twenty years using the straight-line method. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through discounted projected future cash flows of the acquired businesses from which the goodwill arose. Amortization charged to operations was $1,528, $389 and $19 for the periods ended September 30, 1996, 1995 and 1994, respectively.

   (k) REVENUE RECOGNITION

       Telecommunication services revenue is recorded upon placing of calls or rendering of other related services. Telecommunication product revenue is recorded upon shipment of product and is presented in the accompanying consolidated statements of operations net of product returns.

       Deferred revenue, of which $477 and $373 are included in other current liabilities in the accompanying balance sheet at September 30, 1996 and 1995, respectively, consists of monthly service contract payments received in advance, warranty payments received in advance and research and development advances. Advance warranty payments are amortized over the length of warranty on the system sold, which is typically one year.

   (l)  LOSS PER SHARE

       The Company does not have any equity instruments which are considered common stock equivalents, and as weighted average common shares total only 10 for all periods, loss per share information is not meaningful and is not presented in the accompanying consolidated financial statements.


   (m) ISSUANCE OF SUBSIDIARY STOCK

       Issuances of subsidiary stock are accounted for as capital transactions in the accompanying consolidated financial statements.

   (n) SEGMENTED INFORMATION

       Segmented information has not been presented as the Company is presently operating 100% in the telecommunications industry.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)



   (o) INCOME TAXES

       The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.


   (p) FINANCIAL INSTRUMENTS

       The carrying amounts reported in the balance sheet for cash and cash equivalents, receivables, short-term investments, short-term borrowings and accounts payable and accrued liabilities approximate fair values due to the short maturity of those instruments.

       The carrying amount of the Company's long-term debt approximates its fair value. The fair value of the Company's long-term debt was determined based on quoted market prices for similar issues or on current rates available to the Company for debt of the same remaining maturities and similar terms.

       Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.



                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




   (q) USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) ACQUISITIONS

     Since inception, the Company has made the acquisitions set forth below, each of which was accounted for as a purchase. The consolidated financial statements include the operating results from the effective date of acquisition.

   (a) GST TELECOM, INC. (GST TELECOM)

       In the third quarter of 1994, GST acquired 60% of the shares of GST Telecom in exchange for contributing 60% of the shares of Tucson Lightwave, Inc. (Tucson) and a commitment to provide at least $11,024 in equity financing. GST Telecom develops, constructs, and operates competitive local exchange networks and other communications systems. The shares of Tucson were acquired from Pacwest, LLC (Pacwest) (an entity controlled by the Chief Executive Officer of the Company) in exchange for 100,000 common shares of GST valued at $447. GST transferred its investment to the Company in the fourth quarter of 1994. The Company and GST have made $132,184 in equity contributions to GST Telecom through September 30, 1996.

       In the third quarter of 1995, the Company acquired an additional 20% of GST Telecom for 1,000,000 common shares of GST valued at $5 per share.

       In the first quarter of 1996, the Company acquired the remaining 20% of GST Telecom for consideration of up to a maximum of 1,000,000 common shares of GST (valued at $10.00 per share) based upon the fair market value of a 20% interest in GST Telecom, which was determined by an independent appraisal during September 1996. Currently, the 1,000,000 common shares of GST are held in escrow pending the release of such shares. In addition, the parties agreed that the Company has fulfilled all of its obligations relating to the funding of GST Telecom and its subsidiaries.

       In connection with these acquisitions, the Company recorded $40,516 in assets, including goodwill of $15,330, and liabilities of $3,478.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




   (b) NATIONAL APPLIED COMPUTERS TECHNOLOGIES, INC. (NACT)

       During 1993 and 1994, GST purchased 80% of the common shares of NACT. GST's investment in NACT was transferred to the Company in the 4th quarter of 1994. Subsequent to September 30, 1994. The Company acquired the remaining 20% interest of NACT. NACT is a Utah manufacturer of telecommunications switching and network management equipment for the inter-exchange industry.

       The consideration paid for 100% of NACT's outstanding common shares consisted of $3,621 in cash, $466 in notes payable, $160 in legal fees and 956,283 common shares of GST valued at $4,832. 15% of the stock acquired from NACT was purchased from NACT's former President, who is also the Company's Chief Technology Officer and a Director of the Company, for 384,195 common shares of GST. In connection with these acquisitions, the Company recorded $10,122 in assets, including goodwill of $1,387, and liabilities of $1,203.

   (c) INTERNATIONAL TELEMANAGEMENT GROUP, INC. (ITG)

       In the third quarter of 1995, the Company acquired 100% of the outstanding capital stock of ITG. ITG is an Ohio company that provides a variety of domestic and international long distance services. The Company acquired ITG for consideration of $75, the assumption of certain liabilities, and an earn out provision. In connection with this acquisition, the Company recorded $7,261 in assets, including goodwill of $4,025, and liabilities of $7,185.

   (d) OTHERS

       In May 1996, the Company purchased from Tomen America, Inc. the remaining 10% interest in the GST Pacific Lightwave, Inc., a GST Telecom subsidiary which operates a fiber optic competitive local exchange network in southern California. The consideration paid for this acquisition consisted of $1,250 in cash, which was recorded as goodwill.

       During 1996, the Company acquired the assets of Reservations, Inc. dba Hawaii Online (HOL), the assets of Texas-Ohio Communications, Inc. (TOC), and 100% of the outstanding capital stock of Tri-Star Residential Communications, Inc. (Tri-Star). HOL is an Internet service provider; TOC is a long distance service provider; and Tri-Star provides shared tenant services consisting of long distance, cable television and security service to tenants of multi-dwelling apartment units. Consideration paid for these acquisitions totaled $3,341 and consisted of 32,624 common shares of GST valued at $350, a commitment to issue common shares valued at $2,115 over the next two years, $599 in accrued payments to be made during 1997, $120 of cash, and $157 in legal fees. In connection with these acquisitions, the Company recorded $5,529 in assets, including $1,085 of goodwill, and $2,278 in liabilities.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




       The pro forma results shown below reflect purchase accounting adjustments assuming the acquisitions described above occurred as of the beginning of each of the years presented:

                                                       Year             Year
                                                       ended            ended
                                                   September 30,   September 30,
                                                       1996             1995
                                                       ----             ----
                                                           (Unaudited)

           Revenues                               $     39,999    $     31,324
           Net loss                                    (56,324)        (16,316)


       The pro forma results are not necessarily indicative of what actually would have occurred had the acquisitions been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results that may be achieved from the combined operations.



(3) PROPERTY AND EQUIPMENT

                                                 September 30,   September 30,
                                                     1996            1995

         Telecommunications networks              $   25,551       $   9,577
         Electronic and related equipment             29,951          10,058
         Leasehold improvements                        3,495             300
         Furniture, office equipment and other         7,465           2,174
         Building                                      2,134           2,134
         Construction in progress                     62,658          15,313
                                                  ----------       ---------

                                                     131,254          39,556

         Less accumulated depreciation                (6,709)         (1,545)
                                                  ----------       ---------

                                                  $  124,545       $  38,011
                                                  ==========       =========


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




     Property and equipment includes $62,658 and $15,313 of equipment which had not been placed in service at September 30, 1996 and 1995, respectively, and accordingly, is not being depreciated. During the periods ended September 30, 1996 and 1995, $2,316 and $291 of interest, respectively, was capitalized as part of telecommunications networks and networks in progress.

(4) ACCRUED EXPENSES

                                           September 30,        September 30,
                                               1996                 1995
                                               ----                 ----

         Fixed asset purchases           $     14,153         $       796
         Accrued acquisition costs                849                  -
         Carrier costs                          2,659                680
         Other                                  3,927               1,300
                                             --------             -------

                      Total              $     21,588         $     2,776
                                             ========             =======


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)



(5) FINANCING ARRANGEMENTS

   (a) DEBT

       The Company's long-term debt at September 30, 1996 and 1995 is as follows:

                                                                                          1996          1995
                                                                                          ----          ----

           Note payable to Tomen,  quarterly interest payments at
                the LIBOR rate plus 3% (8.7% at September 30, 1996)
                with quarterly principal payments (together with
                interest) beginning in fiscal 1998 through 2005,
                collateralized by equipment. The Company has the
                option to convert the interest rate to a fixed rate
                equal to the Treasury index rate plus 3% during the term
                of the loan                                                         $      31,771       16,674
           Senior discount notes, 13-7/8% effective interest
                with semi-annual interest payments due beginning
                June 15, 2001 on a total maturity value of $312,448,
                principal due December 15, 2005                                           177,760           -
           Other                                                                            3,104        2,685
                                                                                       ----------    ---------

                                                                                          212,635       19,359

           Less current portion of long-term debt                                           3,091          522
                                                                                       ----------    ---------

                                                                                    $     209,544       18,837
                                                                                       ==========    =========

       The schedule of future principal payments on long-term debt is as follows:

           1997                                     $  3,091
           1998                                        2,265
           1999                                        4,495
           2000                                        5,295
           2001                                        5,295
           Thereafter                                192,194
                                                     --------

                                                    $212,635


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




   (b) ISSUANCE OF DEBT SECURITIES

       In the first quarter of 1996, the Company issued approximately $160 million in 13.875% Senior Discount Notes (the senior notes) maturing on December 15, 2005. The senior notes were sold at a substantial discount and there will be no accrual of cash interest prior to December 15, 2000 or payment of interest until June 15, 2001. The senior notes accrete to a total principal amount of approximately $312.4 million by December 15, 2000. The senior notes will rank in right of payment with all unsubordinated indebtedness of the Company and are subject to certain debt covenants. The senior notes are guaranteed by GST.


   (c) GUARANTEE OF PARENT'S DEBT

       The Company has guaranteed GST's convertible notes totaling approximately $22.2 million at September 30, 1996. Such debt matures of December 15, 2005 at a fully-accreted value of approximately $39.1 million. On or after December 15, 2000, the senior and convertible notes will be redeemable at the option of the Company and GST.

   (d) TOMEN AMERICA, INC. FACILITY

       In the first quarter of 1995, the Company entered into a master financing agreement with Tomen America, Inc. (Tomen). Under the agreement, Tomen will loan up to $100 million to subsidiaries of the Company for development and construction of network projects. An up front fee of 1.50% of the aggregate principal amount of each project loan and a commitment fee of 0.50% per annum on the unused portion of each project loan is payable to Tomen. Tomen will evaluate each network project separately to determine if it will participate in financing the project. The agreement originally provided Tomen the right to purchase a 10% equity interest in each network project it financed. Pursuant to such right, in 1995 Tomen purchased a 10% interest in the Company's southern California project. In May 1996, the Company repurchased the 10% interest in the project and the agreement was amended to cancel Tomen's right to purchase an equity interest in funded projects. As of September 30, 1996, Tomen has agreed to provide a total of $34.45 million in debt financing to the Company's subsidiaries ($31.8 million of which has been drawn down as of September 30, 1996) for construction and operation of its fiber optic networks in Southern California, New Mexico, and Arizona. The Tomen financing agreements are subject to certain debt covenants. Subsequent to September 30, 1996, Tomen has agreed to provide an additional $41 million in debt financing for the Company's Hawaiian network.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)



       The Company's Chief Executive Officer serves as a consultant to Tomen for which he is paid a fee. Simultaneous with the execution of the June 21, 1994 purchase of 60% of GST Telecom from Pacwest, Pacwest contracted with the Company to receive a fee equal to 1% of the aggregate debt and equity financing provided by Tomen to the Company.

   (e) SIEMENS STROMBERG-CARLSON AGREEMENT

       In the fourth quarter of 1996, the Company entered into a loan and security agreement with Siemens Stromberg-Carlson (Siemens). Under the terms of the agreement, Siemens will loan up to $226 million to the Company for the purchase and installation of telecommunications switching and related equipment. Amounts borrowed under the agreement will initially bear interest at LIBOR plus 4.5% and will be secured by the equipment. Such interest will decrease to LIBOR plus 3.5% at the time each initial loan is converted to a term loan, which conversion will occur at the first calendar quarter following the initial loan. Upon making the first loan request, the Company will be committed to purchase a minimum of $16.5 million in equipment over three years. Amounts borrowed under the agreement will be repaid in twenty-four quarterly installments beginning five quarters after the initial loan is converted to a term loan. At September 30, 1996, no amount had been borrowed pursuant to this agreement.

    (f) NORTHERN TELECOM, INC. PURCHASE AGREEMENT

       In the  fourth  quarter  of 1996,  the  Company  entered  into a purchase agreement with Northern Telecom, Inc. (Nortel), pursuant to which the Company is committed to purchase a minimum of $50 million, of which $1.9 million has been purchased as of September 30, 1996, in telecommunications switching equipment over the next three years. The Company is currently negotiating an agreement to finance such equipment purchases with a third party.

   (g) LINE OF CREDIT

       At September 30, 1996, the Company was contingently liable under repurchase agreements for a maximum of $1,035 to a financial institution. The financial institution provides lease financing to NACT customers on a recourse basis. The Company has established a $1,000 line of credit with the financial institution to provide funding for payment of these leases, if required. No balance was outstanding under the line of credit at September 30, 1996.

(6) SHAREHOLDER'S EQUITY

  (a) COMMON STOCK

     Since inception, GST has owned all of the outstanding shares of the Company.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)


   (b) NON-CASH CONTRIBUTIONS FROM PARENT

     Non-cash contributions from parent consist primarily of GST stock issued in connection with the Company's acquisition of certain subsidiaries.

(7) INCOME TAXES

     The provision for income taxes differs from the amount computed by applying the statutory income tax rate to net income before taxes as follows:

                                                                                      Thirteen
                                                                                        month
                                                      Year ended     Year ended     period ended
                                                     September 30,  September 30,   September 30,
                                                         1996           1995            1994
                                                         ----           ----            ----

         Computed expected income
              tax expense (benefit) at
              statutory rate                            (34)%            (34)%            (34)%
         Expected state income
              tax expense (benefit)                      (4)              (5)              (2)
         Increase (decrease) in valuation
              allowance                                  25               37               26
         Amortization of goodwill                         1                7                5
         Minority interest                               --               (9)              --
         Effect of inability to offset
              losses of subsidiaries                     --                2               18
         Equity method accounting for
              joint venture                               1                2               13
         Effect of acquisition of new
              subsidiaries                                5                1               (4)
         Non-deductible interest                          2               --               --
         Other                                            4                1               (4)
                                                        ---              ---              ---

                      Income tax expense (benefit)       -%                2%              18%
                                                        ===              ===              ===

                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's deferred tax asset and liability are as follows:

                                                                               September 30,      September 30,
                                                                                   1996               1995

         Deferred tax assets:
            Federal and state net operating
                loss carryforwards                                           $     16,378        $     3,325
            Non-deductible interest                                                 4,608                 -
            Other                                                                   2,063              1,633
                                                                                 --------           --------

                    Total gross deferred tax assets                                23,049              4,958

            Less valuation allowance                                              (18,438)            (4,201)
                                                                                   ------              -----

         Deferred tax liabilities:
            Furniture, fixtures and equipment,
                due to differences in depreciation                                  2,110                693
            Capitalized software/intangibles                                        2,501                 64
                                                                                 --------           --------

                    Total gross deferred tax liabilities                            4,611                757
                                                                                 --------           --------

                    Net deferred taxes                                       $         -         $        -
                                                                                 ========           =======

     The valuation allowance for deferred tax assets for the thirteen month period ended September 30, 1994 was $713. The net change in total valuation allowance for the years ended September 30, 1996 and 1995 was an increase of $14,237 and $3,488, respectively.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)



     The  Company  has  net   operating   losses  for  income  tax  purposes  of
     approximately $44,985 available to reduce United States taxable income of future years, expiring as follows:

         2007                                           $        405
         2008                                                    455
         2009                                                  2,717
         2010                                                  4,939
         2011                                                 36,469
                                                           ---------

                                                        $     44,985


     For United States income tax purposes, utilization of net operating losses may be subject to limitation in the event a change in ownership of the Company has occurred pursuant to IRC Section 382. However, it is the belief of management that the likelihood of incurring such a change in ownership after the Company became publicly held in the U.S. in March 1994 is minimal. The Company does not expect to generate sufficient taxable income so as to utilize all or a substantial portion of such loss carryforwards prior to their expiration and maintains a 100% valuation allowance to such deferred tax assets.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




(8) LEASES

     The Company is obligated under capital leases for equipment which expire at various dates during the next five years. At September 30, 1996 and 1995, the gross amounts of equipment and related accumulated amortization recorded under capital leases were as follows:

                                                   1996           1995
                                                   ----           ----

         Equipment                            $       924      $   853
         Less accumulated amortization                249           67
                                                 --------         ----

                                              $       675      $   786
                                                 ========         ====

     The Company also has noncancelable operating leases, primarily for facilities, which expire over the next five years. Rental expense under operating leases was $1,443, $800 and $253 for the periods ended September 30, 1996, 1995 and 1994, respectively.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




     Future minimum lease payments under noncancelable leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of September 30, 1996 are:

                                                       Capital        Operating
                                                       Leases          Leases
                                                       ------          ------
         Year ending September 30:
              1997                                    $     388    $     2,627
              1998                                          313          2,752
              1999                                          229          2,647
              2000                                           98          1,870
              2001                                            -          1,493
              Thereafter                                      -          7,335
                                                       --------      ---------

                      Total minimum lease payments        1,028    $    18,724
                                                       --------      ---------

              Less amount representing
                 interest (at rates
                 ranging from 10% to 18%)                   201
                                                       --------

                      Net minimum lease payments            827

              Less current installments of
                 obligations under
                 capital leases                             286

                      Obligations under capital
                           leases, excluding
                           current installments       $     541
                                                       ========



     Under the terms of two noncancelable subleases, the Company will receive $220 over the next ten years.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)


(9) COMMITMENTS AND CONTINGENCIES

   (a) PENSION AND PROFIT SHARING PLANS

       In 1995,  the  Company  adopted a defined  contribution  401(k) plan (the
       Plan). Employees are eligible to participate in the Plan upon commencement of service. Participants may defer up to 15% of eligible compensation. Currently, the Company does not provide matching contributions for the Plan.

       NACT also sponsors a defined contribution 401(k) plan for employees who have completed one year of service and attained the age of 21.
       Participants may defer up to 15% of eligible compensation. NACT, at its discretion, may match 50% of participant contributions up to 7.5% of participant compensation. NACT made employer contributions to this plan of $60, $51 and $32 in the periods ending September 30, 1996, 1995 and 1994, respectively.

       Through September 30, 1996, NACT provided a discretionary profit sharing program for full time employees who had completed one full year of employment. Under the plan, 10% of the increase in profits based on NACT's previous highest retained earnings balance were allocated among employees determined on length of employment and salary level at the discretion of the Board of Directors. Contributions to the program were $132, $171 and $105 for the periods ended September 30, 1996, 1995 and 1994, respectively. The program was terminated on September 30, 1996.

   (b) LONG DISTANCE CARRIERS

       The Company is party to various contracts with long distance carriers pursuant to which the Company is committed to minimum service fees. The average monthly minimum commitments range from $1.6 million to $5.1 million per month over the next three years. The Company must pay the carriers for differences between the commitment amounts and the actual amounts billed.

   (c) STOCK OPTION PLANS AND STOCK BONUS AGREEMENT

       Certain employees of the Company are eligible for stock options awards of GST stock under various stock option plans. In addition, certain members of management are eligible to receive stock awards of GST stock upon achievement of certain milestones. Given that senior operating and executive management are employees of the Company, compensation expense is recognized in the financial statements of the Company. Stock compensation totaled $574, $-0- and $0 for the periods ended September 30, 1996, 1995 and 1994, respectively.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)


   (d) LEGAL PROCEEDINGS

       On August 24, 1995, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") filed a patent infringement suit against NACT alleging that telephone systems manufactured and sold by NACT incorporate prepaid calling features which infringe upon a patent issued to Aerotel in November 1987. The complaint further alleges defamation and unfair competition by NACT and seeks various damages. NACT has filed an Answer and Counterclaim denying patent infringement, committing defamation or unfair competition and seeks judgment that the Aerotel patent is invalid and that Aerotel has misused its patent in violation of antitrust laws. Based on information currently available, NACT's management is of the opinion that there will be no material impact of NACT's financial position or results of operations as a result of this suit. Accordingly, no provision for loss has been provided in the accompanying financial statements.

       The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position.

   (e) EMPLOYMENT AGREEMENTS

       The Company has entered into employment agreements with key members of management. These agreements provide for payments based upon death, disability and change of control. The agreements also contain covenants not to compete.

(10) INFORMATION RELATING TO CONSOLIDATED STATEMENTS OF CASH FLOWS

     Cash used in operations includes cash payments for interest of $1,813 and $364, and cash payments for taxes of $-0- and $264 for the years ended September 30, 1996 and 1995, respectively.

     NON-CASH INVESTING AND FINANCING ACTIVITIES WHICH AFFECT THE
     CONSOLIDATED STATEMENTS OF CASH FLOWS

     Effective  May 1, 1995,  the Company  acquired a 100%  interest in ITG. See note 2 for a discussion of the assets and liabilities acquired.

     On January 5, 1995, the Company acquired the remaining 20% of National Applied Computer Technologies, Inc. (see note 2). As a result of this transaction, the Company recorded $2,137 in other assets, $521 in liabilities, $2,241 in common stock, and a reduction of $886 to its non-controlling interest in subsidiaries account.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)


     Effective June 1, 1995, the Company acquired an additional 20% of GST Telecom (see note 2). The Company recorded $5,000 in common stock, $3,226 in other assets, and a reduction of $1,774 to its non-controlling interest in subsidiaries account related to this transaction.

     As a result of capital contributions made to GST Telecom, Inc. throughout the year ending September 30, 1995, the Company recorded $4,457 in other assets and an increase of $4,457 to its non-controlling interest in subsidiaries account.

     During the year ending September 30, 1995, the Company recorded a $200 reduction in notes receivable and a $200 increase to deferred financing costs pursuant to a loan agreement and promissory note dated July 7, 1994, whereby the Company loaned $200 to Pacwest Network, L.L.C. (Pacwest) which was repaid in full by crediting against fees payable to Pacwest in respect of financing provided by Tomen America, Inc.

     Property and equipment includes amounts in accounts payable and accrued liabilities of $18,291 and $4,363 at September 30, 1996 and 1995, respectively.

     During the year ending September 30, 1996, the Company recorded $12,817 in assets, $3,037 in liabilities, a reduction of $2,686 to minority interest, and $12,465 in common stock as a result of the 1996 acquisitions discussed in note 2.

(11) RELATED PARTY TRANSACTIONS

      During the third and fourth quarters of Fiscal 1996, the Company made payments of $5,997 and $2,970 to Magnacom Wireless, LLC (Magnacom), a company controlled by the Chief Executive Officer of the Company, as pre-payments for future PCS services. The $2,970 payment is included as an other current asset in the accompanying balance sheet, whereas the $5,997 payment is included as an other asset in the accompanying balance sheet. The Company is in the process of establishing a non-exclusive twelve year agreement with Magnacom; whereby, the Company will purchase services relating to such licenses from Magnacom for use or resale. As consideration for services provided by Magnacom to the Company, the Company will make lump sum payments to Magnacom in accordance with an agreed to schedule (with the $5,997 payment being the first of such payments) as advanced payments for the services to be provided by Magnacom. Subsequent to September 30, 1996, the Company made an additional payment of $5,426 as a pre-payment for future PCS services to Magnacom. (See note 12).

     Receivables from parent are primarily comprised of expenses paid by the Company on behalf of GST.


                                                                     (Continued)

                                  GST USA, INC.

                   Notes to Consolidated Financial Statements

                      (In thousands, except share amounts)




     The operations of the Company's Hawaiian microwave network require the use of radio licenses from the FCC. Such licenses are owned by PNI, a company controlled by the Company's Chief Executive Officer. Under agreements between the Company and PNI, (1) the Company pays a monthly fee to PNI to utilize PNI's licenses for its communications traffic and (2) PNI pays an equal monthly fee to the Company for the right to utilize the Company's facilities for other communications traffic using up to 10% of PNI's license capacity.

     Under the Tomen facility, Tomen has the right to act as procurement agent for each network project it finances. The Company has purchased equipment through Tomen at competitive prices.

(12) SUBSEQUENT EVENTS (UNAUDITED)

     NACT PUBLIC OFFERING

     In March 1997, NACT completed an initial public offering of its common stock (the "NACT Offering"), pursuant to which the Company and NACT sold one million and two million shares, respectively, of NACT's common stock, resulting in gross proceeds to the Company and NACT of $10 million and $20 million, respectively. As a result of the NACT Offering, the Company's interest in NACT has been reduced to approximately 63%.

NOTES OFFERING

     In May 1997, GST Equipment Funding, Inc., a wholly-owned subsidiary of the Company issued $265 million in senior secured notes due May 1, 2007. The notes bear interest at a rate of 13.25% with semi-annual interest payments due beginning November 1, 1997. Approximately $93.8 million of the proceeds have been set aside to fund the first six scheduled interest payments. The remainder of the net proceeds will be used to purchase and install telecommunications equipment.

MAGNACOM WIRELESS, LLC

     Magnacom and the Company have entered into a twelve-year reseller agreement (the "Magnacom Reseller Agreement") pursuant to which (i) the Company has been designated a non-exclusive reseller of PCS telephone services in the markets in which Magnacom has obtained licenses, and (ii) Magnacom has agreed to use the Company on an exclusive basis to provide switched local and long distance services, and other enhanced telecommunications services, to all of Magnacom's resellers in markets where the Company has operational networks. Magnacom agreed to sell PCS minutes to the Company at five cents per minute, subject to downward adjustment to equal the most favorable rates offered to Magnacom's other resellers (but in no event less than Magnacom's cost). Subsequent to September 30, 1996, in connection with the Magnacom Reseller Agreement, the Company paid an additional $5.4 million for a total of approximately $14.4 million as pre-payments for future PCS services.

     In addition, the Company has been granted a conditional option to acquire up to a 99% interest in Magnacom, conditioned upon Magnacom and the Company entering into an agreement for the construction and/or operation of Magnacom's facilities. The condition precedent to such option has not yet been met. Such option, if and when the condition precedent is met, shall be subject to compliance with all applicable FCC regulations relating to prior approval of any transfer of control of PCS licenses, including those relating to foreign ownership or control. Accordingly, until such time as may be permitted by FCC regulations or administrative action, the option will be initially limited to a 24% interest in Magnacom.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

GST FUNDING

         The General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, GST Funding has included in its Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the Delaware Law and to provide that GST Funding shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law.


GST USA

         Pursuant to the Delaware Law, GST USA has included in its Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the Delaware Law and to provide that GST USA shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law.


GST

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of GST is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         GST's authority to indemnify its directors and officers is governed by the provisions of Section 124 of the Canada Business Corporations Act, as follows:

         (1) INDEMNIFICATION. Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

              (a) he acted  honestly  and in good  faith with a view to the best interests of the corporation; and

              (b) in  the  case  of  a  criminal  or  administrative  action  or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

              (2) INDEMNIFICATION IN DERIVATIVE ACTIONS. A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and
(b).

              (3) INDEMNITY AS OF RIGHT. Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

              (a) was  substantially  successful on the merits in his defense of the action or proceeding, and

              (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

              (4) DIRECTORS' AND OFFICERS' INSURANCE. A corporation may purchase and maintain insurance for the benefit of any person referred to subsection (1) against any liability incurred by him

              (a) in his  capacity as a director or officer of the  corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

              (b) in his  capacity  as a director  or  officer  of another  body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

              (5) APPLICATION TO COURT. A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

              (6) NOTICE TO DIRECTOR. An applicant under subsection (5) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

              (7) OTHER NOTICE. On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

              GST's by-laws provide that every director and officer of GST and his heirs, executors, administrators and other legal personal representatives shall be indemnified and held harmless from and against (a) any liability and all costs, charges and expenses that he sanctions or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of GST.

              GST maintains a $15,000,000 directors and officers liability insurance policy.

              GST has also agreed to indemnify each director and executive officer pursuant to an indemnification agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

              (a) The following is a complete list of Exhibits filed as a part of this Registration Statement, which are incorporated herein:

         1 Placement Agreement dated May 8, 1997, by and among GST Funding, GST, GST USA, and the Placement Agents (incorporated by reference to Exhibit 10.1 to GST's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "June 10-Q").

         3.1      Certificate of Incorporation of GST Funding.

         3.2      By-laws of GST Funding.


        *3.3      Certificate of Incorporation of GST USA, as amended.

         *3.4     By-laws of GST USA.


         4.1 Indenture dated as of May 13, 1997, by and among GST Funding, GST USA, GST and United States Trust Company of New York (incorporated by reference to Exhibit 10.2 to the June 10-Q).

          5       Opinion of Olshan Grundman Frome & Rosenzweig LLP.

          8       Opinion of Olshan Grundman Frome & Rosenzweig LLP (included in
                  Exhibit 5 to this Registration Statement).

         *23.1    Consent by KPMG Peat Marwick LLP.

         *23.2    Consent of KPMG Peat Marwick Thorne.

         *23.3    Consent of KPMG Peat Marwick LLP.


         *23.4    Consent of KPMG Peat Marwick LLP

         *24.5    Consent of KPMG Peat Marwick Thorne


          23.6    Consent of Olshan Grundman Frome & Rosenzweig LLP (included in
                  Exhibit 5 to this Registration Statement).

         25       Statement of eligibility of trustee.

         99.1     Registration Rights Agreement dated May 13, 1997, by and among
                  GST   Funding,   GST  USA,  GST  and  the   Placement   Agents
                  (incorporated by reference to Exhibit 10.3 to the June 10-Q).

         99.2 Collateral Pledge and Security Agreement dated May 13, 1997, from GST Funding to United States Trust Company of New York (incorporated by reference to Exhibit 10.4 to the June 10-Q).

         99.3 Form of Letter of Transmittal for Tender of all outstanding 13 1/4% Senior Secured Notes Due 2007 in exchange for 13 1/4% Senior Secured Exchange Notes Due 2007 of GST Equipment Funding, Inc.

         99.4 Form of Tender for all outstanding 13 1/4% Senior Secured Notes Due 2007 in exchange for 13 1/4% Senior Secured Exchange Notes Due 2007 of GST Equipment Funding, Inc.

         99.5 Form of Instruction to Registered Holder from Beneficial Owner of 13 1/4% Senior Secured Notes due 2007 of GST Equipment Funding, Inc.

         99.6 Form of Notice of Guaranteed Delivery for outstanding 13 1/4% Senior Secured Notes Due 2007 in exchange for 13 1/4% Senior Secured Exchange Notes Due 2007 of GST Equipment Funding, Inc.

_____________________
*        Filed herewith.


ITEM 22. UNDERTAKINGS.

(a)      The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (4) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, GST Equipment Funding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on October 6, 1997.



                                       GST EQUIPMENT FUNDING, INC.


                                       By:                  *
                                          ------------------------------
                                          John Warta,
                                          President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities on October 6, 1997.


      SIGNATURE                                 TITLE

           *
--------------------------   President, Chief Executive Officer (Principal
    (John Warta)             Executive Officer) and Director

           *
--------------------------   Vice President and Chief Financial Officer
    (Daniel L. Trampush)     (Principal Financial Officer)

           *
--------------------------   Vice President, Treasurer and Assistant Secretary
    (Clifford V. Sander)     (Principal Accounting Officer) and Director


/S/ STEPHEN IRWIN            Senior Vice President, Secretary and Director
------------------------
    (Stephen Irwin)



*By   /S/ STEPHEN IRWIN
      -----------------
         Stephen Irwin
         Attorney-In-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, GST USA, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on October 6, 1997.


                                       GST USA, INC.


                                       By:     /S/ JOHN WARTA
                                               -------------------------
                                               John Warta,
                                               Chairman of the Board


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John Warta, Daniel Trampush, Clifford V. Sander and Stephen Irwin, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 6, 1997.


          SIGNATURE                         TITLE

    /S/ JOHN WARTA
--------------------------    Chairman of the Board, Chief Executive Officer and
        John Warta            Director (Principal Executive Officer)

   /S/ DANIEL TRAMPUSH
-------------------------    Senior Vice President and Chief Financial Officer
       Daniel Trampush       (Principal Financial Officer)

   /S/ CLIFFORD V. SANDER
--------------------------   Senior Vice President, Treasurer, Chief Accounting
      (Clifford V. Sander)   Officer and Director (Principal Accounting Officer)

   /S/ STEPHEN IRWIN
--------------------------   Senior Vice President, Secretary and Director
      (Stephen Irwin)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, GST Telecommunications, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on October 6, 1997.

                                 GST TELECOMMUNICATIONS, INC.

                                 By:               *
                                    ----------------------------------
                                    John Warta,
                                    Chairman of the Board and
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities on October 6, 1997.

       SIGNATURE                                   TITLE

             *
--------------------------    Chairman of the Board, Chief Executive Officer
       (John Warta)           (Principal Executive Officer) and Director

             *
--------------------------    Senior Vice President, Treasurer and Chief
    (Clifford V. Sander)      Accounting Officer (Principal Accounting Officer)

             *
--------------------------    Senior Vice President and Chief Financial Officer
    (Daniel L. Trampush)      (Principal Financial Officer)

-------------------------     Vice Chairman of the Board and Director
  (W. Gordon Blankstein)

/S/ STEPHEN IRWIN
-------------------------     Vice Chairman of the Board, Secretary and Director
  (Stephen Irwin)

-------------------------     President, Chief Operating Officer and Director
  (Joseph A. Basile, Jr.)

             *                Director
-------------------------
  (Robert Hanson)

             *                Director
-------------------------
  (Ian Watson)

             *                Director
-------------------------
(Peter E. Legault)

             *                Director
-------------------------
(Jack G. Armstrong)

             *                Director
-------------------------
 (Mitsuhiro Naoe)

             *                Director
-------------------------
(Joseph G. Fogg, III)

                              Director
-------------------------
(Thomas E. Sawyer

                              Director
-------------------------
(A. Roy Megarry)

The Company's Authorized
Representative in the United States

           *
-------------------------
Robert H. Hanson

*By  /S/ STEPHEN IRWIN
-------------------------
         Stephen Irwin
         Attorney-In-Fact

                                  EXHIBIT INDEX

         1 Placement Agreement dated May 8, 1997, by and among GST Funding, GST, GST USA, and the Placement Agents (incorporated by reference to Exhibit 10.1 to GST's Annual Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (the "June 10-Q")).

         3.1      Certificate of Incorporation of GST Funding.

         3.2      By-laws of GST Funding.


         *3.3     Certificate of Incorporation of GST USA, as amended.

         *3.4     By-laws of GST USA.


         4.1 Indenture dated as of May 13, 1997, by and among GST Funding, GST USA, GST and United States Trust Company of New York (incorporated by reference to Exhibit 10.2 to the June 10-Q).

          5       Opinion of Olshan Grundman Frome & Rosenzweig LLP.

          8       Opinion of Olshan Grundman Frome & Rosenzweig LLP (included in
                  Exhibit 5 to this Registration Statement).

         *23.1    Consent by KPMG Peat Marwick LLP.

         *23.2    Consent of KPMG Peat Marwick Thorne.

         *23.3    Consent of KPMG Peat Marwick LLP.

         *23.4    Consent of KPMG Peat Marwick LLP

         *24.5    Consent of KPMG Peat Marwick Thorne

          23.6    Consent of Olshan Grundman Frome & Rosenzweig LLP (included in
                  Exhibit 5 to this Registration Statement).

         25       Statement of eligibility of trustee.

         99.1     Registration Rights Agreement dated May 13, 1997, by and among
                  GST   Funding,   GST  USA,  GST  and  the   Placement   Agents
                  (incorporated by reference to Exhibit 10.3 to the June 10-Q).

         99.2 Collateral Pledge and Security Agreement dated May 13, 1997, from GST Funding to United States Trust Company of New York (incorporated by reference to Exhibit 10.4 to the June 10-Q).

         99.3 Form of Letter of Transmittal for Tender of all outstanding 13 1/4% Senior Secured Notes Due 2007 in exchange for 13 1/4% Senior Secured Exchange Notes Due 2007 of GST Equipment Funding, Inc.

         99.4 Form of Tender for all outstanding 13 1/4% Senior Secured Notes Due 2007 in exchange for 13 1/4% Senior Secured Exchange Notes Due 2007 of GST Equipment Funding, Inc.

         99.5 Form of Instruction to Registered Holder from Beneficial Owner of 13 1/4% Senior Secured Notes due 2007 of GST Equipment Funding, Inc.

         99.6 Form of Notice of Guaranteed Delivery for outstanding 13 1/4% Senior Secured Notes Due 2007 in exchange for 13 1/4% Senior Secured Exchange Notes Due 2007 of GST Equipment Funding, Inc.

------------------------
*        Filed herewith.